As  filed  with  the Securities and Exchange Commission on January 22, 1999
     Registration  No.  333-61141



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 _______________

                                 FAS GROUP, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE     8111     74-2883579
     (State  or  other  jurisdiction  of     (Primary  Standard  Industrial
(I.R.S.  Employer
     incorporation  or  organization)     Classification  Code  Number)
Identification  Number)

          JACK  A.  ALEXANDER,  CHAIRMAN  &  CEO
          FAS  GROUP,  INC.
     16935  WEST  BERNARDO DRIVE, SUITE 107     16935 WEST BERNARDO DRIVE, SUITE
107
     SAN  DIEGO,  CALIFORNIA  92127     SAN  DIEGO,  CALIFORNIA  92127
     (619)  487-1350     (619)  487-1350
     (Address,  including  zip  code,  and  telephone number     (Name, address,
including  zip  code,  and
     including area code, of registrant's principal Executive offices) telephone number including area code, of agent for service)

     Copies  to:
     ROBERT  L.  SONFIELD,  JR.,  ESQ.     JAMES  F.  CULLEN,  ESQ.
     SONFIELD  &  SONFIELD     FAS  WEALTH  MANAGEMENT  SERVICES,  INC.
     770  S.  POST  OAK  LANE     2323  STICKNEY  POINT  ROAD
     HOUSTON,  TEXAS  77056     SARASOTA,  FLORIDA  34231
     (713)  877-8333     (941)  365-4200
     FACSIMILE:  (713)  877-1547     FACSIMILE:  (941)  366-4840

APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General
Instruction  G,  check  the  following  box.  [   ]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
                                    A FURTHER
   AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
       THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
           SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT
                   SHALL BECOME EFFECTIVE ON SUCH DATE AS THE
                         COMMISSION, ACTING PURSUANT TO
                             SAID SECTION 8(A), MAY
                                    DETERMINE

                         Calculation of Registration Fee


Title of Each Class of                                     Proposed Maximum      Proposed Maximum
Securities to be                           Amount to be   Offering Price Per    Aggregate Offering       Amount of
Registered                                  Registered         Unit(1)               Price(1)        Registration Fee
-----------------------------------------  ------------  --------------------  --------------------  -----------------

Common Stock                                  1,961,000  $               0.84  $          1,641,943  $          497.56
Common Stock Underlying Redeemable
   Class A Common Stock Purchase Warrants       750,000  $               5.00             3,750,000  $        1,136.36
Common Stock Underlying Warrants                 22,800  $               3.29                75,012  $           22.73
Common Stock Underlying Incentive
   Stock Options                                134,064  $               1.40               187,689  $           56.88
Common Stock Underlying Stock Options           655,000  $               0.60               393,000  $          119.09
                                                                               --------------------  -----------------
             TOTAL                                                             $          6,047,644  $        1,832.62
=========================================                                      ====================  =================


 (1) The Registration Fee is based upon the book value of the Common Stock of FAS at September 30, 1998 pursuant to Rule 457(f)(2).




                      FAS WEALTH MANAGEMENT SERVICES, INC.
                      ------------------------------------
    SouthTrust Bank Plaza    1800 Second Street, Suite 780    Sarasota, Florida
                                      34236



                                January 21, 1999

DEAR  SHAREHOLDER:

     Enclosed are materials relating to a Merger of FAS Wealth Management Services, Inc., a Florida corporation ("FAS Wealth"), with FAS Wealth Management Services, Inc., a newly formed wholly-owned Delaware subsidiary ("FAS Wealth Delaware") of FAS Group, Inc., a Delaware corporation, ("FAS") with FAS Wealth surviving the merger. The Merger was effected as of the 31st day of August, 1998 and is intended to be finalized on the twentieth day after the date of this Information Statement and will result in (i) FAS Wealth's name being unchanged as FAS Wealth Management Services, Inc. (ii) shares of common stock of FAS Wealth being converted into the right to receive .5872 shares of common stock of FAS for each share of common stock of FAS Wealth owned by you as of the date of Merger (iii) FAS Wealth to be incorporated under the laws of Delaware after the Merger; and (iv) FAS Wealth Delaware being a wholly owned subsidiary of FAS whose Certificate of Incorporation authorizes FAS to issue (A) 25,000,000 shares of Class A Common Stock, par vale $.001 per share, (B) 1,000,000 shares of Class B Common Stock; and (c) 1,000,000 shares of Preferred Stock, with a par value of $.001 per share.

     The Board of Directors of FAS and shareholders owning approximately 51% of the outstanding common stock of FAS Wealth as of July 31, 1998 carefully considered means to facilitate the growth of FAS Wealth and maximize the potential of its Affinity Marketing Program and concluded the Merger to be an integral part of the process and in the best interests of FAS Wealth and its shareholders.

     FAS urges you to follow the instructions set forth in the enclosed Information Statement under the section entitled "Merger with FAS -- How to Exchange FAS Wealth Common Stock for FAS Common Stock" if you elect to surrender the FAS Wealth Certificate(s) representing your shares for certificates representing shares of common stock of FAS. If you wish to dissent from the Merger and seek a judicial determination of the value of your shares, you may do so by following the instructions in the Information Statement section entitled "Merger with FAS -- Rights of Dissenting Shareholders."

     Sincerely,


     /s/Guy  S.  Della  Penna
     ------------------------
     Guy  S.  Della  Penna,  President

     2
                  SUBJECT TO COMPLETION, DATED JANUARY 22, 1999

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                            INFORMATION STATEMENT OF

                      FAS WEALTH MANAGEMENT SERVICES, INC.
                             (A FLORIDA CORPORATION)

                                       AND

                          PROSPECTUS OF FAS GROUP, INC.
                            (A DELAWARE CORPORATION)


     This Information Statement is being furnished to holders of the common stock, par value $.002 per share (the "FAS Wealth Common Stock"), of FAS Wealth to inform the holders that the board of directors of FAS Wealth (the "Board of Directors") and holders of shares representing approximately 51% (the "Majority Holders") of the outstanding shares of FAS Wealth Common Stock have authorized, by written consent dated July 31, 1998, the Merger of FAS Wealth with FAS Wealth Delaware, a wholly owned subsidiary of FAS with FAS Wealth surviving the merger (the "Merger") as a Delaware corporation and the continuation of FAS Wealth's name as FAS Wealth Management Services, Inc. The Merger was effected on the
31st day of August, 1998 and is intended to be finalized on the twentieth day after the date of this Information Statement or as soon as practicable thereafter (the "Effective Date"). The close of business on July 31, 1998 has been fixed by the Board of Directors as the record date for determining the stockholders of FAS Wealth entitled to notice of the Merger.

               MANAGEMENT IS NOT ASKING FOR YOUR PROXY AND YOU ARE

                       REQUESTED NOT TO SEND US YOUR PROXY

     On the 31st day of August, 1998, FAS Wealth Delaware, a newly formed wholly owned Delaware subsidiary of FAS will merge with and into FAS Wealth, pursuant to an Agreement and Plan of Merger (the "Plan of Merger") among FAS Wealth, certain stockholders of FAS Wealth, FAS and FAS Wealth Delaware dated May 7, 1998.

     On the Effective Date, holders of FAS Wealth Common Stock will receive .5872 shares of common stock of FAS, par value $.001, ("FAS Common Stock") for each share of FAS Wealth Common Stock owned by each such holder as of the day preceding the Effective Date of the Merger with any resulting fractional FAS Common Stock interests being canceled in exchange for cash in an amount (without interest) equal to the product of $0.065 and the number of shares of FAS Wealth Common Stock represented by any such fraction (the "Cancellation Price"). No certificates for fractional shares of FAS Common Stock will be issued and all such fractional shares of FAS Common Stock interests will be canceled. Holders of such fractional interests will have only the right to receive the Cancellation Price in cash for such interests.

     Enclosed herewith is a form letter of transmittal with instructions for effecting the surrender of the certificate or certificates which immediately prior to the Effective Date represented issued and outstanding shares of FAS Wealth Common Stock ("FAS Wealth Certificates"), in exchange for certificates representing FAS Common Stock ("FAS Certificates"). Upon surrender of an FAS Wealth Certificate for cancellation to FAS together with a duly executed letter of transmittal, the holder of such FAS Wealth Certificate will, subject to the restrictions applicable to fractional shares, be entitled to receive, as soon as practicable after the Effective Date, in exchange therefor, an FAS Certificate representing that number of shares of FAS Common Stock into which the shares of FAS Wealth Common Stock theretofore represented by the FAS Wealth Certificate so surrendered will have been converted pursuant to the provisions of the Plan of Merger, and the FAS Wealth Certificate so surrendered will forthwith be canceled.

     The Merger also results in (i) FAS Wealth Delaware which may grant officers and directors greater protection from personal liability than Florida law and provides anti-takeover protections that may not be available under Florida law and (ii) some of the officers and directors of FAS Wealth as constituted immediately prior to the Merger becoming officers and directors of FAS along with the persons who are currently officers and directors of FAS (the "New Board of Directors"). See "Certain Considerations Related to the Merger -Directors and Officers of FAS following the Merger."

     FAS has adopted the FAS Group, Inc. Stock Incentive Plan (the "Stock Incentive Plan"). Therefore, as a part of the Merger, the Stock Incentive Plan will permit the New Board of Directors or a special committee of the New Board of Directors to award three types of stock incentives to directors, officers and certain key employees of FAS and FAS Wealth Delaware. Such discretionary stock incentives could include stock options, stock appreciation rights, and "restricted" stock. See "Information Concerning FAS - Management of FAS - Stock Incentive Plan."

     The purpose of this Information Statement/Prospectus is to inform holders of FAS Wealth Common Stock who have not given FAS Wealth their written Consent to the foregoing corporate actions of such actions and their effects and, as required by Florida law, to give any holder of FAS Wealth Common Stock who so desires the right to dissent from the Merger and to receive the "fair value" of his FAS Wealth Common Stock in lieu of FAS Common Stock and any cash for canceled FAS fractional share interests to which such holder would otherwise be entitled in the Merger. See "Certain Considerations Related to the Merger - Rights of Dissenting Shareholders."

     As of November 30, 1998, 2,664,560 shares of FAS Wealth Common Stock were issued and outstanding.


     iv

     iv

                                          TABLE OF CONTENTS



AVAILABLE INFORMATION                                                                              1
INCORPORATION OF DOCUMENTS BY REFERENCE                                                            1
CAUTIONARY STATEMENTS                                                                              1
SUMMARY                                                                                            3
Overview                                                                                           3
Parties to the Merger                                                                              3
FAS Group, Inc.                                                                                    3
FAS Wealth Management Services, Inc., a Florida corporation                                        3
FAS Wealth Management Services Inc., a Delaware corporation                                        3
The Merger                                                                                         4
Delivery of Shares                                                                                 4
Certain Tax Considerations                                                                         4
Effect of the Merger on Employees and Employee Benefits                                            4
Accounting Treatment and Appraisal Rights                                                          4
Summary Historical Consolidated Financial Data of FAS
Wealth Florida                                                                                     4
Summary Unaudited Consolidated Financial Data                                                      5
Risk Factors                                                                                       5
Summary Consolidated Financial Data                                                                6
RISK FACTORS                                                                                      10
General Securities Business Risks                                                                 10
Market Acceptance of Affinity Group Products                                                      10
Reduced Revenues Due to Economic, Political and Market Conditions                                 10
Reduced Revenues Due to Declining Market Volume, Price or Liquidity                               10
Possibility of Losses Associated with Underwriting Activities                                     11
Net Capital Requirements                                                                          11
Potential Reduction in Revenues                                                                   11
Significant Fluctuations in Quarterly Operating Results                                           11
Competition for Retaining and Recruiting Personnel                                                12
Significant Competition from Larger Securities Firms                                              12
Regulation                                                                                        13
Potential Conflicts of Interest                                                                   14
Possibility of Losses Associated with Principal and Trading Activities                            14
Litigation and Potential Securities Laws Liability                                                14
Dependence on Affinity Group Marketing Strategy                                                   15
Dependence on Cash Inflows to Mutual Funds                                                        15
Management of Growth                                                                              15
Dependence on Systems and Third Parties                                                           15
Dependence Upon Availability of Capital and Funding                                               16
Uncertainty of Name Availability                                                                  16
Absence of Dividends                                                                              16
Corporate Governance Controlled by Insiders                                                       16
No Assurance of Public Market for Common Stock                                                    17
Anti-Takeover Provisions                                                                          17
Lack of Independent Fairness Opinion                                                              17
Effect of Exercise of Stock Options Granted Under Stock
Incentive Plan                                                                                    17
Possible Issuance of Additional Shares                                                            18
UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS                                             18
CERTAIN CONSIDERATIONS RELATED TO THE MERGER                                                      23
Background                                                                                        23
The Merger                                                                                        23
FAS Wealth Florida's Reasons for the Merger; Recommendation
of FAS Wealth
 Florida's Board of Directors                                                                     23
Opinion of FAS Wealth Florida's Board of Directors                                                23
Directors and Officers of FAS Following the Merger                                                23
Rights of Dissenting Shareholders                                                                 27
THE MERGER                                                                                        28
General                                                                                           28
Closing; Effective Date                                                                           30
Representations and Warranties                                                                    30
Post-Closing Matters                                                                              30
Incentive Stock Option                                                                            30
Dividend Policy                                                                                   30
Market for Common Equity and Related Stockholder Matters                                          30
CERTAIN TAX CONSIDERATIONS                                                                        31
Taxpayer Relief Act                                                                               32
Back-Up Withholding Requirements                                                                  32
INFORMATION CONCERNING FAS                                                                        32
FAS Management's Discussion and Analysis of Financial
Condition and Results of Operations                                                               33
Overview                                                                                          33
Liquidity and Capital Resources.                                                                  33
Business of FAS                                                                                   33
Overview                                                                                          33
The Industry Background                                                                           34
Employment                                                                                        34
Growth Strategy                                                                                   34
Accounting, Administration and Operations                                                         35
Competition                                                                                       35
Legal Proceedings                                                                                 36
Risk Management                                                                                   36
Regulation                                                                                        37
Net Capital Requirments                                                                           38
Management of FAS                                                                                 39
Directors and Executive Officers                                                                  39
Compensation of Executive Officers                                                                39
Compensation of Directors                                                                         40
Stock Incentive Plan                                                                              40
General Provisions of the Stock Incentive Plan                                                    40
Stock Options and Stock Appreciation Rights                                                       40
Restricted Stock                                                                                  41
Tax Information                                                                                   42
Limitations of Liability and Indemnification of Directors                                         43
Principal Stockholders of FAS                                                                     43
Description of FAS Capital Stock                                                                  44
Common Stock                                                                                      45
Preferred Stock                                                                                   46
Warrants                                                                                          46
Shares Eligible for Future Sale                                                                   46
INFORMATION CONCERNING FAS WEALTH                                                                 47
General                                                                                           47
Acquisition of Registered Representatives                                                         47
Operations Office                                                                                 48
Licensing                                                                                         48
Objective of Management                                                                           48
Affinity Group Marketing Strategy                                                                 49
Market Making Activities                                                                          51
Growth Strategy                                                                                   51
Competition                                                                                       51
Regulation                                                                                        52
FAS Wealth Florida Selected Historical Financial Data                                             53
FAS Wealth Florida Management's Discussion and Analysis
of Financial Condition and Results of Operations                                                  53
Regulatory Net Capital                                                                            54
Management of FAS Wealth Florida                                                                  55
Directors and FAS Wealth Florida Officers                                                         55
Employment Agreements                                                                             55
Principal Stockholders of FAS Wealth Florida                                                      55
COMPARATIVE RIGHTS OF STOCKHOLDERS                                                                56
Significant Changes in FAS Wealth Florida's Charter and By-laws
to be Implemented by the Merger                                                                   56
Change of Corporate Name                                                                          56
Limitation of Liability                                                                           56
Indemnification                                                                                   58
Defenses Against Hostile Takeovers                                                                59
Introduction                                                            ERROR! BOOKMARK NOT DEFINED.
Authorized Shares of Capital Stock                                                                60
Stockholder Meetings                                                                              60
Classified Board of Directors and Removal of Directors.                                           60
Restriction of Maximum Number of Directors and Filling Vacancies
on the Board of Directors                                                                         61
Stockholder Vote Required to Approve Business Combinations
with Related Persons                                                                              61
Advance Notice Requirements for Nomination of Directors and Proposal
of New Business at Annual Stockholder Meetings                                                    62
Supermajority Voting Requirement for Amendment of Certain
Provisions of the Certificate of Incorporation                                                    62
Certain Significant Differences Between the Corporation Laws
of Florida and Delaware                                                                           62
Dividends                                                                                         63
Right to Inspect Books and Records                                                                63
Interested Director Transactions                                                                  63
Special Meetings of Shareholders                                                                  63
Sequestration of Shares                                                                           64
Certain Actions                                                                                   64
Tender Offer and Business Combination Statutes                                                    64
Dissenters' Rights                                                                                65
LEGAL MATTERS                                                                                     65
EXPERTS                                                                                           65
INDEX TO FINANCIAL STATEMENTS                                           F - 1



Annex  A     Agreement  and  Plan  of  Merger**
Annex  B     Certificate  of  Incorporation  of  FAS  Group,  Inc.  **
Annex  C     FAS  Stock  Incentive  Plan**
Annex  D     Florida  Statute  Describing  Dissenters'  Rights**
Annex  E     Letter  of  Transmittal**
________________________
**  Previously  Filed.

                   AVAILABLE INFORMATION AVAILABLE INFORMATION

     FAS Wealth files reports and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial position, results of operations and other matters. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's Web site (http://www.sec.gov).

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS INFORMATION STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FAS, FAS WEALTH OR ANY OTHER PERSON. THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS INFORMATION STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FAS WEALTH OR FAS SINCE THE DATE OF THIS INFORMATION STATEMENT/ PROSPECTUS.


 INCORPORATION OF DOCUMENTS BY REFERENCE INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by FAS Wealth are incorporated by reference in this Information Statement/Prospectus:

     1. FAS Wealth's Annual Report on Form 10-K for the year ended December 31, 1997;

     2. FAS Wealth's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

     All documents and reports filed by FAS Wealth pursuant to the Exchange Act after the date of this Information Statement/Prospectus and prior to the offering date of FAS Common Stock in exchange for FAS Wealth Common Stock is completed, shall be deemed to be incorporated by reference in this Information Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Information Statement/Prospectus, except as so modified or superseded.

     7

     All documents and reports filed by FAS Wealth pursuant to the Exchange Act after the date of this Information Statement/Prospectus and prior to the offering date of FAS Common Stock in exchange for FAS Wealth Common Stock is completed, shall be deemed to be incorporated by reference in this Information Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Information Statement/Prospectus, except as so modified or superseded.


                   CAUTIONARY STATEMENTS CAUTIONARY STATEMENTS

     This Information Statement/Prospectus contains statements relating to future results of each of FAS, FAS Wealth and the Surviving Corporation (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions; regulatory conditions; integration of acquisitions; and competitive product and pricing pressures, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the filings of FAS, FAS Wealth and the Surviving Corporation made with the Commission.

     When used in this Information Statement/Prospectus with respect to each of FAS, FAS Wealth and the Surviving Corporation the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include those risks, uncertainties and risk factors identified in this Information Statement/Prospectus under the headings "Risk Factors," "FAS Management's Discussion and Analysis of Financial Condition and Results of Operations" and "FAS Wealth Management's Discussion and Analysis of Financial Condition and Results of Operations." Neither FAS nor FAS Wealth undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
                                 SUMMARY SUMMARY

     The following is a summary of certain information contained elsewhere in this Information Statement/Prospectus. This summary is not intended to be complete and is qualified in all respects by reference to the more detailed information and financial statements contained elsewhere or incorporated by reference in this Information Statement/Prospectus and the Annexes hereto. Stockholders are urged to read this Information Statement/Prospectus and the Annexes hereto in their entirety.

                                OVERVIEW Overview

PARTIES  TO  THE  MERGER  Parties  to  the  Merger

Three companies and their shareholders are affected by the Merger described in this Prospectus.

     FAS Group, Inc. FAS Group, Inc.("FAS"). FAS was incorporated under the business corporation laws of the State of Delaware on June 23, 1998. The founder of FAS, Jack Alexander, pioneered the registered representative-independent contractor form of doing business to build a nationwide, full service brokerage firm. He founded First Affiliated Securities and attracted over 1,000 associated brokers in approximately 400 offices. Firms in which Mr. Alexander has presided over have been responsible for underwriting more than 100 new securities issues and raised over $1 billion for companies in both private and public offerings.

     FAS through its subsidiary, FAS Wealth Delaware is a full service investment banking firm focused on investment banking, institutional brokerage and asset management.

     The business of FAS is, and after completion of the Merger will continue to be, located at 16935 West Bernardo Drive, Suite 107, San Diego, California 92127. Its telephone number is (619) 487-1350.

     FAS Wealth Management Services, Inc., a Florida corporationFAS Wealth Management Services, Inc., a Florida corporation. FAS Wealth is engaged in the development, marketing and distribution of non-securities and securities related products and services to affinity groups and the public at large. FAS Wealth is capable of engaging in substantially all aspects of the life and health insurance business and the securities business. FAS Wealth is registered as a securities broker/dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended, as a Registered Investment Advisor under the Investment Advisor Act of 1940, as amended, and also is registered as such under various state securities laws. FAS Wealth is a member of the National Association of Securities Dealers, Inc., Securities Investor Protection Corporation and the Municipal Securities Rule Making Board. As a result of the Merger, FAS Wealth intends to expand its business activities with respect to marketing its non-securities and securities related products and services.

     The business office of FAS Wealth is, and after completion of the Merger will continue to be, located at 2323 Stickney Point Road, Sarasota, Florida 34231. Its telephone number is 941-921-9700.

FAS  Wealth  Management  Services  Inc.,  a  Delaware  corporation  FAS  Wealth
Management Services Inc., a Delaware corporation FAS Wealth Delaware was incorporated on June 23, 1998, for the sole purpose of the Merger described in this Prospectus. FAS Wealth Delaware had no business operations or significant capital and did not engage in any active business prior to the merger with and into FAS Wealth.


                              THE MERGER The Merger

     FAS Wealth Delaware merged with and into FAS Wealth, with FAS Wealth continuing as the "Surviving Corporation." The Merger became effective on the 31st day of August, 1998 upon filing with the Secretary of State of the State of Delaware and the Department of State of the State of Florida, a duly executed Certificate of Merger, in the form required by and in accordance with the Delaware General Corporation Law ("DGCL") and the Florida Business Corporation Act ("BCA"), as provided in the Certificate of Merger.

     Delivery of SharesDelivery of Shares. Pursuant to the Merger Agreement, each share of FAS Wealth Common Stock, issued and outstanding at the close of business, July 31, 1998 will be converted into the right to receive the .5872 duly authorized, validly issued, fully paid and nonassessable shares of FAS Common Stock. Each holder of an outstanding certificate of FAS Wealth Common Stock, upon surrendering thereof to the Transfer Agent, shall be entitled to receive in exchange therefor a certificate or certificates of FAS at any time after the Effective Date. The certificate or certificates representing shares of FAS Common Stock will represent the number of whole shares of FAS Common Stock into and for which the shares of FAS Wealth Common Stock represented by the surrendered certificate have been converted.

     Certain Tax ConsiderationsCertain Tax Considerations. FAS Wealth and FAS will receive, prior to the Effective Date of the Merger, the opinion of Sonfield & Sonfield to the effect that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by FAS or FAS Wealth as a result of the Merger; and (iii) no gain or loss will be recognized by FAS Wealth's stockholders upon the receipt of FAS Common Stock solely in exchange for FAS Wealth Common Stock in connection with the Merger (except with respect to cash received in lieu of a fractional interest in FAS Common Stock). See "Certain Tax Considerations."

     Effect of the Merger on Employees and Employee BenefitsEffect of the Merger on Employees and Employee Benefits. FAS assumed in the Merger all employment, compensation, and benefit agreements and plans relating to employees of FAS
Wealth, including without limitation, all employment contracts, change of control agreements, severance, and indemnity agreements with such employees and former employees, all FAS Wealth employee benefit plans, all grants and awards under FAS Wealth 1995 Stock Option Plan relating to current FAS Wealth employees; and any other agreements or obligations set forth in the Agreement and Plan of Merger.

     Appraisal RightsAccounting Treatment and Appraisal Rights. No shares of FAS Common Stock shall be issued in respect of any shares of FAS Wealth Common Stock, the holders of which shall object to the Merger in writing and demand payment of the value of their shares pursuant to the Florida Business
Corporation Act (the "Act") and as a result payment therefore is made, such holders to have only the rights provided by such Act.


                                   SUMMARY HISTORICAL FINANCIAL DATA OF
             FAS WEALTH Summary Historical Consolidated Financial Data of FAS Wealth Florida

     YEAR  ENDED  DECEMBER  31     9  MONTHS

                                 1993        1994         1995         1996         1997         1998

Statement of Operations Data:

Revenue                        $825,433   $1,866,299   $2,797,172   $3,000,044   $4,172,716   $2,576,416
Operating Loss                 $455,835   $   96,772   $  140,477   $  236,014   $  132,792      218,154
Net Loss                       $ 446101   $   67,080   $  115,879   $  212,045   $  105,239      218,154
Net Loss Per Share             $ (1.055)  $    (.158)  $    (.254)  $    (.088)  $     (.04)  $     (.08)
Weighted Average Shares
Outstanding                     423,000      440,833      462,833    2,491,490    2,675,485    2,664,560


                               SUMMARY UNAUDITED CONSOLIDATED FINANCIAL DATA

     The  following table presents summary consolidated financial data for FAS Wealth, as adjusted for the effect  of  the  Merger  as  if  the  Merger  were  consummated  on  January  1,  1998:

                                               YEAR  ENDED  DECEMBER  31                         9  MONTHS
                                  1993        1994         1995         1996        1997(1)       1998
Statement of Operations Data:
Revenue                        $ 825,433   $1,866,299   $2,797,172   $3,000,044   $4,172,716   $3,777,161
Operating Loss                  (455,835)     (96,772)    (140,477)    (236,014)    (132,792)     329,419
Net Loss                          446101       67,080      115,879      212,045      105,239      329,419
Net Loss Per Share                (1.055)       (.158)       (.254)       (.088)        (.04)        (.08)
Weighted Average Shares
Outstanding                      423,000      440,833      462,833    2,491,490    2,675,485    5,284,000

___________________________
(1)     Because  FAS  Group,  Inc. had no operations prior to and in 1997, FAS Wealth's operations are the same  as  the  consolidated  statement  of  operations.


                            RISK FACTORS Risk Factors

     The securities offered hereby are speculative and involve a high degree of risk and immediate and substantial dilution. Potential risks include, among others: risks associated with the securities business, lack of assurance of a public market, dependence on key personnel, possibility of losses from principal and trading activities, possible price volatility of the shares and no payments of dividends. See "Risk Factors."

     SUMMARY CONSOLIDATED FINANCIAL DATA Summary Consolidated Financial Data

     The following summary historical consolidated financial data of FAS Wealth has been derived from the historical financial statements and should be read in conjunction with such financial statements and notes thereto, which are included elsewhere herein. The unaudited consolidated balance sheet at December 31, 1997 has been derived from the audited financial statements of FAS Wealth for the year ended December 31, 1997 and the unaudited financial statements of FAS as of and for the nine months ended September 30, 1998, Consolidated Statement of Operations has been derived from the unaudited financials and the parent and subsidiary.

                                     FAS GROUP, INC.
                               CONSOLIDATED BALANCE SHEETS


ASSETS                                      Dec. 31      Dec. 31    Sept. 30
                                             1996        1997         1998
                                          ----------  -----------  -----------

  Cash                                    $       -   $  127,791   $   51,565
  Organization Costs                              -            -       57,544
  Receivables
    Broker dealers                           40,306       45,406            -
    Correspondent brokers                   122,201       68,766      253,699
    Customers                                13,000       13,105            -
    Affiliates and employees                  3,650       18,363       74,923
    Other                                                 14,847        2,448
  Furniture, fixtures and
       Equipment at cost, net of
           Accumulated depreciation          37,192       27,343       24,837
  Deposits with clearing organizations       43,742       45,157      140,510
  Other deposits                              1,934        1,934        1,934
  Syndication costs                               -       15,000            -
  Equity Securities                               -            -      587,600
  Trading Account                                 -            -      851,348
                                          ----------  -----------  -----------

                                          $ 262,025   $  380,236   $2,046,408
                                          ==========  ===========  ===========


    LIABILITIES AND STOCKHOLDERS' EQUITY

  LIABILITIES:
    Accounts payable                      $  36,483   $  107,465       38,477
    Commissions payable                     143,566      101,291      179,474
    Federal Income Tax Payable                    -            -      186,515
                                          ----------  -----------  -----------
                                            180,049      208,756      404,466
                                          ----------  -----------  -----------

  STOCKHOLDERS' EQUITY
    Preferred Stock                             -0-          -0-          -0-
    Common Stock                              4,983        7,775        5,284
    Stock warrants                            4,410        4,410          884
    Additional paid-in-capital              913,688    1,105,639    2,439,216
    Accumulated deficit                    (841,105)    (946,344)    (803,442)
                                          ----------  -----------  -----------

      TOTAL STOCKHOLDERS' EQUITY             81,976      171,480    1,641,943
                                          ----------  -----------  -----------

                                          $ 262,025   $  380,236   $2,046,408
                                          ==========  ===========  ===========


                                    FAS GROUP, INC.
                          CONSOLIDATED STATEMENT OF OPERATIONS



                                                  YEAR ENDED             NINE MTHS ENDED
                                         -------------------------------  -------------
                                           DECEMBER        DECEMBER       SEPTEMBER 30
                                             1996            1997             1998
                                         ------------  -----------------  -------------
     REVENUE
  Commissions                            $ 2,909,749   $      3,723,815   $   2,006,123
  Underwriting Fees                           32,500            304,002         209,920
  Other                                       57,795            144,899         361,118
  Consulting Fee                                   -                  -       1,200,000
                                         ------------  -----------------  -------------

                                           3,000,044          4,172,716       3,777,161
                                         ------------  -----------------  -------------

     EXPENSES
  Employer compensation and benefits         345,561            406,052         316,550
  Commissions                              2,275,456          3,131,258       1,964,680
  Clearing charges and regulatory fees       262,542            346,223         116,754
  Occupancy and equipment rental             125,968            130,494          84,024
  Depreciation                                11,844             10,811           7,769
  Other Operating Expenses                   214,687            280,670         957,962
                                         ------------  -----------------  -------------

                                           3,236,058          4,305,508       3,447,744
                                         ------------  -----------------  -------------

     OPERATING INCOME (LOSS)                (236,014)          (132,792)        329,419

     OTHER INCOME
  Rent                                        23,969             27,553               -

    FEDERAL INCOME TAX                             -                  -               -
                                         ------------  -----------------  -------------

    NET INCOME (LOSS)                    $  (212,045)  $       (105,239)  $     329,419
                                         ============  =================  =============


     Net income of $329,419 takes into consideration the net loss carryforward of FAS Wealth resulting in a zero tax liability at September 30, 1998.


                                           FAS GROUP, INC.
                                CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                             YEAR ENDED               NINE MTHS ENDED
                                                    --------------------------------  ---------------
                                                     DECEMBER 31      DECEMBER 31      SEPTEMBER 30
                                                        1996             1997              1998
                                                    -------------  -----------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (loss)                                 $   (212,045)  $       (105,239)  $     329,419
                                                    -------------  -----------------  --------------
  Adjustments to reconcile net income (loss) to
      net cash used in operating activities:
    Depreciation                                          11,844             10,811           6,817
    (Increase) decrease in operating assets:
    Receivables:
    Broker dealers                                          (963)            (5,100)
    Correspondent brokers                                 20,772             53,435        (139,527)
    Customers                                            (13,000)              (105)
    Affiliates and employees                              (3,650)           (14,847)        (31,056)
    Deposits                                              (1,318)            (1,415)        (95,353)
    Other Assets                                                                            (42,544)
    Marketable Securities                                                                  (587,600)
    Syndication costs                                                       (15,000)
    (Decrease) increase in operating liabilities:
    Accounts payable                                     (21,570)            70,982         118,117
    Commissions payable                                     (977)           (42,275)         78,183
                                                    -------------  -----------------  --------------

                                                          (8,862)            41,773        (692,963)
                                                    -------------  -----------------  --------------

NET CASH USED IN OPERATING ACTIVITIES                   (220,907)           (63,466)       (550,059)
                                                    -------------  -----------------  --------------

CASH FLOWS USED BY INVESTING ACTIVITIES
  Purchase of furniture, fixtures and equipment           (6,685)              (962)         (4,311)
  Trading Account                                       (851,348)
  Investment - subsidiary                                      -                  -      (1,148,500)
                                                    -------------  -----------------  --------------

  NET CASH USED BY INVESTING ACTIVITIES                   (6,685)              (962)     (2,004,159)
                                                    -------------  -----------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Sale of Preferred Stock                      -0-                -0-             -0-
  Proceeds from sale of common stock                     222,992            214,020       2,749,211
  Syndication costs                                      (15,803)           (21,801)       (270,607)
                                                    -------------  -----------------  --------------

  NET CASH PROVIDED BY FINANCING
  ACTIVITIES                                             207,189            192,219       2,478,604
                                                    -------------  -----------------  --------------

NET INCREASE (DECREASAE) IN CASH                         (20,403)           127,791         (75,614)

CASH, at beginning of period                              20,403                -0-         127,179
                                                    -------------  -----------------  --------------

CASH, at end of period                              $        -0-   $        127,791   $      51,565
                                                    =============  =================  ==============

                            RISK FACTORS RISK FACTORS

     The shareholders of FAS Wealth, by accepting shares in the Merger, are making an investment decision that involves a high degree of risk and should carefully consider the following factors in evaluating FAS and its business in addition to the other information contained in this Information Statement/Prospectus.

GENERAL  SECURITIES  BUSINESS  RISKSGeneral  Securities  Business  Risks

     The securities business is, by its nature, subject to numerous and substantial risks, particularly in volatile or illiquid markets, and in markets influenced by sustained periods of low or negative economic growth, including the risk of losses resulting from the underwriting or ownership of securities, trading, principal activities, counterparty failure to meet commitments, customer fraud, employee errors, misconduct and fraud (including unauthorized transactions by traders), failures in connection with the processing of securities transactions, litigation, the risks of reduced revenues in periods of reduced demand for public offerings or reduced activity in the secondary markets and the risk of reduced spreads on the trading of securities.

MARKET ACCEPTANCE OF AFFINITY GROUP PRODUCTSMarket Acceptance of Affinity Group Products

     The success of FAS is, in part, dependent upon its ability to expand business operations through the marketing, on an exclusive, non-exclusive and endorsed basis, various insurance, financial, non-securities and securities-related products, and other services to members of large Affinity Groups and associations. Although FAS Wealth has committed significant financial and personnel resources to analysis of the viability of such business operations, there can be no assurance that an adequate demand for such products or services will develop in the future. Further, there can be no assurance with respect to the length of time experienced prior to receipt of an Affinity Group endorsement or the type or nature of any criteria that may be established by Affinity Groups prior to granting any endorsements.

REDUCED REVENUES DUE TO ECONOMIC, POLITICAL AND MARKET CONDITIONS Reduced Revenues Due to Economic, Political and Market Conditions

     Reductions in public offering, merger and acquisition and securities trading activities, due to any one or more changes in economic, political or market conditions could cause FAS's revenues from investment banking, trading and sales activities to decline materially. The amount and profitability of these activities are affected by many national and international factors, including economic, political and market conditions; level and volatility of interest rates; legislative and regulatory changes; currency values; inflation; flows of funds into and out of mutual and pension funds; and availability of short-term and long-term funding and capital.

REDUCED REVENUES DUE TO DECLINING MARKET VOLUME, PRICE OR LIQUIDITY Reduced Revenues Due to Declining Market Volume, Price or Liquidity

     FAS's revenues may decrease in the event of a decline in market volume, prices or liquidity. Declines in the volume of securities transactions and in market liquidity generally result in lower revenues from trading activities and commissions. Lower price levels of securities may also result in a reduced volume of underwriting transactions, and could cause a reduction in revenue from corporate finance fees, as well as losses from declines in the market value of securities held in trading, investment and underwriting positions, reduced asset management fees and withdrawals of funds under management. Sudden sharp declines in market values of securities can result in illiquid markets and the failure of issuers and counterparties to perform their obligations, as well as increases in claims and litigation. In such markets, FAS may incur reduced revenues or losses in its principal trading and market-making activities.

POSSIBILITY OF LOSSES ASSOCIATED WITH UNDERWRITING ACTIVITIES Possibility of Losses Associated with Underwriting Activities

     Participation in underwritings involves both economic and regulatory risks. An underwriter may incur losses if it is unable to resell the securities it is committed to purchase or if it is forced to liquidate its commitment at less than the agreed purchase price. In addition, the trend, for competitive and other reasons, toward larger commitments on the part of lead underwriters means that, from time to time, an underwriter (including a co-manager) may retain significant position concentrations in individual securities. Increased competition has eroded and is expected to continue to erode underwriting spreads. Another result of increased competition is that revenues from individual underwriting transactions have been increasingly allocated among a greater number of co-managers, which has resulted in reduced revenues for certain transactions.

NET  CAPITAL  REQUIREMENTS  Net  Capital  Requirements

     Underwriting commitments require a charge against net capital and, accordingly, FAS's ability to make underwriting commitments may be limited by the requirement that it must at all times be in compliance with the applicable net capital regulations. See "Information Concerning FAS - Net Capital Requirements."

POTENTIAL  REDUCTION  IN  REVENUES  Potential  Reduction  in  Revenues

     Securities offerings can vary significantly from industry to industry due to economic, legislative, regulatory and political factors. Underwriting activities in a particular industry can decline for a number of reasons. Underwriting and brokerage activity can also be materially adversely affected for a company or industry segment by disappointments in quarterly performance relative to analysts' expectations, or by changes in long-term prospects for particular companies, industries or industry segments.

SIGNIFICANT FLUCTUATIONS IN QUARTERLY OPERATING RESULTSSignificant Fluctuations in Quarterly Operating Results

     FAS's revenues and operating results will fluctuate from quarter to quarter and from year to year due to a combination of factors, including the number of underwriting and merger and acquisition transactions completed by FAS's clients, access to public markets for companies in which FAS has invested as a principal, the valuations of FAS's principal investments and the investment of funds managed by FAS, the level of institutional and retail brokerage transactions, the timing of recording of asset management fees and special allocations of income, variations in expenditures for personnel, litigation expenses, and expenses of establishing new business units. FAS's revenues from an underwriting transaction are recorded only when the underwritten security commences trading, and revenues from merger and acquisition transactions are recorded only when retainer fees are received or the transaction closes. Accordingly, the timing of FAS's recognition of revenue from a significant transaction can materially affect FAS's quarterly operating results. Due to the foregoing and other factors, there can be no assurance that FAS will be able to sustain profitability on a quarterly or annual basis. See "Information Concerning FAS - FAS Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION FOR RETAINING AND RECRUITING PERSONNEL Competition for Retaining and Recruiting Personnel

     FAS's business will be dependent on the highly skilled, and often highly specialized, individuals it employs. Retention of investment banking, sales and trading, venture capital, and management and administrative professionals is particularly important to FAS's prospects. FAS's strategy is to establish relationships with FAS's prospective corporate clients in advance of any transaction, and to maintain such relationships over the long term by providing advisory services to corporate clients in equity, debt and merger and acquisition transactions. Such relationships depend in part upon the individual employees who represent FAS in its dealings with such clients. In addition, corporate finance professionals contribute significantly to FAS's ability to secure a role in managing public offerings and in executing trades in the secondary market. From time to time, other companies in the securities industry have experienced losses of investment banking and sales and trading professionals, including recent losses of analysts. The level of competition for key personnel has increased recently, particularly due to the market entry efforts of certain non-brokerage financial services companies, commercial banks and other investment banks targeting or increasing their efforts in some of the same industries that FAS intends to serve. The loss of an investment banking or sales and trading professional, particularly a senior professional with a broad range of contacts in an industry, could materially and adversely affect FAS's operating results.

     FAS expects growth in the number of its personnel, particularly if current markets remain favorable to investment banking transactions. Competition for employees with the qualifications desired by FAS is intense, especially with respect to investment banking professionals with expertise in industries in which underwriting or advisory activity is robust. There can be no assurance that FAS will be able to recruit a sufficient number of new employees with the desired qualifications in a timely manner. The failure to recruit new employees could materially and adversely affect FAS's future operating results.

     While FAS generally does not have employment agreements with its employees except FAS Wealth officers, it will attempt to retain its employees with incentives, such as bonus plans and the ability to buy FAS stock that vest over a number of years of employment. These incentives, however, may be insufficient in light of the increasing competition for experienced professionals in the securities industry, particularly if the value of FAS's stock declines or fails to appreciate sufficiently to be a competitive source of a portion of professional compensation. See "Information Concerning FAS - Management of FAS."

SIGNIFICANT COMPETITION FROM LARGER SECURITIES FIRMS Significant Competition from Larger Securities Firms

     FAS engages in the highly competitive securities brokerage and financial services businesses. It competes directly with large Wall Street securities firms, securities subsidiaries of major commercial bank holding companies, major regional firms and smaller "niche" players.

     Competition from commercial banks has increased because of recent acquisitions of securities firms by commercial banks, as well as internal expansion by commercial banks into the securities business. In addition, FAS expects competition from domestic and international banks to increase as a result of recent and anticipated legislative and regulatory initiatives in the United States to remove or relieve certain restrictions on commercial banks. Such competition could adversely affect FAS's operating results, as well as its ability to attract and retain highly skilled individuals.

     Many other companies have greater personnel and financial resources than FAS. Larger competitors are able to advertise their products and services on a national or regional basis and may have a greater number and variety of distribution outlets for their products, including retail distribution. Discount brokerage firms market their services through aggressive pricing and promotional efforts. In addition, most competitors have a much longer history of investment banking activities than FAS and, therefore, may possess a relative advantage with regard to access to deal flow and capital.

     Recent rapid advancements in computing and communications technology are substantially changing the means by which financial services are delivered. These changes are providing consumers with more direct access to a wide variety of financial and investment services including market information and on-line trading and account information. Advancements in technology also create demand for more sophisticated levels of client services. Provision of these services may entail considerable cost without an offsetting source of revenue. See "Information Concerning FAS - Competition."

REGULATION  Regulation

     The securities business is subject to extensive regulation under federal and state laws in the United States. One of the most important regulations with which FAS's broker-dealer subsidiaries must continually comply is the Securities and Exchange Commission (the "SEC") Rule 15c3-1 (the "Net Capital Rule") which requires the broker-dealer subsidiary of FAS to maintain a minimum amount of net capital, as defined under such regulations.

     Compliance with many of the regulations applicable to FAS involves a number of risks, particularly in areas where applicable regulations may be subject to interpretation. In the event of non-compliance with an applicable regulation, governmental regulators and the NASD may institute administrative or judicial proceedings that may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), issuance of cease-and-desist orders, deregistration or suspension of the non-compliant broker-dealer or investment adviser, suspension or disqualification of the broker-dealer's officers or employees or other adverse consequences. The imposition of any such penalties or orders on FAS could have a material adverse effect on FAS's operating results and financial condition.

     The regulatory environment in which FAS operates is subject to change. FAS may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other United States or foreign governmental regulatory authorities or the NASD. FAS also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and the NASD.

     Additional regulation, changes in existing laws and rules, or changes in interpretations or enforcement of existing laws and rules often affect directly the method of operation and profitability of securities firms. FAS cannot predict what effect any such changes might have. Furthermore, FAS's businesses may be materially affected not only by regulations applicable to it as a financial market intermediary, but also by regulations of general application. For example, the volume of FAS's underwriting, merger and acquisition and principal investment businesses in a given time period could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. The level of business and financing activity in each of the industries on which FAS focuses can be affected not only by such legislation or regulations of general applicability, but also by industry- specific legislation or regulations. See "Information Concerning FAS - Regulation."

POTENTIAL  CONFLICTS  OF  INTEREST  Potential  Conflicts  of  Interest

     FAS Wealth officers, directors and employees of FAS will from time to time invest, or receive a profit interest, in investments in private or public companies or investment funds in which FAS, or an affiliate of FAS, is an investor or for which FAS carries out investment banking assignments, publishes research reports or acts as a market maker. FAS will have in place compliance procedures and practices designed to ensure that such inside information is not used for making investment decisions on behalf of officers, directors and employees and to monitor officers, directors and employees investment in FAS's investment banking clients. No assurance can be provided that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of such officials to make potentially profitable investments.

POSSIBILITY  OF  LOSSES  ASSOCIATED  WITH  PRINCIPAL  AND  TRADING  ACTIVITIES
Possibility  of  Losses  Associated  with  Principal  and  Trading  Activities

     FAS's securities trading and market-making activities will be primarily conducted by FAS as principal and subject FAS's capital to significant risks, including market, credit, leverage, counterparty and liquidity risks. These activities often involve the purchase, sale or short sale of securities as principal in markets that may be characterized by relative illiquidity or that may be particularly susceptible to rapid fluctuations in liquidity and price. FAS from time to time may have large position concentrations in securities of, or commitments to, a single issuer, or issuers engaged in a specific industry, particularly as a result of FAS's underwriting activities. FAS intends to concentrate its trading positions in a more limited number of industry sectors and companies than some other broker-dealers, which might result in higher trading losses than would occur if FAS's positions and activities were less concentrated. See "Information Concerning FAS - Risk Management."

     Much of FAS's market-making business will involve securities traded on Nasdaq. Nasdaq has recently begun trading securities in sixteenths of a dollar (rather than in eighths). This change and further changes in this regard may adversely affect FAS's revenues from brokerage activities.

LITIGATION AND POTENTIAL SECURITIES LAWS LIABILITY Litigation and Potential Securities Laws Liability

     Many aspects of FAS's business involve substantial risks of liability. An underwriter is exposed to substantial liability under federal and state securities laws, other federal and state laws and court decisions, including decisions with respect to underwriters' liability and limitations on indemnification of underwriters by issuers. For example, a firm that acts as an underwriter may be held liable for material misstatements or omissions of fact in a Memorandum used in connection with the securities being offered or for statements made by its securities analysts or other personnel. While FAS has never been subject to litigation based upon a material misstatement or omission of fact in a Memorandum, in recent years there has been an increasing incidence of litigation involving the securities industry, including class actions that seek substantial damages. FAS is also subject to the risk of litigation from its other intended business activities, including litigation that may be without merit. As FAS intends to actively defend any such litigation, significant legal expenses could be incurred. An adverse resolution of any future lawsuits against FAS could materially adversely affect FAS's operating results and financial condition. See "Information Concerning FAS - Legal Proceedings."

DEPENDENCE ON AFFINITY GROUP MARKETING STRATEGYDependence on Affinity Group Marketing Strategy

     The business of FAS Wealth and, therefore, the business of FAS, will be highly dependent on its strategy for marketing securities and non-securities products to Affinity Group. There can be no assurance that such strategy will be successful. See "Information Concerning FAS Wealth - Affinity Group Marketing Strategy."

DEPENDENCE ON CASH INFLOWS TO MUTUAL FUNDS Dependence on Cash Inflows to Mutual Funds

     A slowdown or reversal of cash inflows to mutual funds and other pooled investment vehicles could lead to lower underwriting and brokerage revenues for FAS since mutual funds purchase a significant portion of the securities offered in public offerings and traded in the secondary markets. The recent demand for new equity offerings has been driven in part by institutional investors, particularly large mutual funds, seeking to invest cash received from the public. The public may withdraw additional cash from mutual funds as a result of a decline in the market generally or as a result of a decline in mutual fund net asset values. To the extent that a decline in cash inflows into mutual funds or a decline in net asset values of these funds reduces demand by fund managers for initial public or secondary offerings, FAS's business and results of operations could be materially adversely affected. Moreover, a slowdown in investment activity by mutual funds may have an adverse effect on the securities markets generally.

MANAGEMENT  OF  GROWTH  Management  of  Growth

     Because of the Merger, FAS expects to experience significant growth in its business activities and the number of its employees. This growth will require increased investment in management personnel, financial and management systems and controls and facilities, which, in the absence of continued revenue growth, would cause FAS's operating margins to decline. In addition, as is common in the securities industry, FAS will be highly dependent on the effective and reliable operation of its communications and information systems. FAS believes that its anticipated future growth will require implementation of new and enhanced communications and information systems and training of its personnel to operate such systems. In addition, the scope of procedures for assuring compliance with applicable regulations and NASD rules will change as the size and complexity of FAS's business changes. As FAS grows, FAS will implement additional formal compliance procedures to reflect such growth. Any difficulty or significant delay in the implementation or operation of existing or new systems, compliance procedures or the training of personnel could adversely affect FAS's ability to manage growth. See "Information Concerning FAS - Management's Discussion and Analysis of Financial Condition and Results of Operations" and " - Accounting, Administration and Operations."

DEPENDENCE  ON SYSTEMS AND THIRD PARTIES Dependence on Systems and Third Parties

     FAS's business is highly dependent on communications and information systems, including certain systems provided by its clearing broker. Any failure or interruption of FAS's systems, systems of FAS's clearing broker or third party trading systems, could cause delays or other problems in FAS's securities trading activities, which could have a material adverse effect on FAS's operating results. Such failures and interruptions may result from the inability of certain computing systems (including those of FAS, its clearing broker, and other third party vendors) to recognize the year 2000. There can be no assurance that the year 2000 issue can be resolved prior to the upcoming change in the century. Although FAS may incur substantial costs, particularly costs resulting from charges by its third party service providers, in correcting year 2000 issues, such costs are not sufficiently certain to estimate at this time. In addition, FAS's principal disaster recovery system is provided by its clearing broker. There can be no assurance that FAS or its clearing broker will not suffer any systems failure or interruption, including one caused by an earthquake, fire, other natural disaster, power or telecommunications failure, act of God, act of war or otherwise, or that FAS's or its clearing broker's back-up procedures and capabilities in the event of any such failure or interruption will be adequate. See "Information Concerning FAS - Accounting, Administration and Operations."

DEPENDENCE UPON AVAILABILITY OF CAPITAL AND FUNDING Dependence Upon Availability of Capital and Funding

     FAS's business is dependent upon the availability of adequate funding and regulatory capital under applicable regulatory requirements. FAS intends to satisfy these needs from internally generated funds and loans from third parties. There can be no assurance that any, or sufficient, funding or regulatory capital will continue to be available to FAS in the future on terms that are acceptable to it. See "Information Concerning FAS - Regulation," " - Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview," and " - Liquidity and Capital Resources."

UNCERTAINTY  OF  NAME  AVAILABILITY  Uncertainty  of  Name  Availability

     There are several companies throughout the United States whose corporate names are similar to FAS's. Therefore, other companies may contest the use by FAS of its name. The existence and use of such names may detract from FAS's marketing efforts. Although FAS has filed an application to register its name as a trade and/or service mark with the U.S. Patent and Trademark Office, there is no assurance that it will be successful in doing so.

ABSENCE  OF  DIVIDENDSAbsence  of  Dividends

     FAS anticipates that earnings will be retained for the development of FAS's business, and that no dividends will be declared on the Common Stock in the foreseeable future. It is anticipated that FAS will seek to obtain a working capital credit facility from one or more lenders, although, as of the date of this Information Statement/Prospectus, no firm arrangements have been made. It is likely that any agreement with respect to any financing will contain covenants that may, under certain circumstances, restrict payment of dividends by FAS, including dividends on the Common Stock. See and "Information Concerning FAS - FAS Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

CORPORATE GOVERNANCE CONTROLLED BY INSIDERSCorporate Governance Controlled by Insiders

     Following the Effective Date, FAS will have outstanding two classes of Common Stock: Class A Common Stock, which has one vote per share, and Class B
Common Stock, which has fifty votes per share. Except for Guy S. Della Penna, the shares issued to the shareholders in the Merger are shares of Class A Common Stock. All of the outstanding shares of Class B Common Stock will be held by Jack A. Alexander and Guy S. Della Penna. As a result, Messrs. Alexander and Della Penna will be able to control 92% of the voting power of FAS following the Effective Date. The ownership of the Class B Common Stock, and the related voting power, will be held 63% by Mr. Alexander and 37% by Mr. Della Penna. Therefore, Mr. Alexander will be able to control the outcome of all corporate actions requiring shareholder approval (other than corporate actions required to be approved by a vote of holders of shares of Common Stock voting as a separate class). Accordingly, prospective investors should realize that their ownership of Common Stock will not provide them with any ability to determine the outcome of matters requiring a shareholder vote, including the election of directors. In addition, Mr. Alexander will have control over the operations of FAS, including significant control over compensation decisions under FAS's benefit and compensation plans, including plans under which he will be a direct beneficiary. See "Information Concerning FAS - Management of FAS." Guy S.
Della Penna and Jack A. Alexander (collectively referred to as the "Insider Shareholders") have executed an agreement to impose certain limitations and restrictions upon the sale, transfer, gift, pledge, assignment or other disposition of the Class B Common Stock of FAS currently owned by the Insider Shareholders (all such Class B Common Stock owned by the Insider Shareholders being hereinafter collectively referred to as the "Shares"). Terms of the agreement include: (i) in the event an Insider Shareholder intends or attempts to sell, give, assign, pledge, encumber or otherwise dispose of any interest or right in the Shares owned by him, except to a Permitted Transferee, then such Insider Shareholder shall immediately offer to sell such Shares as he intends or attempts to sell, give, assign, transfer, pledge, encumber or otherwise dispose of to the other Insider Shareholder; (ii) the death of an Insider Shareholder shall constitute an offer by the legal representative of the Insider Shareholder's estate to sell such Shares to the surviving Insider Shareholder; and (iii) Shares not purchased by the Insider Shareholder shall become void and exchangeable at a ratio of one for one (1:1) for Class A Common Stock of FAS.

NO ASSURANCE OF PUBLIC MARKET FOR COMMON STOCKNo Assurance of Public Market for Common Stock

     There is presently no public market for the Common Stock of FAS and there is no assurance that a public market for such securities will develop after the Effective Date, or, if one develops, that it will be sustained.

ANTI-TAKEOVER  PROVISIONSAnti-Takeover  Provisions

     Certain provisions of Delaware law and FAS's Certificate of Incorporation and By-Laws may have the effect of delaying or preventing a change in control or acquisition of FAS. FAS's Certificate of Incorporation and By-Laws include provisions for a classified Board of Directors, "Blank Check" preferred stock (the terms of which may be fixed by the Board of Directors without stockholder approval), a prohibition on stockholder action by written consent in lieu of a meeting, and certain procedural requirements governing stockholder meetings. See "Comparative Rights of Stockholders - Defenses Against Hostile Takeovers".

LACK  OF  INDEPENDENT  FAIRNESS  OPINIONLack  of  Independent  Fairness  Opinion

     The number of shares of FAS Common Stock to be issued in exchange for shares of FAS Wealth Common Stock was determined through negotiations between FAS Wealth and FAS and approved by the FAS Wealth Board of Directors and FAS Board of Directors. No independent third party has expressed its opinion that the Merger was fair to the holders of FAS Wealth Common Stock from a financial point of view.

EFFECT OF EXERCISE OF STOCK OPTIONS GRANTED UNDER STOCK INCENTIVE PLANEffect of Exercise of Stock Options Granted Under Stock Incentive Plan

     FAS's Stock Incentive Plan provides that up to 2,500,000 shares of Class A Common Stock may be issued to employees and directors pursuant to stock options that are exercisable at a price determined by the Board of Directors at the time the option is granted and shall not be less than the par value of the shares. At the time of exercise of the options granted under the Stock Incentive Plan, the fair market value of the shares issued pursuant thereto may be greater than the exercise price for such shares. If the fair market value is greater than the exercise price at the time of exercise, the exercise of the stock options will have a dilutive effect on the other stockholders of FAS. Furthermore, if the fair market value is greater, FAS would likely be able to sell the shares issued pursuant to the exercise of the stock options at a price greater than the exercise price. As of the date of this Information Statement/Prospectus, 655,000 stock options have been granted under the Stock Incentive Plan under the terms of the Merger. See "Information Concerning FAS -- Stock Incentive Plan."

POSSIBLE  ISSUANCE  OF  ADDITIONAL  SHARESPossible Issuance of Additional Shares

     FAS's Certificate of Incorporation authorizes the issuance of 25,000,000 shares of Class A Common Stock, 1,000,000 shares of Class B Common Stock and 1,000,000 shares of Preferred Stock. FAS's Board of Directors has the power to issue any or all of such additional shares of Common Stock and Preferred Stock without shareholder approval. FAS's Board of Directors may choose to issue some or all of such shares to acquire one or more operating businesses or other types of property in the future, although FAS currently has no commitments, contracts or intentions to issue any such additional shares.

     The issuance of any such shares may result in a reduction of the book value or market price, if any, of the outstanding shares of FAS's Common Stock. If FAS issues any additional shares, such issuances will also cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any new issuance of shares may result in a change of control of FAS. See "Information Concerning FAS - Description of FAS Capital Stock."


    UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTSUNAUDITED CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS

     The following unaudited consolidated condensed financial statements of FAS for the years ended December 31, 1995, 1996 and 1997 have been derived from the audited financial statements of FAS Wealth included elsewhere in this Information Statement/Prospectus. The unaudited consolidated condensed Financial Statements give effect to the Merger as if it occurred at the earliest date reported. The Merger will be accounted for under the pooling method of accounting for accounting and financial reporting purposes. As a result of this treatment, the historical pre-Merger financial statements (prior to December 31, 1999) of the Surviving Corporation will be those of FAS Wealth because FAS had no significant operations prior to the Merger. This information should be read in conjunction with the historical financial statements and notes thereto of FAS Wealth which appear elsewhere herein. The consolidated financial data are provided for comparative purposes only and are not necessarily indicative of the results which would have occurred had the Merger been consummated on at the earliest date reported, nor are they necessarily indicative of future results.

              UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


FAS  GROUP,  INC.
CONSOLIDATED  BALANCE  SHEETS


ASSETS                                      Dec. 31     Dec. 31      Sept. 30
                                             1996        1997         1998
                                          ----------  -----------  -----------

  Cash                                    $       -   $  127,791   $   51,565
  Organization Costs                              -            -       57,544
  Receivables
    Broker dealers                           40,306       45,406            -
    Correspondent brokers                   122,201       68,766      253,699
    Customers                                13,000       13,105            -
    Affiliates and employees                  3,650       18,363       74,923
    Other                                                 14,847        2,448
  Furniture, fixtures and
       Equipment at cost, net of
           Accumulated depreciation          37,192       27,343       24,837
  Deposits with clearing organizations       43,742       45,157      140,510
  Other deposits                              1,934        1,934        1,934
  Syndication costs                               -       15,000            -
  Equity Securities                               -            -      587,600
  Trading Account                                 -            -      851,348
                                          ----------  -----------  -----------

                                          $ 262,025   $  380,236   $2,046,408
                                          ==========  ===========  ===========


    LIABILITIES AND STOCKHOLDERS' EQUITY

  LIABILITIES:
    Accounts payable                      $  36,483   $  107,465       38,477
    Commissions payable                     143,566      101,291      179,474
    Federal Income Tax Payable                    -            -      186,515
                                          ----------  -----------  -----------
                                            180,049      208,756      404,466
                                          ----------  -----------  -----------

  STOCKHOLDERS' EQUITY
    Preferred Stock                             -0-          -0-          -0-
    Common Stock                              4,983        7,775        5,284
    Stock warrants                            4,410        4,410          884
    Additional paid-in-capital              913,688    1,105,639    2,439,216
    Accumulated deficit                    (841,105)    (946,344)    (803,442)
                                          ----------  -----------  -----------

      TOTAL STOCKHOLDERS' EQUITY             81,976      171,480    1,641,943
                                          ----------  -----------  -----------

                                          $ 262,025   $  380,236   $2,046,408
                                          ==========  ===========  ===========

                                    FAS GROUP, INC.
                          CONSOLIDATED STATEMENT OF OPERATIONS



                                                   YEAR ENDED            NINE MTHS ENDED
                                         -------------------------------  --------------
                                           DECEMBER        DECEMBER       SEPTEMBER 30
                                             1996            1997             1998
                                         ------------  -----------------  -------------
     REVENUE
  Commissions                            $ 2,909,749   $      3,723,815   $   2,006,123
  Underwriting Fees                           32,500            304,002         209,920
  Other                                       57,795            144,899         361,118
  Consulting Fee                                   -                  -       1,200,000
                                         ------------  -----------------  -------------

                                           3,000,044          4,172,716       3,777,161
                                         ------------  -----------------  -------------

     EXPENSES
  Employer compensation and benefits         345,561            406,052         316,550
  Commissions                              2,275,456          3,131,258       1,964,680
  Clearing charges and regulatory fees       262,542            346,223         116,754
  Occupancy and equipment rental             125,968            130,494          84,024
  Depreciation                                11,844             10,811           7,769
  Other Operating Expenses                   214,687            280,670         957,962
                                         ------------  -----------------  -------------

                                           3,236,058          4,305,508       3,447,744
                                         ------------  -----------------  -------------

     OPERATING INCOME (LOSS)                (236,014)          (132,792)        329,419

     OTHER INCOME
  Rent                                        23,969             27,553               -

    FEDERAL INCOME TAX                             -                  -               -
                                         ------------  -----------------  -------------

    NET INCOME (LOSS)                    $  (212,045)  $       (105,239)  $     329,419
                                         ============  =================  =============

     Net income of $329,419 takes into consideration the net loss carryforward of FAS Wealth resulting in a zero tax liability at September 30, 1998.

                                           FAS GROUP, INC.
                                CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                              YEAR ENDED              NINE MTHS ENDED
                                                    --------------------------------  --------------
                                                     DECEMBER 31      DECEMBER 31      SEPTEMBER 30
                                                        1996             1997              1998
                                                    -------------  -----------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (loss)                                 $   (212,045)  $       (105,239)  $     329,419
                                                    -------------  -----------------  --------------
  Adjustments to reconcile net income (loss) to
      net cash used in operating activities:
    Depreciation                                          11,844             10,811           6,817
    (Increase) decrease in operating assets:
    Receivables:
    Broker dealers                                          (963)            (5,100)
    Correspondent brokers                                 20,772             53,435        (139,527)
    Customers                                            (13,000)              (105)
    Affiliates and employees                              (3,650)           (14,847)        (31,056)
    Deposits                                              (1,318)            (1,415)        (95,353)
    Other Assets                                                                            (42,544)
    Marketable Securities                                                                  (587,600)
    Syndication costs                                                       (15,000)
    (Decrease) increase in operating liabilities:
    Accounts payable                                     (21,570)            70,982         118,117
    Commissions payable                                     (977)           (42,275)         78,183
                                                    -------------  -----------------  --------------

                                                          (8,862)            41,773        (692,963)
                                                    -------------  -----------------  --------------

NET CASH USED IN OPERATING ACTIVITIES                   (220,907)           (63,466)       (550,059)
                                                    -------------  -----------------  --------------

CASH FLOWS USED BY INVESTING ACTIVITIES
  Purchase of furniture, fixtures and equipment           (6,685)              (962)         (4,311)
  Trading Account                                                                          (851,348)
  Investment - subsidiary                                      -                  -      (1,148,500)
                                                    -------------  -----------------  --------------

  NET CASH USED BY INVESTING ACTIVITIES                   (6,685)              (962)     (2,004,159)
                                                    -------------  -----------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Sale of Preferred Stock                      -0-                -0-             -0-
  Proceeds from sale of common stock                     222,992            214,020       2,749,211
  Syndication costs                                      (15,803)           (21,801)       (270,607)
                                                    -------------  -----------------  --------------

  NET CASH PROVIDED BY FINANCING
  ACTIVITIES                                             207,189            192,219       2,478,604
                                                    -------------  -----------------  --------------

NET INCREASE (DECREASAE) IN CASH                         (20,403)           127,791         (75,614)

CASH, at beginning of period                              20,403                -0-         127,179
                                                    -------------  -----------------  --------------

CASH, at end of period                              $        -0-   $        127,791   $      51,565
                                                    =============  =================  ==============

   CERTAIN CONSIDERATIONS RELATED TO THE MERGERCERTAIN CONSIDERATIONS RELATED TO
                                   THE MERGER

BACKGROUNDBACKGROUND

     FAS Group, Inc. ("FAS") was incorporated on June 23, 1998 under the general corporation laws of the State of Delaware with the intent to combine by merger or acquisition with a registered broker-dealer that is a member of the National Association of Securities Dealers, Inc. for the purpose of becoming a full service investment banking firm including brokerage and asset management.

                  CERTAIN CONSIDERATIONS RELATED TO THE MERGER

BACKGROUND

     FAS Group, Inc. ("FAS") was incorporated on June 23, 1998 under the general corporation laws of the State of Delaware with the intent to combine by merger or acquisition with a registered broker-dealer that is a member of the National Association of Securities Dealers, Inc. for the purpose of becoming a full service investment banking firm including brokerage and asset management.

THE  MERGER

     Jack Alexander, as founder and on behalf of FAS, entered into an Agreement and Plan of Merger dated May 7, 1998 (the "Merger Agreement") among FAS Wealth Delaware and certain shareholders of FAS Wealth whereby a wholly owned subsidiary of FAS, newly created under the General Corporation Laws of Delaware, merged with and into FAS Wealth with FAS Wealth surviving the merger (the "Merger"). The Merger was effected as of August 31, 1998 and resulted in (i) FAS Wealth Delaware being governed by Delaware law, (ii) certain officers and directors of FAS Wealth becoming officers and directors of FAS, (iii) FAS Wealth name being unchanged as FAS Wealth Management Services, Inc.; and (iv) FAS Wealth Delaware becoming a wholly owned subsidiary of FAS.

FAS WEALTH'S REASONS FOR THE MERGER; RECOMMENDATION OF FAS WEALTH'S BOARD OF DIRECTORS

     The Board of Directors of FAS and shareholders owning approximately 51% of the outstanding common stock of FAS Wealth as of July 31, 1998 carefully considered means to facilitate the growth of FAS Wealth and maximize the potential of its Affinity Marketing Program and concluded the Merger to be an integral part of the process and in the best interests of FAS Wealth and its shareholders.

OPINION  OF  FAS  WEALTH'S  BOARD  OF  DIRECTORS

     FAS Wealth has not retained any third party to provide an opinion that the number of shares of FAS Common Stock to be issued in exchange for shares of FAS Wealth Common Stock ("Exchange Ratio") was fair to the holders of FAS Wealth
Common  Stock  from  a  financial  point  of  view.

     The Exchange Ratio was determined through negotiations between FAS Wealth and FAS and was approved by the FAS Wealth Board of Directors.

DIRECTORS  AND  OFFICERS  OF  FAS  FOLLOWING  THE  MERGER

     In accordance with the terms of the Merger Agreement, the Board of Directors of FAS will initially consist of seven members named in the Merger Agreement. FAS Wealth has the right to select three individuals and FAS has the right to select four individuals, respectively, to serve on the initial Board of Directors. Consummation of the Merger resulted in the designated individuals serving as directors following the Merger until their successors are duly elected and qualified. The Board of Directors of FAS will be divided into three classes, with Class 1 directors standing for election in 1999 (and every three years thereafter), Class 2 directors standing for election in 2000 (and every three years thereafter), and Class 3 directors standing for election in 2001 (and every three years thereafter). The table below sets forth certain information concerning each person who serves as director or FAS Wealth officer of FAS.

  NAME                                                                POSITION
-----------------------------  --------------------------------------------------------------------------------------
  Jack A. Alexander(3)         Chairman, Chief Executive Officer and Director
  Guy S. Della Penna(3)        President, Chief Operating Officer, CEO of Affinity Marketing Division and Director
  Robert H. DeVore             Senior Vice President and Treasurer
  Bonnie S. Gilmore            Senior Vice President, Chief Financial Officer, Chief Compliance Officer and Secretary
  Barbara J. Knox              Vice President
  Georgeanne E. Detweiler      Vice President and Director of Branch Operations
  Dennis B. Schroeder(2)       Director
  Robert E. Windom, M.D,(1).   Director
  Vacant(2)(4)                 Director
  Vacant(1)(4)                 Director
  Vacant(1)(4)                 Director

____________________________________
1     Class  1  Director
2     Class  2  Director
3     Class  3  Director
4     To  be  named  by  Jack  A.  Alexander

     JACK A. ALEXANDER, age 66, Chairman and Chief Executive Officer of FAS, has been an acknowledged leader associated with the securities and investment industry for 38 years. He founded First Affiliated Securities of San Diego in 1974, and served as its president and Chief Executive officer for the first fourteen years of its growth. When First Affiliated Securities was acquired by American First Corporation ("AFCO") in 1982, Mr. Alexander became Senior Vice President of the financial services group and a member of the AFCO Board. Prior to that, Mr. Alexander was Chairman and President of Robert Scott & Co., members of the New York Stock Exchange, AMEX, PCSE, CBOT, CBOE and London Exchanges. Mr. Alexander held seats on CBOT and CBOE. During his career, Mr. Alexander served as President/CEO of two securities firms and served as a member of the board of directors of four publicly traded firms. Mr. Alexander's securities companies have raised over $1 billion in new capital for over 100 companies by public offerings of equity or debt securities and through private placements. This success along with his extensive experience in top level management positions gives him insights and capabilities well beyond the conventional in financial circles. Mr. Alexander holds NASD Series 7, 24 and 63 licenses. Mr. Alexander is a Registered Options Principal and former Allied Member of the New York Stock Exchange. He attended business school at the University of Texas, Austin and is a graduate of the New York Institute of Finance. Mr. Alexander is an active member of Regional Investment Bankers Association (RIBA), and former member of Securities Industry Association (SIA) and Young Presidents Organization (YPO).

     GUY S. DELLA PENNA, age 46, has served as Director, Chairman of the Board, President and Chief Executive Officer of FAS Wealth since March 1990 and Director and Chief Operating Officer of FAS since August 31, 1998. Mr. Della Penna has been a resident of Sarasota, Florida since 1980. Mr. Della Penna has been active in the financial industry for over 20 years. Mr. Della Penna is a licensed General Securities Principal and Financial and Operations Principal pursuant to NASD Rules. From 1986 to l990, Mr. Della Penna was a registered representative with Executive Securities, Inc. During the period April 1980 to January 1986, Mr. Della Penna served as the Assistant to the Chairman of the Board of Snelling & Snelling, Inc., as well as Assistant Treasurer. Snelling & Snelling, Inc. is an employee recruitment business franchiser. While with such firm, Mr. Della Penna also served as a member of the Executive, Acquisition and Pension and Profit Sharing Committees. Mr. Della Penna also served as the personal business manager and financial advisor to the Snelling family and affiliated entities and in such capacity, was responsible for cash management, tax and investment analysis and commitments. Snelling family members are the principal shareholders of Snelling & Snelling, Inc. From 1977, through April 1978, Mr. Della Penna trained in the underwriting and secondary market trading of municipal bonds at Wertheim and Co., Inc. in New York, New York. During the period April 1978 through February 1980, Mr. Della Penna was an investment banker with Lehman Brothers, New York, New York, where he was involved in the structuring, documentation and marketing of tax exempt bonds issued by state and local governments. Mr. Della Penna holds a Bachelor of Science degree in Business Administration from Ithaca College, Ithaca, New York, and received a Master of Business Administration degree in Finance from the State University of New York, Albany, New York. Mr. Della Penna holds the necessary requisite state agent licenses for life, health and variable annuities representing various companies under specific contracts. He is an NASD industry arbitrator and holds the NASD Series 7, 22, 24, 27, 39 and 63 securities licenses.

     ROBERT H. DEVORE, age 38, serves FAS Weatlh in the capacity of Senior Vice President, General Counsel and Treasurer. Mr. DeVore graduated from the
University of Toledo, College of Law, in 1986, with a Juris Doctor degree. Mr. DeVore was a member of the University of Toledo Law Review and received American Jurisprudence awards for excellent achievement in the studies of Civil Procedure and Secured Transactions. Mr. DeVore interned for U. S. Magistrate James G. Carr. Following graduation from the University of Toledo College of Law, Mr. DeVore engaged in private practice in Sarasota, Florida and was an associate of a Sarasota, Florida law firm. Mr. DeVore's practice emphasis related to civil, commercial and construction litigation. During the period 1993 through March 1996, Mr. DeVore acted as counsel for a Sarasota, Florida based insurance agency and insurance marketing entity. Mr. DeVore is a member of the Florida Bar and presently holds life and health insurance and variable annuity licenses issued by the State of Florida. Mr. DeVore holds the NASD Series 7 securities licenses.

     BONNIE S. GILMORE, age 37, joined FAS Wealth in December 1992. Ms. Gilmore serves as Senior Vice President, Chief Financial Officer and Corporate Secretary. Prior to joining FAS Wealth, Ms. Gilmore was Vice President and Assistant Operations Director of Integrity Securities Group, Sarasota, Florida, a securities broker-dealer. Ms. Gilmore held such position during the period December 1992 to November 1993. During the period December 1989 to September 1991, Ms. Gilmore was District Manager of Crossland Savings, F.S.B., Sarasota, Florida, a federal savings bank. During the period July, 1989 through November 1989, Ms. Gilmore was an associate of Meridian Associates, Inc., a securities broker/dealer. During the period April 1988 through April 1989, Ms. Gilmore served as Financial and Operations Principal, General Securities Principal and Municipal Securities Rule Making Board Principal of Financial Information Centers Brokerage of Sarasota, Florida. Ms. Gilmore also serves in such capacities with FAS Wealth.

     BARBARA J. KNOX, age 57, serves FAS Wealth as Vice President and Chief Compliance Officer. Prior to joining FAS Wealth, Ms. Knox was Vice President and Managing Partner of Century Securities, a Sarasota based securities firm. In the preceding period, Ms. Knox was Vice President and Manager of the Equity Research Department of Marion Bass Securities Corporation, a Charlotte, North Carolina firm. During this time, Ms. Knox also served as Due Diligence Officer and Equity Sales Trainer. Ms. Knox also served as Vice President, Compliance Officer and Chief Operations Manager for Meridian Associates, Inc., a Sarasota based securities broker-dealer. Ms. Knox holds NASD Series 3,7,24 and 63 licenses and is Florida Life and Variable Annuity licensed.

     GEORGEANNE E. DETWEILER, age 32, serves FAS Wealth as Vice President and Director of Branch Operations. Prior to her association with FAS Wealth, Ms. Detweiler was employed by Smith, Barney, Harris, Upham & Co., Inc. in the capacity of Assistant to the branch manager, syndicate manager and sales manager. Ms. Detweiler has been involved in the securities investment industry for 12 years and possesses extensive knowledge and experience in the retail, operational and compliance aspects of the securities business. Ms. Detweiler holds NASD Series 4, 7, 11, 24, and 63 securities licenses.

DENNIS B. SCHROEDER, age 61, serves as a director of FAS, and resides in Naples, Florida. He has over thirty years of experience in the investment banking industry. In 1955 Mr. Schroeder founded Miller & Schroeder Financial, Inc. in Minneapolis, Minnesota. Miller & Schroeder Financial, Inc. is one of the largest regional investment banking firms in the U.S. specializing in tax exempt securities and corporate finance with underwriting totaling billions of dollars annually. Mr. Schroeder retired from Miller & Schroeder Financial, Inc. in 1988 as Chairman and Chief Executive Officer. From 1988 through 1991, Mr. Schroeder was Chairman of the Board of Directors and Chief Executive Officer of F & G Consultants, Inc. and signed a three year contract with USF&G Financial Services, Inc. a division of USF&G Insurance Company of Baltimore, Maryland. Mr. Schroeder was responsible for establishing distribution for twelve USF&G mutual funds totaling approximately $1 billion; acting as President/Chief Executive Officer for coordinating the marketing and distribution efforts for USF&G Investment Services Inc.; developing a pilot program for independent property and casualty insurance agencies to sell securities; and coordinating the sale and divestiture of unprofitable USF&G companies and divisions. From 1993 to 1997 Mr. Schroeder served as Chairman and Chief Executive Officer of Lotto World, Inc., a national publishing company. Mr. Schroeder was instrumental in raising over $14,000,000 in capital for Lotto World, Inc. through private placements and an Initial Public Offering. Mr. Schroeder serves on several Board of Directors including Lotto World, Inc., Financial Marketing Holding Company, Inc. and FMC Capital Markets, Inc. and is a former director of Gulf Coast National Bank of Naples, Florida.

     ROBERT E. WINDOM, M.D., age 69, is a director of FAS, and resides in Sarasota, Florida. His Bachelor of Arts Degree and Medical Degree are from Duke University in 1952 and 1956. His post graduate training was at Parkland Memorial Hospital, Dallas, Texas. From 1960-1986, he practiced internal medicine and cardiology in Sarasota. He served as President of the Florida Medical Association in 1982-3. In 1986, President Ronald Reagan appointed him to be the Assistant Secretary for Health in the Department of Health and Human Services. In that capacity he directed the US Public Health Service and represented the nation internationally in signing bilateral research agreements for the NIH, CDC and other scientific entities. Since 1989, Dr. Windom has served as a healthcare consultant, dealing with domestically and internationally public and environmental health issues. He currently is Chair of the Florida Correctional Medical Authority, serving under consecutive appointments from two Governors. He is a member of the Council for Excellence in Government in Washington, D.C., is historian for the Florida Medical Association, is a delegate from the Florida Medical Association to the American Medical Association, and is a member of the National Legislative Committee of the Florida Medical Association. He is a Fellow of the American College of Physicians, and also the American College of Cardiology. He is a past president of the Florida Heart Association, and also the Sarasota County Chamber of Commerce. He has been a board member of the following organizations: Power Brands, BESTech, Inc., Boys and Girls Club of Sarasota County Foundation, and Sarasota Heart Center Foundation. He has been a Clinical Professor of Internal Medicine at both the University of Miami School of Medicine, and the University of South Florida School of Medicine. Dr. Windom has served in numerous community capacities as Chairman of the United Way Campaign, Chairman of the Goodwill Industries Annual Campaign, Director of Coast Bank, Advisory Board of SunTrust Bank, Director of Ellis Bank, and Director of First Presidential Savings and Loan Association. Dr. Windom has authored over 35 medical publications/papers, and is the author of "The Fruit and Vegetable Lovers' Guide to the Surgeon Generals' Diet." He has been awarded The Distinguished Alumnus Award of the Duke Medical Center, Distinguished Internist of the Year by the American Society of Internal Medicine, Patriot of Sarasota, and Health Communicator of the Year by the Florida Hospital Association. Dr. Windom is a director and consultant of FAS Weatlh.

     FAS expects that the Board of Directors will establish an Audit Committee and a Compensation Committee. The members of each committee are expected to be determined at the first meeting of the Board of Directors following the Effective Date.

RIGHTS  OF  DISSENTING  SHAREHOLDERSRIGHTS  OF  DISSENTING  SHAREHOLDERS

     Shareholders who have not consented to the Merger and who comply with the dissenters' rights provisions of the Florida Business Corporation Act will have the right to be paid in cash the fair value of their Company Common Stock. Such fair value in the amount of $.065 per share was determined as of the close of business on the day before the Majority Holders approved the Merger by written consent excluding any appreciation or depreciation directly or indirectly induced by the Merger or the authorization of it.

     In order to receive cash payment for his FAS Wealth Common Stock, a dissenting shareholder must comply with the procedures specified by Sections
607.1302 to 607.1320 of the Florida BCA, which are attached as Annex D to this Information Statement/Prospectus. Any shareholder considering exercising his dissenters' rights is urged to review Sections 607.1302 and 607.1320 carefully. The following summary of the principal provisions of Sections 607.1302 to
607.1320 is qualified in its entirety by reference to the text thereof. Further, the following discussion is subject to the possibility that FAS Wealth may abandon the Merger if the Board of directors determines that in light of the potential liability of FAS Wealth that might result from the exercise of dissenters' rights, the Merger would be impracticable, undesirable or not in the best interests of FAS Wealth shareholders. If FAS Wealth abandons the Merger, the rights of dissenting shareholders would terminate and such dissenters would be reinstated to all of their rights as shareholders.

     Any shareholder who wishes to dissent from the Merger and receive a cash payment for his Common Stock, (a) must file with FAS Wealth, prior to the Effective Date, a written objection to the Merger demanding payment for his Company Common Stock if the Merger is consummated and setting forth his name, address and the number of shares of Company Common Stock held by him and (b) must not be one of the Majority Holders who consented to the Merger.

     FAILURE TO FILE THE REQUIRED NOTICE OR DEMAND PRIOR TO THE EFFECTIVE DATE WILL NOT SATISFY THE NOTICE REQUIREMENTS OF SECTION 607.1320 AND WILL RESULT IN THE FORFEITURE OF DISSENTERS RIGHTS.

     COMMUNICATIONS WITH RESPECT TO DISSENTERS' RIGHTS SHOULD BE ADDRESSED TO FAS WEALTH MANAGEMENT SERVICES, INC. AT SOUTHTRUST BANK PLAZA, 1800 SECOND STREET, SUITE 780, SARASOTA, FLORIDA 34236, TELEPHONE NUMBER (941) 365-4200.

     Upon filing a notice of election to dissent a dissenting shareholder will cease to have any of the rights of a shareholder except the right to be paid the fair value of his Company Common Stock pursuant to Section 607.1320. If a shareholder loses his dissenters' rights, either by withdrawal of his demand, abandonment of the Merger by FAS Wealth or otherwise, he will not have the right to receive a cash payment for his Company Common Stock and will be reinstated to all of his rights as a shareholder as they existed at the time of the filing of his demand.

     AT THE TIME OF DEMANDING PAYMENT FOR HIS SHARES OF COMPANY COMMON STOCK, EACH SHAREHOLDER DEMANDING PAYMENT SHALL SUBMIT THE CERTIFICATE OR CERTIFICATES REPRESENTING HIS SHARES OF COMPANY COMMON STOCKS FOR NOTATION THEREON THAT SUCH DEMAND HAS BEEN MADE. FAILURE TO DO SO SHALL, AT THE OPTION OF FAS WEALTH
FLORIDA, TERMINATE HIS DISSENTER'S RIGHTS UNLESS A COURT, FOR GOOD CAUSE, DETERMINES OTHERWISE.

     Within 60 days after the Effective Date of the Merger, FAS, as successor to FAS Wealth, will give written notice thereof to each dissenting shareholder who timely filed a demand and will make a written offer to each such shareholder to pay for his FAS Wealth Common Stock at a specified price determined by FAS Wealth to be the fair value thereof. If, within 30 days after the Merger, FAS and a dissenting shareholder agree upon the price to be paid for his FAS Wealth Common Stock; FAS shall make such payment within 90 days following the effective date of the Merger, upon surrender by such shareholder to FAS of the certificates representing his FAS Wealth Common Stock. Upon payment, the dissenting shareholder shall cease to have any interest in FAS Wealth Common Stock.

     If FAS and any dissenting shareholder fail to agree upon the price to be paid for his FAS Wealth Common Stock within the aforementioned 30-day period, then within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date the Merger is effected, FAS shall, or at any time within such 60 day period FAS may, file an action in any court of general civil jurisdiction in the county in Florida where the registered office, of FAS Wealth is located, requesting that the fair value of such FAS Wealth Common Stock be found and determined. If FAS fails to institute the proceeding within such 60-day period, any dissenting shareholder may institute such proceeding. All dissenting shareholders, except those who have agreed on the price to be paid for their FAS Wealth Common Stock, are required to be made parties to such a proceeding.

     In any such proceeding, the court, at FAS's request, will determine whether or not any particular dissenting shareholder is entitled to receive payment for his FAS Wealth Common Stock. If FAS does not request such a determination or if the court finds that a dissenting shareholder is so entitled, the court, directly or through an appraiser, will fix the value of FAS Wealth Common Stock as of the day prior to the date the Majority Holders consented to the Merger, excluding any appreciation or depreciation directly or indirectly induced by the Merger or the proposal to authorize it. The expenses of any such proceeding, as determined by the court, shall be assessed against FAS, except that the court may apportion costs to any dissenting shareholder whom it finds to have been acting arbitrarily, vexatiously or otherwise not in good faith in refusing an offer by FAS.

     THE PROVISIONS OF SECTIONS 607.1302 TO 607.1320 ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT ANY SHAREHOLDER WHO DESIRES TO EXERCISE HIS/HER RIGHT TO DISSENT CONSULT HIS LEGAL COUNSEL, AS FAILURE TO COMPLY STRICTLY WITH SUCH
PROVISIONS  MAY  LEAD  TO  A  LOSS  OF  DISSENTERS  RIGHTS.

                                   THE MERGER

GENERAL

     FAS Wealth merged with FAS Wealth Delaware, a wholly owned subsidiary of FAS. The Merger was effected as of August 31, 1998 and resulted in (i) FAS
Wealth's name being unchanged as FAS Wealth Management Services, Inc. (ii) shares of common stock of FAS Wealth being converted into the right to receive
 .5872 shares of common stock of FAS for each share of common stock of FAS Wealth owned as of the date of Merger (iii) FAS Wealth Delaware to be incorporated under the laws of Delaware after the Merger; and (iv) FAS Wealth Delaware being a wholly owned subsidiary of FAS whose Certificate of Incorporation authorizes FAS to issue (A) 25,000,000 shares of Class A Common Stock, par vale $.001 per share, (B) 1,000,000 shares of Class B Common Stock; and (c) 1,000,000 preferred shares with a par value of $.001 per share.

     The Certificate of Incorporation and Bylaws of FAS Wealth Delaware as in effect on August 31, 1998 will be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     This section of the Information Statement/Prospectus describes certain aspects of the Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified by reference to the Merger Agreement, which is attached as Annex A to this Information Statement/Prospectus and is incorporated herein by reference.

     Pursuant to the Merger Agreement, on the Effective Date each share of FAS Wealth Common Stock issued and outstanding immediately prior to the Effective Date (other than fractional shares to be canceled as described below) will be converted at the Effective Date into the right to receive that number of duly authorized, validly issued, fully paid and nonassessable shares of FAS Common Stock equal to the quotient, calculated to four decimal places, of (a) 1,591,000 divided by (b) the number of shares of FAS Wealth Common Stock outstanding immediately prior to the Effective Date. In the event of any change in FAS
Wealth Common Stock or FAS Common Stock by reason of any stock split, readjustment, stock dividend, exchange of shares, reclassification, reorganization or otherwise the Conversion Number will be correspondingly adjusted.

     Promptly after the Effective Date, FAS will mail to each record holder of an outstanding certificate or certificates which immediately prior to the Effective Date represented shares of FAS Wealth Common Stock (the "Certificates"), a form letter of transmittal and instructions for use in effecting the surrender of the Certificates for exchange.

FAS WEALTH STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     Upon surrender by FAS Wealth stockholders to FAS of their Certificates, (together with such letter of transmittal duly executed together with any other required documents) the FAS Wealth stockholders will be entitled to receive from FAS the number of shares of FAS Common Stock which such holder has the right to receive under the Merger Agreement, and such FAS Wealth Certificate will then be canceled. Under the DGCL, the failure of a FAS Wealth stockholder to surrender his or her Certificates will not result in the forfeiture of the right to receive dividends or to vote the FAS Common Stock issuable to such stockholder.

     No fractional shares of FAS Common Stock will be issued in the Merger. Instead, the Merger Agreement provides that each holder of FAS Wealth Common Stock who would otherwise have been qualified to receive a fraction of a share of FAS Common Stock will be entitled to receive, in lieu thereof, cash (without interest) in an amount equal to the fraction of a share to which such holder would otherwise have been entitled, multiplied by the Market Value of FAS Common Stock less the amount of any withholding taxes which may be required thereon. The Merger Agreement provides that for purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange by a FAS Wealth stockholder will be aggregated, and no such holder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of FAS Common Stock with respect to all such Certificates surrendered.

CLOSING;  EFFECTIVE  DATE

     After the adoption and approval of the Agreement and Plan of Merger, the Merger and the other transactions contemplated thereby, appropriate certificates of merger in the form required by the Florida Business Corporation Act were executed and filed in the office of the Secretary of State of the State of Florida and filed and recorded with the Secretary of State of the State of Delaware as provided in the General Corporation Laws of Delaware specifying the Merger to be effective as of the 31st day of August, 1998. The Closing occurred on the date the Merger became effective. However, the Effective Date is the twentieth day after the date of this Information Statement.

REPRESENTATIONS  AND  WARRANTIES

     The Merger Agreement contains certain customary representations and warranties by each of FAS and FAS Wealth (as to such party) concerning: the organization and qualification of FAS and FAS Wealth and their respective subsidiaries; the capitalization of each of FAS and FAS Wealth; the authority of each of FAS and FAS Wealth relative to the execution and delivery of and performance of its respective obligations under the Merger Agreement; approval by the Board of Directors of each of FAS and FAS Wealth regarding certain related matters; obtaining necessary approvals to consummate the transactions contemplated by the Merger Agreement; the absence of any conflict with, or violations of the corporate documents and certain binding instruments of each of FAS and FAS Wealth or their respective subsidiaries or with or of any statute, rule, regulation, order or decree of courts or governmental entities, subject to certain exceptions; the accuracy of reports and documents filed by FAS Wealth with the Commission since a specified date, and certain financial statements of each company; the absence of undisclosed liabilities or obligations of FAS, FAS Wealth and each of their respective subsidiaries; the absence of litigation involving FAS or FAS Wealth or their respective subsidiaries that would have a material adverse effect on the business of either party; and compliance by each of FAS and FAS Wealth and their respective subsidiaries with applicable laws and agreements.

POST-CLOSING  MATTERS

     Incentive Stock Option. Immediately after the Effective Date, the Board of Directors shall authorize the issuance of 250,000 Incentive Stock Options each to Guy S. Della Penna and Jack A. Alexander respectively and 155,000 Incentive Stock Options to Robert H. DeVore. The options shall vest and be exercisable immediately subject to the Lock-up Agreement at $0.60 per share. In addition, common stock warrants to purchase 22,800 shares of Class A Common Stock are issuable to FMC Capital Markets, Inc. at $3.29 per share subject to the Lock-Up Agreement.

     Dividend Policy. FAS has never paid dividends on the Common Stock and it does not anticipate that it will pay dividends or alter its dividend policy in the foreseeable future. The payment of dividends by FAS on the Common Stock will depend on its earnings and financial condition, and such other factors as the Board may consider relevant.

     Market for Common Equity and Related Stockholder Matters. FAS Wealth's Common Stock is not quoted on the NASD Over-The-Counter Bulletin Board ("OTCBB") and has not had any trading activity. A public trading market having the characteristics of depth, liquidity and orderliness depends upon the existence of market makers as well as the presence of willing buyers and sellers, which are circumstances over which FAS does not have control.

     FAS  has  reserved  the  trading  symbol  FAS.


                           CERTAIN TAX CONSIDERATIONS

     The following is a summary description of the material federal income tax consequences of the Merger. This summary is for general informational purposes only and is not intended as a complete description of all of the tax consequences of the Merger and does not discuss tax consequences under the laws of state or local governments or of any other jurisdiction. Moreover, the tax treatment of a stockholder may vary depending upon his, her or its particular situation. In this regard, certain stockholders (including (i) insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign trusts or estates as defined for United States federal income tax purposes, and (ii) stockholders that hold shares as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for United States federal income tax purposes and stockholders with a "functional currency" other than the United States dollar) may be subject to special rules not discussed below. In addition, this summary applies only to shares which are held as capital assets. The following discussion may not be applicable to a stockholder who acquired his or her shares pursuant to the exercise of stock options or otherwise as compensation.

     THE FOLLOWING DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, TREASURY REGULATIONS THEREUNDER, AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE WHICH MAY OR MAY NOT BE RETROACTIVE, AND ANY SUCH CHANGES COULD AFFECT THE TAX CONSEQUENCES DESCRIBED HEREIN. EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER DESCRIBED HEREIN, INCLUDING, THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES OF APPLICABLE TAX LAWS.

     FAS Wealth and FAS will receive, prior to the Effective Date of the Merger, the opinion of Sonfield & Sonfield to the effect that:

     (1)     the  Merger  will qualify as a reorganization within the meaning of
Section  368(a)  of  the  Code;

     (2) no gain or loss will be recognized by FAS or FAS Wealth as a result of the Merger; and

     (3) no gain or loss will be recognized by FAS Wealth's stockholders upon the receipt of FAS Common Stock solely in exchange for FAS Wealth Common Stock in connection with the Merger (except with respect to cash received in lieu of a fractional interest in FAS Common Stock).

     Tax opinions are not binding on the IRS or any court. Moreover, the tax opinions are based upon, among other things, certain representations as to factual matters made by FAS Wealth and FAS, which representations, if incorrect or incomplete in certain material respects, would jeopardize the conclusions reached in the opinions.

     It is expected that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. If the Merger so qualifies, (i) the holders of FAS Wealth Common Stock will not recognize gain or loss upon the receipt of FAS Common Stock in exchange for their shares of FAS Wealth Common Stock, (ii) each holder of FAS Wealth Common Stock will carry over his, her or its tax basis in the FAS Wealth Common Stock to the FAS Common Stock, (iii) the holding period for each holder of FAS Wealth Common Stock will carry over to the FAS Common Stock, provided that the FAS Wealth Common Stock is held as a capital asset immediately prior to the Effective Date of the Merger, and (iv) any holder of FAS Wealth Common Stock receiving cash in lieu of fractional shares will recognize capital gain or loss (provided the shares of FAS Wealth Common Stock surrendered are held as capital assets immediately prior to the Effective Date of the Merger) equal to the difference between the amount of cash received and the portion of such holder's basis in the shares of FAS Wealth Common Stock allocable to such fractional share interests, and such capital gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

     If  the  Merger  does not qualify as a reorganization within the meaning of
Section 368(a) of the Code, then each holder of FAS Wealth Common Stock will recognize gain or loss upon the receipt of the FAS Common Stock in exchange for such FAS Wealth Common Stock equal to the difference between the fair market value of the FAS Common Stock received and such holder's basis in FAS Wealth Common Stock.

     If  the  Merger  were  not  to  qualify  as a tax-free reorganization under
Section 368 of the Code, then, in general, a corporate level federal income tax would be payable by the consolidated group of which FAS Wealth is the common parent, which tax would be based upon the gain (computed as the difference between the fair market value of FAS stock exchanged in the Merger and the Shareholders of FAS Wealth's adjusted basis in such stock) realized by FAS
Wealth  upon  the  consummation  of  the  Merger.

TAXPAYER  RELIEF  ACT

     The Taxpayer Relief Act of 1997 ("TRA 1997") was signed into law on August 5, 1997. TRA 1997 contains certain restrictions involving a distribution or "spin-off" to stockholders of portions of a business enterprise, accompanied by a merger or acquisition of a specific unit of the business enterprise involving a third party acquiror. The Merger is not affected by the restrictions imposed by TRA 1997.

BACK-UP  WITHHOLDING  REQUIREMENTS

     United States information reporting requirements and backup withholding at the rate of 31% may apply with respect to dividends paid on, and proceeds from the taxable sale, exchange or other disposition of FAS Wealth Common Stock, unless the stockholder (i) is a corporation or comes within certain other exempt categories, and, when required, demonstrates these facts, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not supply FAS with his, her or its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be refunded or credited against the stockholder's federal income tax liability. Stockholders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. If information reporting requirements apply to a stockholder, the amount of dividends paid with respect to such shares will be reported annually to the IRS and to such stockholder.


                           INFORMATION CONCERNING FAS

FAS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Overview. FAS was organized June 23, 1998 under the general corporation laws of the state of Delaware and has agreed to combine, by merger, with FAS Wealth, a registered broker-dealer that is a member of the National Association of Securities Dealers, Inc. for the purpose of becoming a full service investment banking firm including brokerage and asset management

     Jack Alexander, as a founder and on behalf of FAS, entered into an Agreement and Plan of Merger dated May 7, 1998 (the "Merger Agreement") among FAS Wealth Delaware and certain shareholders of FAS Wealth whereby a wholly owned subsidiary of FAS, newly created under the General Corporation Laws of Delaware, will merge with and into FAS Wealth with FAS Wealth surviving the merger (the "Merger"). The Merger will result in (i) FAS Wealth Delaware being governed by Delaware law, (ii) certain officers and directors of FAS Wealth becoming officers and directors of FAS, (iii) FAS Wealth name being unchanged as FAS Wealth Management Services, Inc.; and (iv) FAS Wealth Delaware becoming a wholly owned subsidiary of FAS.

     FAS is a development stage enterprise and has devoted substantially all of its efforts to financial planning, raising capital and identifying business opportunities. FAS is subject to the risks associated with development stage companies. Substantial financing or capital investment will be required to continue to fund FAS's activities until a significant sales volume can be obtained. Because FAS has not yet puts its business plan into operation, there is no assurance that such financing and additional capital investment will be available when needed, or that FAS's business plan will be commercially successful when implemented in the future. If FAS is unable to raise adequate amounts of financing or capital, its operations and continuation as a going concern may not occur.

     Liquidity and Capital Resources. On June 25, 1998, FAS was paid a consulting fee negotiated by FAS's president, Mr. Jack Alexander, acting as agent and founder for FAS Group, Inc. Payment of the fee was received in the form of 200,000 shares of stock in the Tollycraft Yacht Corporation. These shares of stock have been classified as available for sale and are reflected on the accompanying balance sheet at market value

BUSINESS  OF  FAS

     Overview. The founder of FAS Group, Inc. ("FAS"), Jack Alexander, pioneered the independent contractor registered representative to build a nationwide, full service retail brokerage firm. He founded First Affiliated Securities and attracted over 1,000 associated brokers in approximately 400 offices. Firms over which Mr. Alexander presided have been responsible for underwriting more than 100 new securities issues and raised over $1 billion for companies in both private and public offerings as the managing underwriter. He has maintained relationships with many of the brokers who were associated with FAS as well as brokers, traders, investment bankers, corporate finance and compliance professionals, as well as qualified back and front office support personnel.

     FAS, through its wholly owned broker-dealer subsidiary, FAS Wealth, is a full service, national retail, independent contractor, investment banking firm focused on retail brokerage. investment banking, trading, institutional brokerage, affinity group marketing and asset management. FAS Wealth was founded in 1981 and is an independent, publicly held, reporting broker/dealer that has been in continuous, uninterrupted compliance with all net capital requirements imposed by the Securities Exchange Act of 1934 and the United States Securities and Exchange Commission. FAS Wealth has never experienced any regulatory difficulties or problems since its incorporation in 1981 and has, as a firm, never been the subject of any adverse arbitration rulings. FAS approaches the marketplace with an innovative concept in the broker/dealer structure. The business strategy of FAS Wealth is to offer products and services to professional business persons and high net worth individuals who are primarily members of affinity groups. FAS Wealth additionally focuses its growth activities in the areas of the establishment of additional independent branch offices staffed by brokers who market mutual funds, stocks, bonds, variable annuities and insurance products as well as wealth management services to the general public. FAS Wealth is a Member of the NASD, SIPC, MSRB and RIBA.

     The Industry Background. Over the past 15 years, capital markets have evolved in depth and complexity, thereby radically altering the needs of both investors and the companies accessing those markets. According to Securities Data Company, in 1982, 122 IPOs were underwritten in the U.S. for a total of $1.3 billion and total public equity issued equaled $20.6 billion. In 1992, the value of new issues in the U.S. more than doubled the level achieved in any previous year reaching $39.9 billion, while the total public equity and high-yield debt raised equaled $95.0 billion and $51.6 billion respectively. In 1996, 874 initial public offerings were completed in the U.S., totaling $50.0 billion, total public equity issued equaled $191.1 billion, and high-yield debt issued totaled $87.5 billion. A significant portion of this growth has come from emerging industries that previously had limited access to the capital markets.

     To succeed in the current environment, investment banks must be able to conceive and to communicate creative solutions which meet the capital needs of companies and the investment goals of investors.

     FAS believes that the increases in recent years, in the depth and complexity of the capital markets and in the number of non-traditional issuers coupled with significant inflows of cash into mutual funds and other managed funds, will lead to greater demand by both issuers and investors for focused advisory, capital markets, and capital management products and services.

     Employment. Industry sources report that securities and financial services sales representatives held about 250,000 jobs in 1997. In addition, a substantial number of people in other occupations sold securities. These include partners and branch office managers in securities firms as well as insurance agents and brokers offering securities to their customers.

     Securities sales representatives are employed by brokerage and investment firms in all parts of the country. Many of these firms are very small. Most sales representatives, however, work for a small number of large firms with main offices in big cities (especially New York) and approximately 25,000 branch offices in other areas.

     Financial services sales representatives are employed by banks, savings and loans associations, and other credit institutions.

     Growth Strategy. FAS believes its strategy and culture will enable it to succeed in this changing marketplace. FAS will apply its regional focus and team-based approach to the following business segments:

     Strategic  Relationship  with  Banking  Institution
     Investment  Banking  and  Corporate  Finance
     Capital  Raising  Activities
     Mergers  and  Acquisitions  Advisory  Services
     Sales  and  Trading
     Corporate  Services
          Executive  Services
          Syndicate
     Asset  Management
     Hedge  and  Offshore  Funds
     Private  Equity  and  Venture  Capital
          Mutual  Funds
     Fund  Distribution

     Accounting, Administration and Operations . FAS's accounting, administration and operations personnel will be responsible for financial controls, internal and external financial reporting, office and personnel services, FAS's management information and telecommunications systems, and the processing of FAS securities transactions. With the exception of payroll processing, which will be performed by an outside service bureau, and customer account processing, which will be performed by FAS's clearing broker, most data processing functions will be performed by FAS's management information systems department. FAS believes that future growth will require implementation of new and enhanced communications and information systems and training of its personnel to operate such systems as well as the hiring of additional personnel.

COMPETITION

     As of a result of the Merger, FAS engages in the highly competitive securities brokerage and financial services businesses. FAS competes directly with large Wall Street securities firms, securities subsidiaries of major commercial bank holding companies, major regional firms and smaller niche players. To an increasing degree, FAS also competes for various segments of the financial services business with other institutions, such as commercial banks, savings institutions, mutual fund companies, life insurance companies and financial planning firms. FAS believes that following a strategy of offering superior service and investment advice in particular areas of expertise and to a particular client base differentiates it from competitors.

     In addition to competing for investment clients, companies in the securities industry compete to attract and retain experienced and productive investment professionals. See "Risk Factors--Competition for Retaining and Recruiting Personnel."

     Most competitors have greater personnel and financial resources than FAS. Larger competitors are able to advertise their products and services on a national or regional basis and may have a greater number and variety of distribution outlets for their products, including retail distribution. Discount brokerage firms market their services through aggressive pricing and promotional efforts. In addition, some competitors have much more extensive investment banking activities than FAS and therefore may possess a relative advantage with regard to access to deal flow and capital.

     Recent rapid advancements in computing and communications technology are substantially changing the means by which financial services are delivered. These changes are providing consumers with more direct access to a wide variety of financial and investment services, including market information and on-line trading and account information. Advancements in technology also create demand for more sophisticated levels of client services. FAS is committed to utilizing technological advancements to provide a high level of client service. Provision of these services may entail considerable cost without an offsetting source of revenue.

LEGAL  PROCEEDINGS

     While FAS is not currently a defendant or plaintiff in any lawsuits or arbitrations, many aspects of FAS's business involve substantial risks of liability, litigation and arbitration. An underwriter is exposed to potential liability under federal and state securities laws, other federal and state laws and court decisions, including decisions with respect to underwriters' liability and limitations on indemnification of underwriters by issuers. For example, a firm that acts as an underwriter may be held liable for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered or for statements made by its securities analysts or other personnel.

     If plaintiffs in any future suits against FAS were to prosecute their claims successfully, or if FAS were to settle such suits by making significant payments to the plaintiffs, FAS's operating results and financial condition could be materially and adversely affected. FAS will carry very limited insurance which may cover only a portion of any such payments.

     In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions that seek substantial damages and frequently name as defendants underwriters of a public offering and investment banks that provide advisory services in merger and acquisition transactions. The eventual impact of the recently passed Federal Private Securities Litigation Reform Act of 1995 on securities class action litigation is not yet known. FAS is not currently a defendant in any such lawsuits, and has never been named a defendant in a class action lawsuit or other suit alleging underwriter liability.

     In addition to these financial costs and risks, the defense of litigation or arbitration may divert the efforts and attention of FAS's management and staff, and FAS may incur significant legal expenses in defending such litigation or arbitration. This may be the case even with respect to claims and litigation which management believes to be frivolous, and FAS intends to defend vigorously any frivolous claims against it. The amount of time that management and other employees may be required to devote in connection with the defense of litigation could be substantial and might materially divert their attention from other responsibilities within FAS.

     FAS also may become a defendant in civil actions and arbitrations arising out of its other activities as a broker-dealer, as an investment adviser, as an employer and as a result of other business activities. There can be no assurance that substantial payments in connection with the resolution of disputed claims will not occur in the future.

     In addition, FAS's charter documents allow indemnification of FAS's officers, directors and agents to the maximum extent permitted under Delaware law. FAS intends to enter into indemnification agreements with these persons. FAS has been and in the future may be the subject of indemnification assertions under these charter documents or agreements by officers, directors or agents of FAS who are or may become defendants in litigation.

RISK  MANAGEMENT

     FAS will establish various policies and procedures for the management of its exposure to operating, principal and credit risk. There can be no assurance that FAS's risk management procedures and internal controls will prevent or reduce any such risks. Operating risk arises out of the daily conduct of FAS's business and relates to the possibility that one or more of FAS's personnel could cause FAS to engage in imprudent business activities. Principal risk relates to the fact that FAS will hold securities that are subject to changes in value, and such changes could result in FAS incurring material losses. Credit risk occurs because FAS will extend credit through its clearing broker to various of its customers in the form of margin and other types of loan activities that are normal industry practices.

     Operating risk will be monitored by managers of FAS's business groups, and by the directors of each of FAS's operating subsidiaries. These directors review the overall business activities of each of FAS's subsidiaries, and issue directions to address issues which, in the judgment of the directors, could result in a material loss to FAS.

     Principal risk is managed primarily by conducting real-time monitoring of the amount and types of securities held from time to time by FAS and by limiting the exposure to any one investment or type of investment. The two most common categories of securities to be owned are those related to the daily trading activities of FAS's brokerage operations and those which arise out of FAS's underwriting activities. FAS will attempt to limit its exposure to market risk on securities held as a result of its daily trading activities by limiting its inventory of trading securities to the amount needed to provide the appropriate level of liquidity in the securities for which it is a market maker. FAS does not intend to take positions in securities as principal investments, and will seek to balance trading security inventory positions daily.

     Credit risk will be monitored both by FAS's own operations personnel and by FAS's clearing broker. Margin calls are issued if the value of collateral declines below established margin requirements, and margin maintenance requirements are increased in the event that the concentration in a client's account exceeds certain levels.

REGULATION

     In the United States, a number of federal regulatory agencies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. The SEC is the federal agency that is primarily responsible for the regulation of broker-dealers and investment advisers doing business in the United States, and the Federal Reserve Board promulgates regulations applicable to securities credit transactions involving broker-dealers and certain other institutions in the United States. Much of the regulation of broker-dealers, however, has been delegated to self-regulatory organizations ("SROs"), principally the NASD (and its subsidiaries NASD Regulation, Inc. and Nasdaq), and the national securities exchanges. These SROs and exchanges adopt rules (which are subject to approval by the SEC) that govern the industry, monitor daily activity and conduct periodic examinations of member broker-dealers. While FAS's broker-dealer subsidiary, FAS Wealth, is not a member of the NYSE, FAS's business is affected by the NYSE rules.

     Securities firms are also subject to regulation by state securities commissions in the states in which they are required to be registered. FAS Wealth is registered as a broker-dealer with the SEC and in 41 states, and is a member of, and subject to regulation by, a number of SROs, including the NASD and the Municipal Securities Rulemaking Board.

     As a result of federal and state registration and SRO memberships, FAS will be subject to overlapping schemes of regulation which cover all aspects of their securities business. Such regulations cover matters including capital requirements, uses and safe-keeping of clients' funds, conduct of directors, officers and employees, record-keeping and reporting requirements, supervisory and organizational procedures intended to assure compliance with securities laws and to prevent improper trading on material nonpublic information, employee-related matters, including qualification and licensing of supervisory and sales personnel, limitations on extensions of credit in securities transactions, clearance and settlement procedures, requirements for the registration, underwriting, sale and distribution of securities, and rules of the SROs designed to promote high standards of commercial honor and just and equitable principles of trade. A particular focus of the applicable regulations concerns the relationship between broker-dealers and their customers. As a result, the many aspects of the broker-dealer customer relationship are subject to regulation including, in some instances, "suitability" determinations as to certain customer transactions, limitations on the amounts that may be charged to customers, timing of proprietary trading in relation to customers' trades and disclosures to customers.

     FAS will also be subject to "Risk Assessment Rules" imposed by the SEC which require, among other things, that certain broker-dealers maintain and preserve certain information, describe risk management policies and procedures and report on the financial condition of certain affiliates whose financial and securities activities are reasonably likely to have a material impact on the financial and operational condition of the broker-dealers. Certain "Material Associated Persons" (as defined in the Risk Assessment Rules) of the broker-dealers and the activities conducted by such Material Associated Persons may also be subject to regulation by the SEC. In addition, the possibility exists that, on the basis of the information it obtains under the Risk Assessment Rules, the SEC could seek authority over FAS's unregulated subsidiaries either directly or through its existing authority over FAS's regulated subsidiaries.

     In the event of non-compliance with an applicable regulation, governmental regulators and the NASD may institute administrative or judicial proceedings that may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the deregistration or suspension of the non-compliant broker-dealer or investment adviser, the suspension or disqualification of the broker-dealer's officers or employees or other adverse consequences. The imposition of any such penalties or orders on FAS could have a material adverse effect on FAS's operating results and financial condition.

     Additional legislation and regulations, including those relating to the activities of broker-dealers and investment advisers, changes in rules promulgated by the SEC or other United States or foreign governmental regulatory authorities and SROs or changes in the interpretation or enforcement of existing laws and rules may adversely affect the manner of operation and profitability of FAS. FAS's businesses may be materially affected not only by regulations applicable to it as a financial market intermediary, but also by regulations of general application. For example, the volume of FAS's underwriting, merger and acquisition, securities trading and asset management activities in any year could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Federal Reserve Board) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities.

NET  CAPITAL  REQUIREMENTS

     As a broker-dealer registered with the SEC and as a member firm of the NASD, FAS Wealth will be subject to the capital requirements of the SEC and the NASD. These capital requirements specify minimum levels of capital, computed in accordance with regulatory requirements, that the firm is required to maintain and also limits the amount of leverage that the firm is able to obtain.

     FAS Wealth will compute its net capital requirement under the aggregate indebtedness method permitted by the SEC. Under this method, FAS Wealth is required by the SEC to maintain regulatory net capital, computed in accordance with the SEC's regulations, equal to the greater of $250,000 or such amount that its aggregate indebtedness does not exceed 1,500% of its net capital.

     "Net capital" is essentially defined as net worth (assets minus liabilities, as determined under generally accepted accounting principles), plus qualifying subordinated borrowings, less the value of all of a broker-dealer's assets that are not readily convertible into cash (such as goodwill, furniture, prepaid expenses and unsecured receivables), and further reduced by certain percentages (commonly called "haircuts") of the market value of a broker-dealer's positions in securities and other financial instruments.

     The SEC's capital rules also (i) require that broker-dealers notify it, in writing, two business days prior to making withdrawals or other distributions of equity capital or lending money to certain related persons if those withdrawals would exceed, in any 30-day period, 30% of the broker-dealer's excess net capital, and that they provide such notice within two business days after any such withdrawal or loan that would exceed, in any 30-day period, 20% of the broker-dealer's excess net capital, (ii) prohibit a broker-dealer from withdrawing or otherwise distributing equity capital or making related party loans if after such distribution or loan, the broker-dealer has net capital of less than $300,000 or if the aggregate indebtedness of the broker-dealer's consolidated entities would exceed 1,000% of the broker-dealer's net capital and in certain other circumstances, and (iii) provide that the SEC may, by order, prohibit withdrawals of capital from a broker-dealer for a period of up to 20 business days, if the withdrawals would exceed, in any 30-day period, 30% of the broker-dealer's excess net capital and if the SEC believes such withdrawals would be detrimental to the financial integrity of the firm or would unduly jeopardize the broker-dealer's ability to pay its customer claims or other liabilities.

     Compliance with regulatory net capital requirements could limit those operations that require the intensive use of capital, such as underwriting and trading activities, and also could restrict FAS's ability to withdraw capital from its affiliated broker-dealers, which in turn could limit its ability to pay dividends, repay debt and redeem or repurchase shares of its outstanding capital stock.

     A failure of a broker-dealer to maintain its minimum required net capital would require it to cease executing customer transactions until it came back into compliance, and could cause it to lose its NASD membership, its registration with the SEC or require its liquidation. Further, the decline in a broker-dealer's net capital below certain "early warning levels," even though above minimum net capital requirements, could cause material adverse consequences to the broker-dealer.

MANAGEMENT  OF  FAS

     Directors and Executive Officers. Directors and Executive OfficersFAS has initially fixed the number of directors at seven, including at least one non-employee director and two employee directors whom FAS anticipates will be named prior to the Effective Date. The Board of Directors will be divided into three classes with two or three directors in each class, with each class serving staggered terms. At each annual meeting of stockholders, directors will be elected by the holders of the Common Stock to succeed those directors whose terms are expiring.

     Information describing the background of Directors and Executive Officers appears under the caption "Certain Considerations Related to the Merger -
Directors  and  Officers  of  FAS  Following  the  Merger."

     Compensation of Executive Officers. Prior to consummation of the Merger, no compensation was paid and a minimal amount was accrued to any of the executive officers of FAS.

     Effective upon consummation of the Merger, FAS entered into employment agreements with Guy S. Della Penna, Jack A. Alexander, Robert H. DeVore, Georgeanne Detweiler, Bonnie S. Gilmore and Andrea Smeltzer.

     Compensation of Directors. FAS intends to pay each director who is not an officer or employee of FAS an annual director's fee plus an attendance fee for each meeting of the Board of Directors or committee thereof that such director actually attends. In addition, FAS will reimburse directors for their reasonable expenses incurred in attending meetings of the Board and its committees. Directors' compensation may be changed at any time by the Board.

     Stock Incentive Plan. The board of directors and stockholders of FAS have approved and adopted by written consent, the FAS Group, Inc. Stock Incentive Plan (the "Stock Incentive Plan"). The purpose of the Stock Incentive Plan is to provide deferred stock incentives to certain key employees and directors of FAS and its subsidiaries who contribute significantly to the long-term performance and growth of FAS. The following description of the Stock Incentive Plan is qualified by the Stock Incentive Plan itself.

     General  Provisions  of the Stock Incentive Plan.  The Stock Incentive Plan
     ------------------------------------------------
will be administered by the Board of Directors or a committee of the Board of Directors duly authorized and given authority by the Board of Directors to administer the Stock Incentive Plan (the Board of Directors or such designated Committee as administrator of the Stock Incentive Plan shall be hereinafter referred to as the "Board"). The Board will have exclusive authority to administer the Stock Incentive Plan including without limitation, to select the employees to be granted awards under the Stock Incentive Plan, to determine the type, size and terms of the awards to be made, to determine the time when awards will be granted, and to prescribe the form of instruments evidencing awards made under the Stock Incentive Plan. The Board will be authorized to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan as may be necessary for efficient administration of the Stock Incentive Plan. Any Board action will require a majority vote of the members of the Board.

     Three types of awards are available under the Stock Incentive Plan: (i) nonqualified stock options or incentive stock, (ii) stock appreciation rights, and (iii) restricted stock. An aggregate of six hundred fifty five thousand shares of Common Stock may be issued pursuant to the Stock Incentive Plan, subject to adjustment to prevent dilution due to merger, consolidation, stock split or other recapitalization of FAS.

     The Stock Incentive Plan will not affect the right or power of FAS or its stockholders to make or authorize any major corporate transaction such as a merger, dissolution or sale of assets. If FAS is dissolved, liquidated or merged out of existence, each participant will be entitled to a benefit as though he became fully vested in all previous awards to him immediately prior to or concurrently with such dissolution, liquidation or merger. The Board may provide that an option or stock appreciation right will be fully exercisable, or that a share of restricted stock will be free of such restriction upon a change in control of FAS.

The Stock Incentive Plan may be amended at any time and from time to time by the Board of Directors but no amendment which increases the aggregate number of shares of Common Stock that may be issued pursuant to the Stock Incentive Plan will be effective unless it is approved by the stockholders of FAS. The Stock Incentive Plan will terminate upon the earlier of the adoption of a resolution by the Board of Directors terminating the Stock Incentive Plan, or ten years from the date of the Stock Incentive Plan's approval by the Board of Directors and stockholders, June 23, 1998.

Stock  Options  and  Stock  Appreciation  Rights.  Stock  options  are rights to
------------------------------------------------
purchase shares of Common Stock. Stock appreciation rights are rights to receive, without payment to FAS, cash and/or shares of Common Stock in lieu of the purchase of shares of Common Stock under the stock option to which the stock appreciation right is attached. The Board may grant stock options in its discretion under the Stock Incentive Plan. The option price shall be determined by the Board at the time the option is granted and shall not be less than the par value of such shares.

The Board will determine the number of shares of Common Stock to be subject to any option awarded. The option will not be transferable by the recipient except by the laws of descent and distribution. The option period and date of exercise will be determined by the Board and may not exceed ten years. The option of any person who dies may be exercised by his executors, administrators, heirs or distributors if done so within one year after the date of that person's death with respect to any Common Stock as to which the decedent could have exercised the option at the time of this death. Upon exercise of an option, the participant may pay for Common Stock so acquired in cash, with Common Stock (the value of which will be the fair market value at the date of exercise), in a combination of both cash and Common Stock, or, in the discretion of the Board, by promissory note. For purposes of determining the amount, if any, of the purchase price satisfied by payment with Common Stock, fair market value is the mean between the highest and lowest sales price per share of Common Stock on a given day on the principal exchange upon which the stock trades or some other quotation source designated by the Board.

The Board may, in its discretion, attach a stock appreciation right to an option awarded under the Stock Incentive Plan. A stock appreciation right is exercisable only to the extent that the option to which it is attached is exercisable. A stock appreciation right entitles the optionee to receive a payment equal to the appreciated value of each share of Common Stock under option in lieu of exercising the option to which the right is attached. The appreciated value is the amount by which the fair market value of a share of Common Stock exceeds the option exercise price for that share of Common Stock. A holder of a stock appreciation right may receive cash, Common Stock or a combination of both upon surrendering to FAS the unexercised option to which the stock appreciation right is attached. FAS must elect its method of payment within fifteen business days after the receipt of written notice of an intention to exercise the stock appreciation right.

Any person granted an incentive stock option under the Stock Incentive Plan who makes a disposition, within the meaning of 425(c) of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder, of any shares of Common Stock issued to him pursuant to his exercise of an option within two years from the date of the granting of such option or within one year after the date any shares are transferred to him pursuant to the exercise of the incentive stock option must within ten days of the disposition notify FAS and immediately deliver to FAS any amount of federal income tax withholding required by law.

A person to whom a stock option or stock appreciation right is awarded will have no rights as a stockholder with respect to any shares of Common Stock issuable pursuant to the stock option or stock appreciation rights until actual issuance of a stock certificate for Common Stock.

Restricted  Stock.  The  Board  may in its discretion award Common Stock that is
-----------------
subject to certain restrictions on transferability. This restricted stock issued pursuant to the Stock Incentive Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by the laws of descent and distribution, for a period of time as determined by the Board, from the date on which the award is granted. FAS will have the option to repurchase the shares of restricted Common Stock at such price as the Board shall have fixed, in its sole discretion, when the award was made, which option will be exercisable at such times and upon the occurrence of such events as the Board shall establish when the restricted stock award is granted. FAS may also exercise its option to repurchase the restricted Common Stock if prior to the expiration of the restricted period, the participant has not paid to FAS amounts required to be withheld pursuant to federal, state or local income tax laws. Certificates for restricted stock will bear an appropriate legend referring to the restrictions. A holder of restricted stock may exercise all rights of ownership incident to such stock including the right to vote and receive dividends, subject to any limitations the Board may impose.

Tax  Information.  A  recipient  of an incentive stock option or a non-qualified
----------------
stock  option  will not recognize income at the time of the grant of the option.
--
On the exercise of a non-qualified stock option, the amount by which the fair market value of Common Stock on the date of exercise exceeds the option price will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by FAS. The disposition of Common Stock acquired upon exercise of a non-qualified option will ordinarily result in capital gain or loss. In the case of officers who are subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the date for measuring the amount of ordinary income to be recognized upon the exercise of a non-qualified stock option will generally be six months after exercise rather than the date of exercise.

On the exercise of an option that qualifies as an "incentive stock option" within the meaning of the Code, the holder will not recognize any income and FAS will not be entitled to a deduction for tax purposes. However, the difference between the exercise price and the fair market value of Common Stock received on the date of the exercise will be treated as an "item of tax preference" to the holder that may be subject to the alternative minimum tax. The disposition of Common Stock acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss, however if the holder disposes of Common Stock acquired upon the exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will recognize ordinary income, and FAS will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of Common Stock on the date the option was exercised over the option price (or, in certain circumstances, the gain on sale, if less). Otherwise, FAS will not be entitled to any deduction for tax purposes upon disposition of such Common Stock. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market of Common Stock on the date of exercise of the option will be capital gain.

If an incentive option is exercised through the use of Common Stock previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned Common Stock and thus no gain or loss will be recognized with respect to such Common Stock upon exercise. However, if the previously owned Common Stock was acquired by the exercise of an incentive stock option or other tax qualified stock option and the holding period requirements for Common Stock were not satisfied at the time the previously owned Common Stock was used to exercise the incentive option, such use would constitute a disqualifying disposition of such previously owned Common Stock resulting in the recognition of ordinary income (but, under proposed Treasury regulations, not any additional gain in capital gain) in the amount described above.

The amount of any cash or the fair market value of any Common Stock received upon the exercise of stock appreciation rights under the Stock Incentive Plan will be subject to ordinary income tax in the year of receipt and FAS will be entitled to a deduction for such amount. However, if the holder receives Common Stock upon the exercise of stock appreciation rights and is then subject to the restrictions of Section 16(b) of the Exchange Act; unless the holder elects otherwise, the amount of Ordinary income and deduction will be measured at the time such restrictions lapse.

Generally, a grant of restricted stock under the Stock Incentive Plan will not result in taxable income to the employee or deduction to FAS in the year of the grant. The value of Common Stock will be taxable to the employee and compensation income in the years in which the restrictions on Common Stock lapse. Such value will be the fair market value of Common Stock on the dates the restrictions terminate, less any amount the recipient may have paid for Common Stock at the time of the issuance. An employee, however, may elect to treat the fair market value of Common Stock on the date of such grant (less restricted stock, provided the employee makes the election within thirty days after the date of the grant. If such an election is made and the employee later forfeits Common Stock to FAS, the employee will not be allowed to deduct at a later date the amount he had earlier included as compensation income. In any case, FAS will receive a deduction corresponding in amount and time to the amount of compensation included in the employee's income in the year in which that amount is so included.

As of the date of this Information Statement/Prospectus, 655,000 stock options have been granted under the Stock Incentive Plan under the terms of the Merger.

Limitations of Liability and Indemnification of Directors . FAS's Certificate of Incorporation provides that directors will not be personally liable to FAS or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for breaches of the duty of loyalty to FAS or its stockholders, (ii) for any acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL relating to unlawful dividends, or (iv) transactions involving an improper personal benefit. Moreover, if Delaware law were to change in the future to permit the further elimination or limitation of the personal liability of directors, the liability of a director of FAS would be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Certificate of Incorporation and the Bylaws of FAS also contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of FAS pursuant to the foregoing provisions, or otherwise, FAS has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PRINCIPAL  STOCKHOLDERS  OF  FAS

     The following table sets forth certain information, as of September 30, 1998, with respect to beneficial ownership of the shares of the Common Stock by
(i) each person known by FAS to own beneficially more than 5% of the presently outstanding Common Stock; (ii) each Director of FAS; and (iii) all Directors and Officers of FAS as a group, both before and after giving effect to the Merger.

                                                                       COMMON  STOCK
                                                              -----------------------------
NAME OF                                      NUMBER OF           PERCENT OF TOTAL(2)(3)
BENEFICIAL OWNER                          SHARES OWNED(1)     BEFORE MERGER   AFTER MERGER
-------------------------------------  ---------------------  -----------------------------
Jack A. Alexander                                    695,000         21.10%  13.29%
16935 West Bernardo Drive, Suite 107   Class A Common Stock
San Diego, California 92127

Jack A. Alexander
16935 West Bernardo Drive, Suite 107                 630,000         19.13%  12.05%
San Diego, California 92127            Class B Common Stock

John J. Garrett, Trustee
u/a/d October 28, 1986                             1,060,000         32.18%  20.27%
P.O. Box 130444                        Class A Common Stock
Houston, Texas 77219-0444


ALL OFFICERS AND DIRECTORS                         1,325,000         40.23%  25.34%
AS A GROUP (3 PERSONS)
BEFORE THE MERGER

Guy S. Della Penna                                   797,182
2323 Stickney Point Road               Class A Common Stock              0%  15.25%
Sarasota, FL 34231

Guy S. Della Penna                                   370,000
2323 Stickney Point Road               Class B Common Stock              0%   7.08%
Sarasota, FL 34231

ALL OFFICERS AND DIRECTORS                         2,492,182             0%  47.67%
AS A GROUP (4 PERSONS)
AFTER THE MERGER

(1)     Represents  the  number  of  shares  of Common Stock beneficially owned as of September 30,
1998,  except  Guy  S. Della Penna and other directors of FAS Wealth who will acquire shares in the
Merger, by each named person or group, expressed as a percentage of all of the shares of such class outstanding  as  of  such  date.
(2)     Based  upon  the  total  number  of  shares  of  Common Stock outstanding before the Merger
(3,294,000)  and  after  the  Merger  (5,228,571).  Under  the rules of the Securities and Exchange
Commission,  a  person  is  deemed  to  be the beneficial owner of a security if such person has or shares  the  power  to vote or direct the voting of such security or the power to dispose or direct the  disposition  of  such  security.  A  person  is  also  deemed  to be a beneficial owner of any securities  if  that  person  has  the  right  to  acquire  beneficial  ownership  within  60 days.
Accordingly,  more  than  one person may be deemed to be a beneficial owner of the same securities.
Unless  otherwise  indicated  by  footnote,  the  name entities or individuals have sole voting and investment  power  with  respect  to  the  shares  of  Common  Stock  beneficially  owned.
(3)     Does not include (i) 884,064 shares issuable upon exercise of Warrants, (ii) 655,000 shares issuable  upon  exercise  of  Incentive Stock Options as a part of the Merger, (iii) 304,000 shares issuable  upon  exercise  of  the  Incentive  Stock Options to key employees, or (iv) 22,800 shares issuable  upon exercise of common stock warrants issuable to FMC Capital Markets, Inc. as a part of the  Merger.

DESCRIPTION  OF  FAS  CAPITAL  STOCK

     The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of FAS's Certificate of Incorporation and By Laws, copies of which will be furnished to an investor upon written request therefor. The authorized capital stock of FAS consists of 25,000,000 shares of Class A Common Stock, 1,000,000 shares of Class B Common Stock, and 1,000,000 shares of Preferred Stock, $.001 par value per share. See "Additional Information."

     Common Stock. As of the date of this Information Statement/Prospectus, there are 3,294,000 shares of Common Stock outstanding, 630,000 of which are Class B shares and 2,664,000 are Class A shares. After the Merger, there will be 5,228,571 shares of Common Stock outstanding, 1,000,000 of which will be Class B shares and 4,228,571 will be Class A shares. Holders of Class A Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders and holders of Class B Common Stock are entitled to 50 votes per share. Except as otherwise provided by law, the holders of shares of Common Stock vote as one class. Shares of Common Stock do not have preemptive rights or cumulative voting rights. FAS's Certificate of Incorporation, provides that the board of directors shall be divided into three classes, as nearly equal in number as possible, and that at each annual meeting of stockholders all of the directors of one class shall be elected for a three-year term. The affirmative vote of not less than 75% of the outstanding Shares of Common Stock is required to approve a merger or consolidation, a transfer of substantially all the assets, certain issuances and transfers of FAS's securities to other entities or a dissolution of FAS, unless the Board of Directors of FAS has approved the transaction. Additionally, certain business combinations involving FAS and any holder of 15% or more of FAS's outstanding voting stock must be approved by at least 66.67% of such voting stock, exclusive of the stock owned by the 15% stockholders, unless approved by a majority of the directors not affiliated with such holder or certain price and procedural requirements are met. These provisions, together with the authorization to issue preferred stock on terms designated by the Board of Directors, described above, could be used as anti-takeover devices.

     Subject to preferences that may be applicable to any outstanding series of Preferred Stock the holders of Common Stock are entitled to receive dividends ratably when, as and if declared by the Board of Directors, and upon liquidation are entitled to share ratably in FAS's net assets. Payment of dividends on the Common Stock may be subject to prior payment of dividends on any Preferred Stock issued in the future. See "Description of Capital Stock - Preferred Stock." The decision to pay dividends is subject to such other financial considerations as the Board of Directors of FAS may deem relevant. No assurance can be given as to the timing or amount of any dividend that FAS may declare on the Common Stock.

     FAS's By-Laws provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting. FAS's By-Laws also provide that a stockholder must give written notice of such stockholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of FAS not later than (i) with respect to an election to be held at an Annual Meeting of Stockholders, 90 days prior to the anniversary date of the date of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a Special Meeting of Stockholders for the election of directors, the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting is first mailed to stockholders provided that such statement is mailed no earlier than 120 days prior to the date of such meeting. Notwithstanding the foregoing, if an existing director is not standing for re-election to a directorship which is the subject of an election at such meeting or if a vacancy exists as to a directorship which is the subject of an election, whether as a result of resignation, death, an increase in the number of directors, or otherwise, then a stockholder may make a nomination with respect to such directorship at any time not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders. Each notice of a nomination from a stockholder shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of FAS entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (e) the consent of each nominee to serve as a director of FAS if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Preferred Stock. The Certificate of Incorporation of FAS authorizes the issuance of up to 1,000,000 shares of preferred stock, $.001 par value (the
"Preferred Stock"), of which none are outstanding as of the date of this Information Statement. The summary of terms of FAS's preferred stock contained in this Information Statement/Prospectus does not purport to be complete and is subject to, and is qualified in its entirety by, the provisions of FAS's Certificate of Incorporation and the Certificate of Designations of the Cumulative Convertible Preferred Stock (liquidation preference to be determined by the Board of Directors of FAS) (the "Certificate of Designations"), which is available from FAS upon request.

     The Board of Directors of FAS is authorized by its Certificate of Incorporation, without any action on the part of stockholders, to issue preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences, limitations, descriptions and terms thereof, including the extent, if any, to which the holders of the Shares of any such series will be entitled to vote as a class or otherwise with respect to the election of directors or otherwise, all as shall, to the extent permitted under the laws of the State of Delaware, be determined by the Board of Directors of FAS. Thus, subject to the limitations in the Certificate of Designations, the Board of Directors, without stockholder approval, may authorize the issuance of preferred stock (in addition to the Preferred Stock) but not with voting, conversion, dividend, liquidation or other rights senior to those of the Preferred Stock, which could make it more difficult for another company to effect certain business combinations with FAS.

     Warrants. As of the date of this Information Statement/Prospectus, 250,000 Warrants were issued under the terms of the Merger Agreement consummated August 31, 1998 to Jack Alexander and Guy Della Penna and 155,000 Warrants issued to Rob DeVore all at a strike price of $0.60. 750,000 Warrants were issued under the terms of the PPM dated August 19,1998 at a strike price of $5.00 and 22,800 Warrants were issued under the terms of the Merger Agreement consummated August 31, 1998 to FMC Capital Markets, Inc. at a strike price of $2.00.

SHARES  ELIGIBLE  FOR  FUTURE  SALE

     After the Effective Date, FAS will have 5,228,571 shares of Common Stock outstanding. Of these shares, 1,934,571 will be freely tradable, subject to the limitations imposed upon affiliates, without restriction or registration under the Securities Act of 1933 as amended (the "Securities Act"). The remaining 3,294,000 shares (the "Restricted Shares") were issued and sold by FAS in reliance upon exemptions from registration under the Securities Act. In addition, 1,865,864 shares issuable upon the exercise of outstanding warrants and options will be freely tradeable upon completion of the Merger, subject to the limitations imposed upon affiliates.

     Beginning in July 1999, and at various dates thereafter, all of the Restricted Shares will become eligible for sale pursuant to Rule 144 promulgated under the Securities Act, if the conditions of the rule have been met. In general, under Rule 144 as currently in effect, beginning 90 days after the date of the Merger, a shareholder, including an affiliate of FAS, may sell shares of Common Stock acquired prior to the Merger after at least one year has elapsed since such shares were acquired from FAS or an affiliate of FAS. The number of shares of Common Stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of FAS (and who has not been an affiliate for 90 days prior to the sale) and who has beneficially held shares acquired from FAS or an affiliate of FAS for at least two years, may resell the shares without compliance with the foregoing requirements under Rule 144.

     Prior to the Effective Date, there has been no public market for the Common Stock, and no predictions can be made as to the effect, if any, that sales of shares or the availability of shares for sale will have on the prevailing market price of the Common Stock. Nevertheless, sales of substantial amounts of Common Stock in the public market could have an adverse effect on the prevailing market prices.

     By means of a private placement memorandum dated August 19, 1998, FAS Group, Inc. privately offered and sold 750,000 Units at $2.00 per Unit each consisting of 750,000 shares of Class A Common Stock and 750,000 Redeemable Class A Common Stock Purchase Warrants. At September 30, 1998, the full 750,000 Unit offering was placed, raising $1,500,000 in gross proceeds. The net proceeds were utilized for payment of the Placement Agent's expense allowance and expenses, to finance the Merger with FAS Wealth and the growth associated with the transfer of registered representatives from an unrelated broker-dealer including the purchase of an inventory of marketable securities.


                        INFORMATION CONCERNING FAS WEALTH

GENERAL

     FAS Wealth was founded in 1981 and is an independent, publicly held broker/dealer focused on Affinity Group marketing programs. FAS Wealth's principal FAS Wealth office is located at 2323 Stickney Point Road, Sarasota, Florida 34231, and its telephone number is 941-921-9700. Effective August 31, 1998 Executive Wealth Management Services, Inc. changed its name to FAS Wealth Management Services, Inc. FAS Wealth approaches the marketplace with an innovative concept in the broker/dealer structure with a marketing focus towards Affinity Groups. The business strategy of FAS Wealth is to offer products and services to professional business persons and high net worth individuals who are primarily members of affinity groups. FAS Wealth additionally focuses its growth activities in the areas of the establishment of additional independent branch offices staffed by brokers who market mutual funds, stocks, bonds, variable annuities and insurance products as well as wealth management services to the general public.

ACQUISITION  OF  REGISTERED  REPRESENTATIVES

     Effective August 31, 1998, FAS Wealth after Executive Wealth Management Services, Inc. after effecting the Merger that included changing its name acquired certain registered representatives and assets from an unrelated broker-dealer.

OPERATIONS  OFFICE

     FAS Wealth is located at 2323 Stickney Point Road, Sarasota, Florida 34231, and its telephone number is 941-921-9700. There are fifteen (15) branch offices located in Tampa, Spring Hill, Delray Beach, Longwood, Altamonte Springs and Naples; and two offices in Sarasota, and one in Safety Harbor and Altamonte Springs as well as one office in San Diego, California. Management anticipates that FAS Wealth will, either by acquisition, origination or association, add at least twenty additional branches within the next twenty four (24) months

LICENSING

     FAS  Wealth is licensed as a securities broker-dealer in all States except:
Alaska, Arkansas, Delaware, Hawaii, Idaho, Montana, New Hampshire, South Dakota, Utah and the District of Columbia. As of the date of this Information Statement/Information Statement/Prospectus, FAS Wealth is capable of engaging in substantially all aspects of the life and health insurance business and securities business. FAS Wealth is registered as a securities broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended, and is registered with the Securities and Exchange Commission as a Registered Investment Advisor under the Investment Advisor Act of 1940, as amended, and is also registered as such under various state securities laws. FAS Wealth is a member of the National Association of Securities Dealers ("NASD"), Securities Investor Protection Corporation ("SIPC") and the Municipal Securities Rule Making Board ("MSRB").

     FAS Wealth operates as a fully-disclosed securities broker-dealer and has, as of the date of this Information Statement/Information Statement/Prospectus, correspondent clearing relationships with two New York Stock Exchange member firms, specifically: Raymond James & Associates, Inc. of St. Petersburg, Florida and J. B. Oxford & Co., J.W. Genesis Clearing Corporation in Boca Raton, Florida. It is anticipated that FAS will enter into a clearing arrangement with Clearing Services Corporation, Inc, New York, New York. In July 1997, the NASD amended the firm's Restrictive Agreement to eliminate any restriction on the number of registered representatives who can be licensed by FAS Wealth. FAS
Wealth is also unrestricted as to the number of branch offices it may operate. It is FAS Wealth's intent to establish Offices of Supervisory Jurisdiction as may be appropriate to facilitate servicing Affinity Groups and the public at-large. All administrative functions with respect to FAS Wealth's insurance and securities activities, including compliance, are carried out and/or are supervised from FAS Wealth's administrative offices located in Sarasota, Florida.

     FAS Wealth is registered with the United States Securities and Exchange Commission as a Registered Investment Advisor under the Investment Advisors Act of 1940 and is registered as such with the states of Florida, Missouri, Kansas and are pending in the states of New Mexico and Texas.

     FAS Wealth has been in continuous, uninterrupted compliance with all net capital requirements imposed by the Securities Exchange Act of 1934 and the United States Securities and Exchange Commission acting pursuant to the authority vested in such Commission by such statute. FAS Wealth has never experienced any regulatory difficulties or problems since its incorporation in 1981 and, as of the date of this Summary, has, as a firm, never been the subject of any adverse arbitration rulings or litigation.

OBJECTIVE  OF  MANAGEMENT

Management's objective is to create value within FAS Wealth that can be measured, extracted and converted to cash or perhaps to be a potential future acquisition candidate for a publicly traded financial corporate suitor such as a commercial bank, insurance company, mutual fund family or national broker/dealer. Management's goal is to effect strong fundamental financial performance in the areas of revenue growth, cost containment, earnings increases and enhancement of book value. The enhancement in value is to be accomplished by calibrated, sure-footed steps in the implementation of a specifically defined plan of action over time.

     FAS Wealth also operates as a specialized investment banking firm, offering on a best efforts, agency or brokerage basis, investment media and services to its customers which include common and preferred stocks, corporate and municipal bonds, United States Treasury obligations, interests in direct participation programs, shares of mutual funds, investment and comprehensive financial, retirement, tax, and estate planning, as well as investment analysis and recommendations. FAS Wealth acts as a "fully disclosed" securities broker/dealer, exercises no custodial or discretionary powers over its customer accounts and such services are rendered solely in connection with the purchase or sale of securities or the anticipated purchase or sale of securities, as well as a variety of insurance products. Such services are provided on an incidental basis solely in connection with the conduct of its business as a securities broker/dealer.

     For the past three years, FAS Wealth has aggressively engaged in, and committed significant financial and personnel resources towards the development of business and contractual relationships with medical and non-medical Affinity Groups. Paramount to this effort has been the selection and due diligence analysis conducted by FAS Wealth of unique, needs driven and/or value added securities and non-securities related products and services for endorsement by these Affinity Groups to their members. In this regard, FAS Wealth has hired or associated with personnel (see Affinity Marketing Team) who have unique and experienced backgrounds in the medical, legal, accounting and affinity group marketing industries. In addition, Affinity Marketing Team members of FAS Wealth have conducted numerous conferences and meetings with a wide variety of Affinity Groups and product and service vendors which have resulted in formal contractual relationships with some of these Affinity Groups and vendors to facilitate FAS Wealth's unique business strategy

AFFINITY  GROUP  MARKETING  STRATEGY

     Physicians, lawyers, dentists, engineers, and accountants, among others, often times belong to some professional groups or associations, commonly known as "Affinity Groups." FAS Wealth strategy is to have its products and services endorsed by the organization's governing body, thereby providing FAS Wealth with potential access to large numbers of qualified and accredited customers. In this regard, FAS Wealth has established contacts and relationships with various Affinity Groups and has presented comprehensive marketing plans to all of these organizations wherein various securities and non-securities products and services are endorsed by the Affinity Groups to offer said products and services to their membership.

     It is management's belief that by focusing on Affinity Group marketing, it will place FAS Wealth in a superior competitive position relative to traditional broker-dealers because Affinity Group marketing provides and or facilitates:

          attracting full service brokers by offering the opportunity to market quality products to the Affinity Groups;
          an affirmative and possibly exclusive endorsement from the organizations leadership, (i.e. medical, dental and other associations);
          access to and development of the size and quality of client accounts of high net worth individuals, and referrals from these individuals, that FAS Wealth may approach to cross-sell additional products and services;
          significant  marketing  economies  of  scale;
          ability to receive financial marketing support from insurance companies, mutual funds and other interested product vendors;
          an opportunity to establish a brand name from which additional customized, value added products and services may be offered;
          a platform to introduce and develop proprietary financial and non-financial products;
          development and sale of private label specific products and/or services for endorsing organizations;
          insurance products and securities syndication and distribution activities;
          the ability to expand the number of broker/dealer branches and Offices of Supervisory Jurisdiction;
          expansion of its investment banking and related underwriting activities;
          customer loyalty as a result of being endorsed by an association for one or more items and the resulting tacit approval of all products and services offered by FAS Wealth; and
          a revenue stream from a diversified product and service menu directed at higher net worth individuals which may tend to dampen historic adverse business cycles experienced by traditional securities broker-dealers.

     FAS Wealth has researched, analyzed and developed a specific marketing approach in establishing and developing its relationships with large Affinity Groups. FAS Wealth has recognized that any product and/or service must be one that is needs driven, unique and of economic benefit to a potential endorsing organization and its member participants. By introducing FAS Wealth to these potential client groups utilizing, initially, non-securities related products and services that fulfill the three aforementioned criteria, FAS Wealth has been able to further penetrate some of these groups. FAS Wealth has performed due diligence and analysis on the following related products and services:

          Prepaid tax audit defense service offered by TaxResources, Inc.; AIG Life Insurance Company Survivorship Insurance Plans;
     AIG  Long  Term  Care  Insurance;
          A Disability Income Insurance Policy for physicians and others which is being developed by a third party;
     Disability Income Trust offered by Massachusetts Mutual Insurance Company; and
     Pre-paid  Legal  Services.

     It is the intent of FAS Wealth to also offer securities related products and services once the credibility of FAS Wealth and the success of the non-securities related marketing program has been established. FAS Wealth will be able to utilize its current and prospective contingent of registered representatives to solicit and offer for sale various securities and insurance products to members of the Affinity Groups on an endorsed basis and through the generation of a proposed leads program which will help attract high quality brokers who recognize the benefit of access to high net worth customers.

     FAS Wealth's marketing approach to Affinity Groups is expected to also entail a direct mailing system to survey member participants to determine and focus on their specific areas of concern, needs, interests and requirements as well as to determine statistically an approximate level of fulfillment penetration. Once the foregoing has been established, the relationship with Affinity Group members is intended to be further developed utilizing telemarketing, web sites, seminars, informational and educational audio and video tapes, press releases and Company authorized articles in various print media. Such publicity will also be sought in the respective endorsing organizations' periodicals and industry publications and by attendance at Affinity Group meetings and conferences by FAS Wealth personnel.

MARKET  MAKING  ACTIVITIES

     FAS will, as a matter of policy avoid market making in those securities falling under the "penny securities" category, except when an investment banking relationship has been established to accomplish, among other things, the goal of at least a small cap qualification for listing.

     FAS will establish no intra day minimum dollar commitments to either individual securities or the inventory as a whole as that will depend on too many outside forces and factors such as demand, market conditions and company developments.

     FAS will attempt to balance securities according to volume levels in order to safely follow the rules and procedures in the Supervisor's Manual.

     Securities will be selected according to either retail interest, or based upon FAS's research and consistency with FAS's net capital position at any time.

     A trading system will be utilized: by direct wire through J.B. Oxford & Co.

     Any securities de-listed from NASDAQ to the NNOTC will be dropped as soon as any inventory is eliminated (liquidated). Thus NNOTC and third market will not be traded. These latter orders will be given as agency.

     Small order FAS Wealth systems will be limited to those orders less than the small order FAS Wealth systems size and will always be entered through NW
III. The head trader will have the only small order FAS Wealth systems access terminal, with the Chief Compliance Officer maintaining a monitoring terminal.

GROWTH  STRATEGY

     FAS believes its strategy and culture will enable it to succeed in this changing marketplace. FAS will apply its regional focus and team-based approach to the following business segments:

          Strategic  Relationship  with  Banking  Institution
     Investment  Banking  and  Corporate  Finance
     Capital  Raising  Activities
     Mergers  and  Acquisitions  Advisory  Services
     Sales  and  Trading
     Corporate  Services
          FAS  Wealth  Services
          Syndicate
     Asset  Management
     Hedge  and  Offshore  Funds
     Private  Equity  and  Venture  Capital
          Mutual  Funds
     Fund  Distribution

COMPETITION

     As a result of the Merger, FAS will engage in the highly competitive securities brokerage and financial services businesses. It will compete directly with large Wall Street securities firms, securities subsidiaries of major commercial bank holding companies, major regional firms and smaller "niche" players.

     Competition from commercial banks has increased because of recent acquisitions of securities firms by commercial banks, as well as internal expansion by commercial banks into the securities business. In addition, FAS expects competition from domestic and international banks to increase as a result of recent and anticipated legislative and regulatory initiatives in the United States to remove or relieve certain restrictions on commercial banks. Such competition could adversely affect FAS's operating results, as well as its ability to attract and retain highly skilled individuals.

     Many other companies have greater personnel and financial resources than FAS. Larger competitors are able to advertise their products and services on a national or regional basis and may have a greater number and variety of distribution outlets for their products, including retail distribution. Discount brokerage firms market their services through aggressive pricing and promotional efforts. In addition, some competitors have a much longer history of investment banking activities than FAS and, therefore, may possess a relative advantage with regard to access to deal flow and capital.

     Recent rapid advancements in computing and communications technology are substantially changing the means by which financial services are delivered. These changes are providing consumers with more direct access to a wide variety of financial and investment services including market information and on-line trading and account information. Advancements in technology also create demand for more sophisticated levels of client services. Provision of these services may entail considerable cost without an offsetting source of revenue.

REGULATION

     The securities business is subject to extensive regulation under federal and state laws in the United States. One of the most important regulations with which FAS's broker-dealer subsidiaries must continually comply is the Securities and Exchange Commission (the "SEC") Rule 15c3-1 (the "Net Capital Rule") which requires the broker-dealer subsidiaries of FAS to maintain a minimum amount of net capital, as defined under such regulations.

     Compliance with many of the regulations applicable to FAS involves a number of risks, particularly in areas where applicable regulations may be subject to interpretation. In the event of non-compliance with an applicable regulation, governmental regulators and the NASD may institute administrative or judicial proceedings that may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), issuance of cease-and-desist orders, deregistration or suspension of the non-compliant broker-dealer or investment adviser, suspension or disqualification of the broker-dealer's officers or employees or other adverse consequences. The imposition of any such penalties or orders on FAS could have a material adverse effect on FAS's operating results and financial condition.

     The regulatory environment in which FAS operates is subject to change. FAS may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other United States or foreign governmental regulatory authorities or the NASD. FAS also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and the NASD.

     Additional regulation, changes in existing laws and rules, or changes in interpretations or enforcement of existing laws and rules often affect directly the method of operation and profitability of securities firms. FAS cannot predict what effect any such changes might have. Furthermore, FAS's businesses may be materially affected not only by regulations applicable to it as a financial market intermediary, but also by regulations of general application. For example, the volume of FAS's underwriting, merger and acquisition and principal investment businesses in a given time period could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. The level of business and financing activity in each of the industries on which FAS focuses can be affected not only by such legislation or regulations of general applicability, but also by industry- specific legislation or regulations.

FAS  WEALTH  SELECTED  HISTORICAL  FINANCIAL  DATA

                                               YEAR  ENDED  DECEMBER  31                      9  MONTHS
--------------------------------------------------------------------------------------------  ----------
                                 1993        1994         1995         1996         1997         1998

Statement of Operations Data:

Revenue                        $825,433   $1,866,299   $2,797,172   $3,000,044   $4,172,716   $2,576,416
Operating Loss                 $455,835   $   96,772   $  140,477   $  236,014   $  132,792      218,154
Net Loss                       $ 446101   $   67,080   $  115,879   $  212,045   $  105,239      218,154
Net Loss Per Share             $ (1.055)  $    (.158)  $    (.254)  $    (.088)  $     (.04)  $     (.08)
Weighted Average Shares
Outstanding                     423,000      440,833      462,833    2,491,490    2,675,485    2,664,560



FAS WEALTH MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     FAS Wealth and its management anticipate continued growth and expansion throughout 1999. FAS Wealth's revenues increased by approximately 50% and 7% during 1995 and 1996, respectively, and 28% in 1997. During 1999, management anticipates increases in transactional revenues, commissions and service fees. Anticipated growth is expected to be achieved through servicing of the Affinity Groups, the addition of up to ten (10) branch and/or satellite offices, greater home office production and increased investment banking activity.

     As of November 30, 1998, FAS Wealth has approximately 136 registered representatives and is in the process of recruiting additional registered representatives and establishing new branch office locations.

     FAS Wealth has entered into contracts with TaxResources, Inc., a pre-paid tax audit defense firm, to market their services, on an exclusive basis, to members of medical, healthcare and other Affinity Groups and associations.

     The Affinity Group marketing efforts of FAS Wealth are well underway. In June 1998, FAS Wealth was notified by AMA Solutions, Inc. that the AMA has approved TaxResources, Inc.'s service for solicitation and sale to its physician members.

     In October 1997, the American Healthcare Alliance, Inc. ("AHA"), a 220,000 member group, executed a Non-Disclosure and Non-Circumvention Agreement with FAS Wealth which will prohibit AHA from contracting directly with the providers of services and products introduced to AHA by FAS Wealth, thereby effectively reinforcing FAS Wealth's ability to market products and services to AHA members on an exclusive basis.

     As a result of the AHA Agreement, TaxResources' conducted an initial test mailing to 10,000 AHA physician members offering participation in TaxResources prepaid tax audit /defense program. The actual results of the test mailing were less than historic paid response rates experienced by TaxResources' for similar type mailings. TaxResources, FAS Wealth and the AHA are revising the mailing strategy for AHA member physicians to include further endorsement by individual preferred provider organizations along with the AHA endorsement. TaxResources will conduct additional test mailings prior to solicitation of the entire 220,000 AHA physician membership.

     In 1998, management has and will be implementing several growth and expansion related initiatives. These initiatives include, but are not limited to the following: (i) expanded services and marketing to Affinity Groups; (ii) continued branch development and expansion for Affinity Group servicing and the public at large; and (iii) possible affiliation, joint venture or merger with another entity in the securities industry to accelerate the expansion and scope of FAS Wealth's operations.

     With the increase of in-house securities/insurance brokers and outside independent licensed representatives, coupled with increased investment banking activities and the sale of non-securities related products and services, it is management's belief that it has and will have the resources to not only sustain operations, but to become profitable in fiscal 1999 and beyond.

     Regulatory Net Capital. Regulatory Net CapitalAs a securities broker-dealer, FAS Wealth is subject to the net capital rules of the Securities and Exchange Commission (SEC) and similar rules in force in the states where FAS Wealth is registered as a securities broker-dealer. The aggregate indebtedness of a securities broker-dealer in relation to its net capital is also subject to SEC rules. Such rules are complex in the manner that regulatory net capital is calculated. In summary, the calculation of regulatory net capital relates to the stockholder's equity of FAS Wealth, taking into account deductions from stockholder's equity which relate to non-allowable, non-liquid assets and reductions in the market value of investment securities owned by FAS Wealth in accordance with rule-prescribed amounts. Under the rules, the aggregate indebtedness of FAS Wealth in relation to its net capital may not exceed a ratio of 15 to 1.

     The table on the next page sets forth FAS Wealth's regulatory net capital and the amount of aggregate indebtedness and the ratio thereof to such regulatory net capital as of December 31, 1997, 1996, 1995, 1994 and September 30, 1998.

                     Regulatory Net Capital and Aggregate Indebtedness


                                                                                    Sept.
                                    1994        1995        1996        1997        1998
                                 ----------  ----------  ----------  ----------  ----------
Net Capital                      $   29,510  $   37,837  $   22,618  $  101,615  $1,002,882
Aggregate Indebtedness           $  132,481  $  202,596  $  177,616  $  208,756  $  478,818
Ratio of aggregate indebtedness
to net capital                    4.49 to 1   5.35 to 1   7.85 to 1   2.05 to 1    .48 to 1

     The NASD requires certain members, such as FAS Wealth, to maintain net capital equal to the greater of 130% of the SEC's net capital requirement or 6 2/3% of aggregate indebtedness. FAS Wealth is in compliance with NASD net capital requirements.

MANAGEMENT  OF  FAS  WEALTH

     Directors and FAS Wealth Officers. Directors and FAS Wealth Florida Officers The business and assets of FAS Wealth are governed and administered under the general supervision of the Board of Directors of FAS Wealth. Presently the Board of Directors consists of four members, Jack A. Alexander, Guy S. Della Penna, Robert E. Windom, MD and Dennis B. Schroeder. Dr. Windom is considered a "public director" as required by the Bylaws and Schedules thereto of the NASD. The day-to-day affairs and business of FAS are carried out by its FAS Wealth officers under the direction of Guy S. Della Penna who serves as President and Chief Executive Officer of FAS Wealth. Robert H. DeVore, Esquire serves as Senior Vice President and Treasurer. Bonnie S. Gilmore serves as Senior Vice President and Chief Financial Officer as well as Secretary of FAS Wealth. Barbara J. Knox serves as Vice President and Chief Compliance Officer of FAS Wealth. Georganne E. Detweiler serves as Director of Branch Operations and Vice President.

     Information describing the background of Directors and FAS Wealth Officers appears under the caption "Certain Considerations Related to the Merger-Directors and Officers of FAS Following the Merger."

EMPLOYMENT  AGREEMENTS

     In connection with consummation of the Merger, FAS assumed employment agreements with Mr. Della Penna, Mr. DeVore, Ms. Gilmore and Ms. Detweiler. See "Long-Term Incentive Plans and Awards in Last Fiscal Year."

          The agreements also restrict the employee from engaging in business in competition with FAS Wealth during the term of the agreement and for a period of two years after termination of employment for any reason. The agreements were entered into 1998.

PRINCIPAL  STOCKHOLDERS  OF  FAS  WEALTH

          The following table sets forth certain information regarding the ownership of the Common Stock as of the date of this Information Statement/Prospectus, and as adjusted to reflect the issuance of shares by the Merger.

                                Number of                             Number of
                           Shares Beneficially                    Shares Beneficially
Name and Address of          Owned Prior to                          Owned After
Beneficial Owner               the Merger             Percent         the Merger  Percent
-------------------------  -------------------  --------------------  ----------  --------

Guy S. Della Penna (1)(2)            1,357,650                   51%   1,167,182    22.32%
2323 Stickney Road
Sarasota, FL 34231

All Directors and
FAS Wealth Officers
as a Group
(4 in number): (2)                   1,407,650                 52.8%   1,197,582    22.90%

_______________________________

 (1)     Mr.  Della  Penna is President and Chief Operating Officer of FAS Wealth and FAS.
He  is  also  one  of  FAS  Wealth's  and  FAS's  directors.



                       COMPARATIVE RIGHTS OF STOCKHOLDERS

SIGNIFICANT CHANGES IN FAS WEALTH'S CHARTER AND BY-LAWS TO BE IMPLEMENTED BY THE MERGER

     Change of Corporate Name. The Merger changed the name of Executive Wealth Management Services, Inc. to "FAS Wealth Management Services, Inc." The Board of Directors concluded that this corporate name is in the best interests of FAS Wealth and its shareholders and that the name continues to reflect the nature of FAS Wealth's present intention to merge with an operating business.

     Limitation of Liability. The Delaware Certificate contains a provision limiting or eliminating, with certain exceptions, the liability of directors to FAS and its shareholders for monetary damages for breach of their fiduciary duties. The Florida Articles contains no similar provision. The Board of Directors believes that such provision will better enable FAS to attract and retain as directors responsible individuals with the experience and background required to direct FAS's business and affairs. It has become increasingly difficult for corporations to obtain adequate liability insurance to protect directors from personal losses resulting from suits or other proceedings involving them by reason of their service as directors. Such insurance is considered a standard condition of directors' engagement. However, coverage under such insurance is no longer routinely offered by insurers and many traditional insurance carriers have withdrawn from the market. To the extent such insurance is available, the scope of coverage is often restricted, the dollar limits of coverage are substantially reduced and the premiums have risen dramatically.

     At the same time directors have been subject to substantial monetary damage awards in recent years. Traditionally, courts have not held directors to be insurers against losses a corporation may suffer as a consequence of directors' good faith exercise of business judgment, even if, in retrospect the directors' decision was an unfortunate one. In the past, directors have had broad discretion to make decisions on behalf of the corporation under the "business judgment rule." The business judgment rule offers protection to directors who, after reasonable investigation, adopt a course of action that they reasonably and in good faith believe will benefit the corporation, but which ultimately proves to be disadvantageous. Under those circumstances, courts have typically been reluctant to subject directors' business judgments to further scrutiny. Some recent court cases have, however, imposed significant personal liability on directors for failure to exercise an informed business judgment with the result that the potential exposure of directors to monetary damages has increased. Consequently legal proceedings against directors relating to decisions made by directors on behalf of corporations have significantly increased in number, cost of defense and level of damages claimed. Whether or not such an action is meritorious, the cost of defense can be well beyond the personal resources of a director.

     The Delaware General Assembly considered such developments a threat to the quality and stability of the governance of Delaware corporations because of the unwillingness of directors, in many instances, to serve without the protection which insurance traditionally has provided and because of the deterrent effect on entrepreneurial decision making by directors who do serve without the protection of traditional insurance coverage. In response, in 1986 the Delaware General Assembly adopted amendments to the Delaware GCL which permit a corporation to include in its charter a provision to limit or eliminate, with certain exceptions, the Personal liability Of Directors to a corporation and its shareholders for monetary damages for breach of their fiduciary duties. Similar charter provisions limiting a director's liability are not permitted under Florida law.

     The Board of Directors believes that the limitation on directors' liability permitted under Delaware law will assist FAS in attracting and retaining qualified directors by limiting directors' exposure to liability. The Merger proposal will implement this limitation on liability of the directors of FAS, inasmuch as Article XVI of the Delaware Certificate provides that to the fullest extent that the Delaware GCL now or hereafter permits the limitation or elimination of the liability of directors, no director will be liable to FAS or its stockholders for monetary damages for breach of fiduciary duty. Under such provision, FAS's directors will not be liable for monetary damages for acts or omissions occurring on or after the Effective Date of the Merger, even if they should fail through negligence or gross negligence, to satisfy their duty of care (which requires directors to exercise informed business judgment in discharging their duties). Article XVI would not limit or eliminate any liability of directors for acts or omissions occurring prior to the Effective Date. As provided under Delaware law, Article XVI cannot eliminate or limit the liability of directors for breaches of their duty of loyalty to FAS; acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, paying a dividend or effecting a stock repurchase or redemption which is illegal under the Delaware GCL, or transactions from which a director derived an improper personal benefit. Further, Article XVI would not
            ====
affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care. Article XVI pertains to breaches of duty by directors acting as directors and not to breaches of duty by directors acting as officers (even if the individual in question is also a director). In addition, Article XVI would not affect a director's liability to third parties or under the federal securities laws.

     Article XVI is worded to incorporate any future statutory revisions limiting directors' liability. It provides, however, that no amendment or repeal of its provision will apply to the liability of a director for any acts or omissions occurring prior to such amendment or repeal, unless such amendment has the affect of further limiting or eliminating such liability.

     FAS Wealth has not received notice of any lawsuit or other proceeding to which Article XVI might apply. In addition, Article XVI is not being included in the Delaware Certificate in response to any director's resignation or any notice of an intention to resign. Accordingly, FAS Wealth is not aware of any existing circumstances to which Article XVI might apply. The Board of Directors recognizes that Article XVI may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders from instituting litigation against directors for breach of their duty of care, even though such an action, if successful, might benefit FAS and its shareholders. However, given the difficult environment and potential for incurring liabilities currently facing directors of publicly held corporations, the Board of Directors believes that Article XVI is in the best interests of FAS and its stockholders, since it should enhance FAS's ability to retain highly qualified directors and reduce a possible deterrent to entrepreneurial decision making. In addition, the Board of Directors believes that Article XVI may have a favorable impact over the long term on the availability, cost, amount and scope of coverage of directors' liability insurance, although there can be no assurance of such an effect.

     Article XVI may be viewed as limiting the rights of stockholders, and the broad scope of the indemnification provisions of FAS's could result in increased expense to FAS. FAS Wealth believes, however, that these provisions will provide a better balancing of the legal obligations of, and protections for, directors and will contribute to the quality and stability of FAS's governance. The Board of Directors has concluded that the benefit to stockholders of improved corporate governance outweighs any possible adverse effects on stockholders of reducing the exposure of directors to liability and broad-ening indemnification rights. Because Article XVI deals with the potential liability of directors, the members of the Board of Directors may be deemed to have a personal interest in effecting the Merger.

     Indemnification. As part of the 1986 legislation permitting a corporation to limit or eliminate the liability of directors, the Delaware General Assembly, for the reasons noted under "Limitation of Liability" above also amended the provisions of the Delaware GCL governing indemnification to clarify and broaden the indemnification rights which corporations may provide to their directors, officers and other corporate agents. The Florida BCA also contains broad indemnification provisions. The Delaware Certificate reflects the provisions of Delaware law, as recently amended, and, as discussed below, provides broad rights to indemnification.

     In recent years, investigations, actions, suits and proceedings, including actions, suits and proceedings by or in the right of a corporation to procure a judgment in its favor (referred to together as "proceedings"), seeking to impose liability on, or involving as witnesses, directors and officers of publicly-held corporations have become increasingly common. Such proceedings are typically very expensive, whatever their eventual outcome. In view of the costs and uncertainties of litigation in general it is often prudent to settle proceedings in which claims against a director or officer are made. Settlement amounts, even if material to the corporation involved and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual defendants. Even in proceedings in which a director or officer is not named as a defendant he may incur substantial expenses and attorneys' fees if he is called as a witness or otherwise becomes involved in the proceeding. Although FAS Wealth's directors and officers have not incurred any liability or significant expense as a result of any proceeding to date the potential for substantial loss does exist. As a result, an individual may conclude that the potential exposure to the costs and risks of proceedings in which he may become involved may exceed any benefit to him from serving as a director or officer of a public corporation. This is particularly true for directors who are not also officers of the corporation. The increasing difficulty and expense of obtaining directors' and officers' liability insurance discussed above has compounded the problem.

     The broad scope of indemnification now available under Delaware law will permit FAS to continue to offer its directors and officers greater protection against these risks. The Board of Directors believes that such protection is reasonable and desirable in order to enhance FAS's ability to attract and retain qualified directors as well as to encourage directors to continue to make good faith decisions on behalf of FAS with regard to the best interests of FAS and its stockholders.

     The Delaware Certificate is quite different from the Florida Articles and require indemnification of FAS's directors and officers to the fullest extent permitted under applicable law as from time to time in affect, with respect to expenses, liability or loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was a director or officer of FAS or is or was serving at the request of FAS as a director or officer of another corporation or of a partnership, joint venture; trust, employee benefit plan or other enterprise at the request of FAS. The right to indemnification includes the right to receive payment of expenses in advance of the final disposition of such proceeding; consistent with applicable law from time to time in effect; provided, however, that if the Delaware GCL requires the payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay FAS if it is ultimately determined that he or she was not entitled to indemnification. Directors and officers would not be indemnified for loss, liability or expenses incurred in connection with proceedings brought against such persons otherwise than in the capacities in which they serve FAS. Under the General Corporation Law of Delaware FAS may, although it has no present intention to do so, by action of the New Board of Directors, provide the same indemnification to its employees, agents, attorneys and representatives as it provides to its directors and officers. The Delaware Certificate provides that such practices are not exclusive of any other rights to which persons seeking indemnification may otherwise be entitled under any agreement or otherwise.

     The Delaware Certificate specifies that the right to indemnification is a contract right. The Delaware Certificate also provides that a person seeking indemnification from FAS may bring suit against FAS to recover any and all amounts entitled to such person provided that such person has filed a written claim with FAS and FAS has failed to pay such claim within thirty days of receipt thereof. In addition, FAS authorize FAS to purchase and maintain indemnity insurance, if it so chooses to guard against future expense.

     The Delaware Certificate provides for payment of all expenses incurred, including those incurred to defend against a threatened proceeding. Additionally, the Delaware Certificate provides that indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The General Corporation Law of Delaware also provides that to the extent any director or officer who is, by reason of such a position, a witness in any proceeding, he or she shall be indemnified for all reasonable expenses incurred in connection therewith.

     Under Delaware law, as with Florida law, rights to indemnification and expenses need not be limited to those provided by statute. As a result, under Delaware law and the Delaware Certificate, FAS will be permitted to indemnity its directors and officers, within the limits established by law and public policy, pursuant to an express contract, a by-law provision, a stockholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the Florida Articles or expressly provided for under Florida or Delaware law.

     Insofar as the Delaware Certificate provides indemnification to directors or officers for liabilities arising under the Securities Act of 1933, it is the position of the Securities and Exchange Commission that such indemnification would be against public policy as expressed in such statute and, therefore, unenforceable.

     The Board of Directors recognizes that FAS may in the future be obligated to incur substantial expense as a result of the indemnification rights conferred under the Delaware Certificate, which are intended to be as broad as possible under applicable law. Because directors of FAS may personally benefit from the indemnification provisions of FAS , the members of the Board of Directors may be deemed to have a personal interest in the effectuation of the Merger.

DEFENSES  AGAINST  HOSTILE  TAKEOVERS

     Introduction. While the following discussion summarizes the reasons for, and the operation and effects of, certain provisions of FAS's Certificate of Incorporation which management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to FAS's Certificate of Incorporation and By Laws. A copy of the Certificate of Incorporation is included as an exhibit to this Information Statement/Prospectus which should be reviewed for more detailed information and the By Laws are available upon request.

     In general, the anti-takeover provisions in Delaware law and FAS's Certificate of Incorporation are designed to minimize FAS's susceptibility to sudden acquisitions of control which have not been negotiated with and approved by FAS's Board of Directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the Board of Directors. The provisions would not prohibit an acquisition of control of FAS or a tender offer for all of FAS's capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of FAS in a transaction that is not approved by the Board of Directors, by making it more difficult for a person or group to obtain control of FAS in a short time and then impose its will on the remaining stockholders. However, to the extent these provisions successfully discourage the acquisition of control of FAS or tender offers for all or part of FAS's capital stock without approval of the Board of Directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of FAS's stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the Board of Directors, whether or not stockholders deem such transactions to be in their best interests.

     Authorized Shares of Capital Stock. FAS's Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock. Shares of FAS's serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of Common Stock (the Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of Class A Common Stock and 1,000,000 shares of Class B Common Stock), could represent additional capital stock required to be purchased by an acquiror. Issuance of such additional shares may dilute the voting interest of FAS's stockholders. If the Board of Directors of FAS determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

     Stockholder Meetings. Delaware law provides that the annual stockholder meeting may be called by a corporation's board of directors or by such person or persons as may be authorized by a corporation's certificate of incorporation or By Laws. FAS's Certificate of Incorporation provides that annual stockholder meetings may be called only by FAS's Board of Directors or a duly designated committee of the Board. Although FAS believes that this provision will discourage stockholder attempts to disrupt the business of FAS between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of FAS between one annual meeting as a forum to address certain other matters and discourage takeovers which are desired by the stockholders. FAS's Certificate of Incorporation also provides that stockholder action may be taken only at a special or annual stockholder meeting and not by written consent.

     Classified Board of Directors and Removal of Directors. FAS's Certificate of Incorporation provides that FAS's Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class serve for terms of three years, with the terms of one class expiring each year. Each class currently consists of approximately one-third of the number of directors. Each director will serve until his successor is elected and qualified.

     A classified Board of Directors could make it more difficult for stockholders, including those holding a majority of FAS's outstanding stock, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority, whereas a majority of a non-classified Board may be changed in one year. In the absence of the provisions of FAS's Certificate of Incorporation classifying the Board, all of the directors would be elected each year. The provision for a staggered Board of Directors affects every election of directors and is not triggered by the occurrence of a particular event such as a hostile takeover. Thus a staggered Board of Directors makes it more difficult for stockholders to change the majority of directors even when the reason for the change would be unrelated to a takeover.

     FAS's Certificate of Incorporation provides that a director may not be removed except for cause by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote at an election of directors. This provision may, under certain circumstances, impede the removal of a director and thus preclude the acquisition of control of FAS through the removal of existing directors and the election of nominees to fill in the newly created vacancies. The supermajority vote requirement would make it difficult for the stockholders of FAS to remove directors, even if the stockholders believe such removal would be beneficial.

     Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors. Delaware law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by the corporation's By Laws, unless it is set by the corporation's certificate of incorporation. FAS's Certificate of Incorporation provides that the number of directors (exclusive of directors, if any, to be elected by the holders of preferred stock) shall not be less than one or more than 15, as shall be provided from time to time in accordance with FAS By Laws. The power to determine the number of directors within these numerical limitations and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in FAS's Board of Directors. The overall effect of such provisions may be to prevent a person or entity from quickly acquiring control of FAS through an increase in the number of FAS's directors and election of nominees to fill the newly created vacancies and thus allow existing management to continue in office.

     Stockholder Vote Required to Approve Business Combinations with Related Persons. FAS's Certificate of Incorporation generally requires the approval of the holders of 75% of FAS's outstanding voting stock (and any class or series entitled to vote separately), and a majority of the outstanding stock not beneficially owned by a related person (as defined) (up to a maximum requirement of 85% of the outstanding voting stock), to approve business combinations (as defined) involving the related person, except in cases where the business combination has been approved in advance by two-thirds of those members of FAS's Board of Directors who were directors prior to the time when the related person became a related person. Under Delaware law, absent these provisions, business combinations generally, including mergers, consolidations and sales of substantially all of the assets of FAS must, subject to certain exceptions, be approved by the vote of the holders of a majority of FAS's outstanding voting stock. One exception under Delaware law to the majority approval requirement applies to business combinations (as defined) involving stockholders owning 15% of the outstanding voting stock of a corporation for less than three years. In order to obtain stockholder approval of a business combination with such a related person, the holders of two-thirds of the outstanding voting stock, excluding the stock owned by the 15% stockholder, must approve the transaction. Alternatively, the 15% stockholder must satisfy other requirements under Delaware law relating to (i) the percentage of stock acquired by such person in the transaction which resulted in such person's ownership becoming subject to the law, or (ii) approval of the board of directors of such person's acquisition of the stock of the Delaware corporation. Delaware law does not contain price criteria. The supermajority stockholder vote requirements under the Certificate of Incorporation and Delaware law may have the effect of foreclosing mergers and other business combinations which the holders of a majority of FAS's stock deem desirable and place the power to prevent such a transaction in the hands of a minority of FAS's stockholders

     Under Delaware law, there is no cumulative voting by stockholders for the election of FAS's directors. The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholder meeting may, if they so choose, elect all directors of FAS, thus precluding a small group of stockholders from controlling the election of one or more representatives to FAS's Board of Directors.

     Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings. FAS's Certificate of Incorporation generally provides that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting. This advance notice requirement may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if the stockholders believe such nominees or proposals are in their interests. Making the period for nomination of directors and introducing new business a period not less than 30 days prior to notice of a stockholder meeting may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished by FAS and could inhibit the ability of stockholders to bring up new business in response to recent developments.

     Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation. FAS's Certificate of Incorporation provides that specified provisions contained in the Certificate of Incorporation may not be repealed or amended except upon the affirmative vote of the holders of not less than seventy-five percent of the outstanding stock entitled to vote. This requirement exceeds the majority vote that would otherwise be required by Delaware law for the repeal or amendment of the Certificate of Incorporation. Specific provisions subject to the supermajority vote requirement are (i)
Article X, governing the calling of stockholder meetings and the requirement that stockholder action be taken only at annual or special meetings, (ii)
Article IX, requiring written notice to FAS of nominations for the election of directors and new business proposals, (iii) Article X, governing the number and terms of FAS's directors, (iv) Article XI, governing the removal of directors,
(v) Article XIII, governing approval of business combinations involving related persons, (vi) Article XIII, relating to the consideration of various factors in the evaluation of business combinations, (vii) Article XIV, providing for indemnification of directors, officers, employees and agents, (ix) Article XVIII, limiting directors' liability, and (x) Articles XVI and XVII, governing the required stockholder vote for amending the By Laws and Certificate of Incorporation, respectively. Article XVII is intended to prevent the holders of less than 75% of FAS's outstanding voting stock from circumventing any of the foregoing provisions by amending the Certificate of Incorporation to delete or modify one of such provisions. This provision would enable the holders of more than 25% of FAS's voting stock to prevent amendments to the Certificate of Incorporation or By Laws even if they were favored by the holders of a majority of the voting stock.

CERTAIN SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF FLORIDA AND DELAWARE

     Although it is impractical to compare all of the differences between the corporation laws of Florida and Delaware the following is a summary of certain significant differences between the provisions of Florida law applicable to FAS Wealth and those of Delaware law which will be applicable to FAS.

     Dividends.   A  Florida  corporation  may  not  make  distributions  to shareholders if, after giving it effect, in the judgment of the board of directors: (a) The corporation would not be able to pay its debts as they become due in the usual course of business; and (b) The corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. In contrast, a Delaware corporation may pay dividends either out of surplus or, if there is no surplus, and except in very limited circumstances, out of net profits for the fiscal year in which the dividend is declared or out of net profits for the preceding fiscal year. In any event, FAS does not anticipate paying dividends in the foreseeable future.

     Right to Inspect Books and Records. Under Florida law, any shareholder upon written demand at least five business days before the date on which the shareholder wishes to inspect and copy, made "in good faith and for a proper purpose," may examine the corporation's books and records, including minutes of meetings, accounting records and the record of shareholders that are directly connected with the shareholder's purpose. Under Delaware law, any stockholder of a corporation, regardless of his percentage of ownership, has the right to inspect the corporation's stock ledger, list of stockholders and its other books and records, upon a written demand under oath in which the stockholder states a "proper purpose" for such inspection.

     Interested Director Transactions. Under both Florida and Delaware law, certain contracts or transactions in which one or more of a corporation's directors have an interest are not void or voidable because of such interest if the contract or transaction is fair to the corporation when authorized or if it is approved in good faith by the shareholders or by the directors who are not interested therein after the material facts as to the contract or transaction and the interest of any interested directors are disclosed. With certain exceptions, Florida and Delaware law are the same in this area. Under Florida law, if approval of the Board of Directors is to be relied upon for this purpose, the contract or transaction may be approved by a majority vote of a quorum of the directors without counting the vote of the interested director or directors (except for purposes of establishing quorum). Under Delaware law, the approval of the board of directors can be obtained for the contract or transaction by the vote of a majority of the disinterested directors, even though less than a majority of a quorum. Accordingly, it is possible that certain transactions that the Board of Directors of FAS Wealth currently might not be able to approve itself because of the number of interested directors could be approved by a majority of the disinterested directors of FAS, although less than a majority of a quorum. FAS Wealth is not aware of any plans to propose any transaction involving directors of FAS Wealth which could not be approved by the Board of Directors under Florida law but could be approved by the New Board of Directors under Delaware law.

     Special Meetings of Shareholders. Under Florida law, a special meeting of shareholders may be called by the Board of Directors or by the holders of at least 10% of the shares entitled to vote at the meeting or by such other persons or groups as may be authorized in the articles of incorporation or the by-laws. Under Delaware law, a special meeting may be called by the board of directors and only such other persons as are authorized by the certificate of incorporation or the by-laws. The Certificate of Incorporation of FAS, unlike FAS Wealth's By-Laws, provides that a special meeting of stockholders may be called only by the board of directors or by a committee of the board of directors which has been duly delegated such authority by the board of directors and by no other person.

     Sequestration of Shares. Delaware law provides that the shares of any person in a Delaware corporation may be attached or "sequestered" for debts or other demands. Such provision could be used to assert jurisdiction against a non-resident holder of the Delaware corporation's shares, thereby compelling the non-resident holder to appear in an action brought in a Delaware court. Florida law has no comparable provision.

     Certain Actions. Delaware law provides that stockholders have six years in which to bring an action against directors responsible for the payment of an unlawful dividend. Under Florida law, all directors voting for or assenting to an unlawful distribution are jointly and severally liable to the corporation for the excess of the amount of dividend over what could have been distributed lawfully. Florida law requires that any action be commenced within two (2) years after the date of the distribution. Florida law and Delaware law require that the plaintiff held stock at the time when the transaction complained of occurred. Under Florida law a successful shareholder has a statutory right to expenses, including attorney's fee, if the court so directs. Under Delaware law recovery of fees and expenses by a successful shareholder is governed by case law.

     Tender Offer and Business Combination Statutes. Florida law regulates tender offers and business combinations involving Florida corporations as well as certain corporations incorporated outside Florida that conduct business in Florida. The Florida law provides that any acquisition by a person, either directly or indirectly, of ownership of, or the power to direct the voting of, 20% or more ("Control Shares") of the outstanding voting securities of a corporation is a "Control Share Acquisition." A Control Share Acquisition must be approved by a majority of each class of outstanding voting securities of such corporation excluding the shares held or controlled by the person seeking approval before the Control Shares may be voted. A special meeting of shareholders must be held by the corporation to approve a Control Share Acquisition within 50 days after a request for such meeting is submitted by the person seeking to acquire control. If the Control Shares are accorded full voting rights and the acquiring person has acquired Control Shares with a majority or more of the voting power of the Corporation, all shareholders shall have dissenter's rights as provided by applicable Florida law.

     Florida law regulates mergers and other business combinations between a corporation and a shareholder who owns more than 10% of the outstanding voting shares of such corporation ("Interested Shareholder"). Specifically, any such merger between a corporation and an Interested Shareholder must be approved by the vote of the holders of two-thirds of the voting shares of such corporation excluding the shares beneficially owned by such shareholder. The approval by shareholders is not required, however, if (i) such merger or business combination is approved by a majority of disinterested directors, (ii) such Interested Shareholder is the beneficial owner of at least 90% of the outstanding voting shares excluding the shares acquired directly from the subject corporation in a transaction not approved by a majority of disinterested directors, or (iii) the price paid to shareholders in connection with a merger or a similar business combination meets the statutory test of "fairness."

     Delaware law regulates hostile takeovers by providing that an "interested stockholder," defined as a stockholder owning 15% or more of the corporation's voting stock or an affiliate or associate thereof, may not engage in a "business combination" transaction, defined to include a merger, consolidation or a variety of self-dealing transactions with the corporation for a period of three years from the date on which such stockholder became an "interested stockholder" unless (a) prior to such date the corporation's board of directors approved either the "business combination" transaction or the transaction in which the stockholder became an "interested stockholder', (b) the stockholder, in a single transaction in which he became an "interested stockholder," acquires at least 85% of the voting stock outstanding at the time the transaction commenced (excluding shares owned by certain employee stock plans and persons who are directors and also officers of the corporation) or (c) on or subsequent to such date, the "business combination" transaction is approved by the corporation's board of directors and authorized at an annual or special meeting of the corporation's stockholders, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder."

     Thus, the effect of such provision of Delaware law is to prevent any attempted hostile takeover of a Delaware corporation from being completed for three years unless (a) at least 85% of the voting shares of the target are acquired in a single transaction; (b) at least two-thirds of the voting shares of the target, excluding the shares held by the bidder, vote in favor of the acquisition; or (c) the corporation opts out of the statutory protection.

     Dissenters' Rights. Under Florida laws shareholders may dissent from, and demand cash payment of the fair value of their shares in respect of, (i) a merger or consolidation of the corporation, and (ii) a sale or exchange of all or substantially all of a corporation's assets, including a sale in dissolution.

     Under Delaware law, dissenters' rights are not available with respect to a sale, lease, exchange or other disposition of all or substantially all of a corporation's assets or any amendment of its charter, unless such corporation's charter expressly provides for dissenters' rights in such instances. The Delaware Certificate contains no such provision. Stockholders of a Florida corporation have no dissenters' rights in the case of a merger or consolidation if their shares are either listed on a national securities exchange or quoted on the NASDAQ National Market System. Stockholders of a Delaware corporation have no dissenters' rights in the case of a merger or consolidation if their shares are either listed on a national securities exchange or held of record by more than 2,000 stockholders or the corporation is the survivor of a merger that did not require the stockholders to vote for its approval; provided, however, that dissenters' rights will be available in such instances, if stockholders are required under the merger or consolidation to accept for their shares anything other than shares of stock of the surviving corporation, shares of stock of a corporation either listed on a national securities exchange or held of record by more than 2,000 stockholders, cash, in lieu of fractional shares, or any combination of the foregoing.


                                  LEGAL MATTERS

     The validity of the FAS Common Stock will be passed on for FAS by Sonfield & Sonfield, Houston, Texas. Certain legal matters related to the Merger were passed on for FAS Wealth by James D. Cullen, Esq., Naples, Florida.


                                     EXPERTS

     The financial statements of FAS at June 25, 1998 appearing in this Information Statement/Prospectus have been audited by Harper & Pearson Company, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements of FAS Wealth included elsewhere in this Information Statement/Prospectus have been included herein in reliance upon the report of Bobbitt, Pittenger & Company, P.A., independent accountants, given on the authority of that firm as experts in giving said report. No other information contained in this Information Statement/Prospectus has been audited, reviewed or compiled by Harper & Pearson Company or Bobbitt, Pittenger & Company, P.A. Consequently, the independent auditors are not providing any opinions or any other form of assurances on the information contained herein. Each of the individual reports by the independent auditors should be read in conjunction with this Information Statement/Prospectus.


                                  INDEX TO FINANCIAL STATEMENTS



FAS WEALTH

Report of Independent Auditors                                                          F - 2
Statements of Financial Condition as of December 31, 1997                               F - 3
Statement of Income as of December 31, 1997                                             F - 4
Statement of Changes in Stockholders' Equity as of December 31, 1997                    F - 5
Statement of Cash Flows as of December 31, 1997                                         F - 6
Notes to Financial Statements as of December 31, 1997                                   F - 7-12
Balance Sheet as of September 30, 1998 (Unaudited)                                      F - 13
Statements of Operation for the nine months ended September 30, 1998 (Unaudited)        F - 14
Statement of Changes in Stockholders' Equity for the nine months ended
     September 30, 1998 (Unaudited)                                                     F - 15
Statement of Cash Flows for the nine months ended September 30, 1998 (Unaudited)        F - 16
Notes to Financial Statements for the nine months ended September 30, 1998 (Unaudited)  F -17-20


FAS GROUP, INC.

Report of Independent Auditors                                                          F - 21
Balance Sheet                                                                           F - 22
Statement of Income                                                                     F - 23
Statement of Changes in Stockholders' Equity                                            F - 24
Statement of Cash Flows                                                                 F - 25
Notes to Financial Statements                                                           F - 26-31

Consolidated Balance Sheets                                                             F - 32
Consolidated Statements of Operations                                                   F - 33
Consolidated Statements of Cash Flows                                                   F - 34

                                      F - 1


February  6,  1998



BOARD  OF  DIRECTORS
FAS  Wealth  Management  Services,  Inc.
Sarasota,  Florida


     REPORT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS
     --------------------------------------------


We have audited the accompanying statements of financial condition of FAS Wealth Management Services, Inc., as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity, changes in liabilities subordinated to claims of general creditors, and cash flows for the years then ended that you are filing pursuant to rule 17a-5 under the Securities Exchange Act of 1934. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FAS Wealth Management Services, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.






Certified  Public  Accountants

                                      F - 2



              FAS  WEALTH  MANAGEMENT  SERVICES,  INC.

               STATEMENTS  OF  FINANCIAL  CONDITION






                                                         December 31,
                                                   -----------------------
                                                      1997         1996
                                                   -----------  ----------
ASSETS

Cash                                               $  127,771   $
Receivables
Broker/dealers                                         45,406      40,306
Correspondent brokers                                  68,766     122,201
Customers                                              13,105      13,000
Affiliates and employees                               18,363       3,650
Other                                                  14,847
Furniture, fixtures and equipment
at cost, net of accumulated depreciation               27,343      37,192
Deposits with clearing organizations                   45,157      43,742
Other deposits                                          1,934       1,934
Syndication costs                                      15,000
                                                   -----------

                                                   $  377,692   $ 262,025
                                                   ===========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Accounts payable                                   $  107,465   $  36,483
Commissions payable                                   101,291     143,566
                                                   -----------  ----------

                                                      208,756     180,049

STOCKHOLDERS' EQUITY
Common stock - authorized 5,000,000 shares;
par value $.002 in 1997 and $.002 in 1996; issued
and outstanding, 2,615,485 shares and 2,491,490
shares in 1997 and 1996, respectively                   5,231       4,983
Preferred stock - authorized 750,000 shares
of $.01 par value; no shares issued
Stock warrants                                          4,410       4,410
Additional paid-in capital                          1,105,639     913,688
Accumulated deficit                                  (946,344)   (841,105)
                                                   -----------  ----------

TOTAL STOCKHOLDERS' EQUITY                            168,936      81,976
                                                   -----------  ----------

                                                   $  377,692   $ 262,025
                                                   ===========  ==========



   The accompanying notes are an integral part of these financial statements.

                                      F - 3


     FAS  WEALTH  MANAGEMENT  SERVICES,  INC.

     STATEMENTS  OF  INCOME




                                           Year Ended December 31,
                                             1997          1996
                                        -----------  -----------

REVENUE
Commissions                             $3,723,815   $2,909,749
Underwriting fees                          304,002       32,500
Other                                      144,899       57,795
                                        -----------  -----------

                                         4,172,716    3,000,044
EXPENSES
Employer compensation and benefits         406,052      345,561
Commissions                              3,131,258    2,275,456
Clearing charges and regulatory fees       346,223      262,542
Occupancy and equipment rental             130,494      125,968
Depreciation                                10,811       11,844
Other operating expenses                   280,670      214,687
                                        -----------  -----------

                                         4,305,508    3,236,058
                                        -----------  -----------

OPERATING LOSS                            (132,792)    (236,014)

OTHER INCOME
Rent                                        27,553       23,969
                                        -----------  -----------

LOSS BEFORE INCOME TAXES                  (105,239)    (212,045)

INCOME TAXES

NET LOSS                                $ (105,239)  $ (212,045)
                                        ===========  ===========

NET LOSS PER SHARE - basic              $    (.041)  $    (.088)
                                        ===========  ===========

NET LOSS PER SHARE - assuming dilution  $    (.038)  $    (.079)
                                        ===========  ===========



   The accompanying notes are an integral part of these financial statements.


                                      F - 4


                                FAS WEALTH MANAGEMENT SERVICES, INC.

                            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                          Additional
                     Common    Preferred    Paid-in    Accumulated    Stock
                      Stock     Stock       Capital       Deficit    Warrants     Total
                   ----------  --------  -------------  ----------  ----------  ---------

BALANCE,
January 1, 1996    $    4,629  $         $    706,853   $(629,060)  $   4,410   $ 86,832

Issuance of
common stock              354                 222,638                            222,992

Syndication costs                             (15,803)                           (15,803)

Net loss                                                 (212,045)              (212,045)
                   ----------  --------  -------------  ----------  ----------  ---------

BALANCE,
December 31, 1996       4,983                 913,688    (841,105)      4,410     81,976

Issuance of
common stock              248                 213,752                            214,000

Syndication costs                             (21,801)                           (21,801)

Net loss                                                 (105,239)              (105,239)
                   ----------  --------  -------------  ----------  ----------  ---------

BALANCE,
December 31, 1997  $    5,231  $         $  1,105,639   $(946,344)  $   4,410   $168,936
                   ==========  ========  =============  ==========  ==========  =========


     The  accompanying notes are an integral part of these financial statements.


                      FAS WEALTH MANAGEMENT SERVICES, INC.

                            STATEMENTS OF CASH FLOWS






                                               Year Ended December 31,
                                                   1997        1996
                                               ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                       $(105,239)  $(212,045)

Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation                                      10,811      11,844
(Increase) decrease in operating assets:
Receivables:
Broker dealers                                    (5,100)       (963)
Correspondent brokers                             53,435      20,772
Affiliates and employees                         (14,713)     (3,650)
Customers                                           (105)    (13,000)
Other                                            (14,847)
Deposits                                          (1,415)     (1,318)
Syndication costs                                (15,000)
(Decrease) increase in operating liabilities:
Accounts payable                                  70,982     (21,570)
Commissions payable                              (42,275)       (977)
                                               ----------  ----------

                                                  41,773      (8,862)
                                               ----------  ----------

NET CASH USED IN OPERATING ACTIVITIES            (63,466)   (220,907)
                                               ----------  ----------

CASH FLOWS USED BY INVESTING ACTIVITIES
Purchase of furniture, fixtures and equipment       (962)     (6,685)
                                               ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock               214,000     222,992
Syndication costs                                (21,801)    (15,803)
                                               ----------  ----------

NET CASH PROVIDED BY FINANCING ACTIVITIES        192,199     207,189
                                               ----------  ----------

NET INCREASE (DECREASE) IN CASH                  127,771     (20,403)

CASH, at beginning of year                                    20,403
                                                           ----------

CASH, at end of year                           $ 127,771   $
                                               ==========  ==========

Supplemental Disclosures:
Interest Paid                                  $       -   $       -
                                               ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                                      F - 6

                      FAS WEALTH MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996



NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Organization
------------

     FAS Wealth Management Services, Inc. (the "Company") is a securities broker/dealer that transacts business through correspondent brokers and does not handle any customer securities or funds. Customer security transactions and related commission revenue and expenses are recorded on the trade date. The
Company also acts as a broker/dealer in selling both public and private securities offerings on a best efforts basis. The Company receives commissions and underwriting fees for its services.

Use  of  Estimates
------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Receivables  from  Correspondent  Brokers  and  Broker/Dealers
--------------------------------------------------------------

     The receivables from correspondent brokers and broker/dealers represent commissions earned which had not been received at year-end. Management has determined that these amounts are fully collectible.

Furniture,  Fixtures  and  Equipment
------------------------------------

     Furniture, fixtures and equipment are recorded at cost. Depreciation is provided in amounts sufficient to relate the cost of assets to operations over their estimated useful lives using the straight-line method.

Investments
-----------

     The Company was issued 55,263 shares of common stock of Flight Sciences, Inc. This stock was issued to the Company in relation to a private offering of Flight Sciences' promissory notes. These shares represent 5% of Flight Sciences, Inc.'s outstanding common stock. The Company has assigned no value to the stock due to the fact there is no ready market and its value is not determinable.

     During 1997, the Company acted as managing placement agent on a best efforts basis for the Outlet Mall Network, Inc.'s private placement offering of
2.5 million units. The Company earned commissions and placement fees of $111,287 for the year ended December 31, 1997. Additionally, for serving as best efforts managing placement agent, the Company received warrants to purchase shares of OMNI's Class "B" Common Stock. The warrants have an exercise price of $2.00 and expire June 10, 2007. The Company has assigned no value to the warrants due to the fact that there is no liquid quotable market and therefore, their value is not determinable.

                      FAS WEALTH MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS




NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Earnings  per  Share
--------------------

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share". Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excluded any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been prepared, and where appropriate, restated to conform to the Statement 128 requirements.

Statements  of  Cash  Flows
---------------------------

     For purposes of reporting cash flows, the Company considers cash and cash equivalents as those amounts which are not subject to restrictions or penalties and have an original maturity of three months or less.

Reclassifications
-----------------

     Certain reclassifications have been made to the 1996 financial statements to conform with the 1997 financial statement presentation. Such reclassifications had no effect on net income as previously reported.

NOTE  B  -  DEPOSITS  WITH  CLEARING  ORGANIZATIONS

     Deposits with clearing organizations represent investments in money market funds and mutual funds. The investments are required by the Company's clearing brokers and are in accordance with the correspondent broker agreements between the parties. Deposits are reflected at their fair market value.

NOTE  C  -  FURNITURE,  FIXTURES  AND  EQUIPMENT

     A  summary  of  furniture,  fixtures  and equipment follows at December 31:

                                 1997       1996
                               ---------  ---------

Furniture and fixtures         $ 37,951   $ 37,951
Equipment                        34,202     33,240
Leasehold improvements            6,622      6,622
                               ---------  ---------

                                 78,775     77,813
Less accumulated depreciation   (51,432)   (40,621)
                               ---------  ---------

                               $ 27,343   $ 37,192
                               =========  =========

                      FAS WEALTH MANAGEMENT SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS



NOTE  D  -  OPERATING  LEASE

     The  Company  leases  office  space  under operating lease agreements which
expire  in  1996  through  1998.   Rent expense for the years ended December 31,
1997  and  1996  was  $112,403  and  $103,452,  respectively.

     The future minimum rental commitment for the noncancellable lease agreements as of December 31, 1997 is as follows:

1998  $103,452
1999    36,000
2000    36,000
2001    36,000
2002    18,000
      --------

      $229,452
      ========


NOTE  E  -  NET  CAPITAL  REQUIREMENT

     Pursuant to the net capital provisions of Rule 15c3-1 of the Securities and Exchange Act of 1934, the Company is required to maintain a minimum net capital of $5,000. In December, 1991, the National Association of Securities Dealers, Inc. approved the Company as a fully disclosed broker/dealer. The Company has a restrictive agreement to maintain the greater of a net capital of 130% of the minimum requirement or 6 2/3% of aggregate indebtedness for each of the two years in the period ended December 31, 1997.

     The Company had a net capital of $101,615 or 730% and $22,618 or 188% of the minimum requirement at December 31, 1997 and 1996, respectively. The net capital rules may effectively restrict the payment of dividends to the Company's stockholders. The Company operates pursuant to the (K)(2)(ii) exemptive provisions of the Securities and Exchange Commission's Rule 15c3-3 and does not hold customer funds or securities.

     Rule 15c3-1 also requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. The Company's ratio was
2.05  to  1  and  7.85  to  1  at  December  31,  1997  and  1996, respectively.

NOTE  F  -  INCOME  TAXES

     At December 31, 1997, the Company has a net operating loss carryforward of approximately $769,000 that will be available to offset future taxable income through 2012. Based on historical operations, management has elected to record a valuation allowance equal to the deferred tax asset of $285,000, calculated using an effective income tax rate of 37% for the Company. The Company has no significant differences between book and taxable income.

NOTE  G  -  NET  LOSS  PER  SHARE


     The following sets forth the computation of basic and diluted earnings per share.


Numerator                                 1997         1996
                                       -----------  -----------

Net Loss                               $ (105,239)  $ (212,045)
                                       ===========  ===========

Denominator

Denominator for basic earnings
per share - weighted average shares     2,560,117    2,413,300

Effect of dilutive securities:
Stock warrants                            182,663      257,250
                                       -----------  -----------


Denominator for dilutive earnings
per share - adjusted weighted average
shares and assumed conversion           2,742,780    2,670,550
                                       ===========  ===========

Basic Net Loss Per Share               $    (.041)  $    (.088)
                                       ===========  ===========

Diluted Net Loss Per Share             $    (.038)  $    (.079)
                                       ===========  ===========


NOTE  H  -  STOCK-BASED  COMPENSATION

     The Company adopted SFAS No. 123 "Accounting for Stock-Based Compensation," effective January 1, 1997. This statement encourages companies to adopt a fair value based method of accounting for compensation costs of employee stock compensation plans. As permitted by SFAS No. 123, the Company will continue to apply its current accounting policy using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 with respect to measuring stock-based compensation. The adoption of SFAS No. 123, therefore, had no effect on the Company's financial position or results of operations for 1997. Pro forma footnote disclosures of net earnings and earnings per share, as if the fair value based method of accounting had been applied, have not been presented as awards have not been granted during the year.

NOTE  I  -  RELATED  PARTY  TRANSACTIONS

     The majority stockholder is the controlling stockholder of a corporation organized in 1995 to develop and implement a franchise business pursuant to which the franchisee will purchase residential single family houses for resale. The Company realized placement and management fees of $32,500 during 1996, relating to the offering of notes for this corporation.

NOTE  I  -  RELATED  PARTY  TRANSACTIONS  (CONTINUED)

     The majority stockholder is the sole stockholder of a corporation formed and capitalized primarily to originate, underwrite, acquire, hold and deal in a portfolio of primarily first lien residential mortgage loans. The Company realized commission and fees of approximately $110,000 and $80,000, respectively, relating to the offering of notes for this corporation.

     During the years ended December 31, 1997 and 1996, companies affiliated with the Company's majority stockholder shared office space with the Company and paid rent of $27,500 and $24,000, respectively, for the use of the space.

     During the year ended December 31, 1997 and 1996, the Company paid rent of $36,000 and $36,000, respectively, to the Company's majority stockholder for the use of office space. The lease with this stockholder expires June, 2002.

     Effective June 1, 1997, the Corporation entered into an Independent Contractor Agreement with a member of the Board of Directors to act as a Director of Medical Affinity Programs.

     In September 1997, the Corporation purchased accounts receivable from an affiliated corporation. There was no gain or loss on the transaction. The receivable is believed by management to be fully collectible.

     In the ordinary course of business the Company makes and receives loans with affiliated entities and stockholders. These loans are short term and are non-interest bearing. Loans made and repaid in 1997 totaled approximately $230,000.

     See  Note  K  for  additional  related  party  transactions.

NOTE  J  -  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS  IN  ACCORDANCE  WITH  THE
REQUIREMENTS  OF  SFAS  NO.  107

     The Corporation's financial instruments consist of all of its assets and liabilities. The Corporation's management has determined that the fair value of all of its financial instruments is equivalent to the carrying cost.

NOTE  K  -  COMMON  STOCK  TRANSACTIONS

     During 1995, the Company and its majority stockholder sold 44,100 shares of the Company's common stock. The price of the stock was $5.90 per share and each purchaser of a share received a warrant which gave the purchaser the right to purchase one share of the Company's stock from the Company for $7.00 per share. The price of the warrants were $.10 each and expire on December 1, 1999. The proceeds of the warrants were retained by the Company. After the 1996 stock split there are now 220,500 warrants outstanding with an exercise price of $1.40.

     In November, 1995, the Company approved a plan to grant options to certain employees to purchase the Company's common stock. The plan provides for the granting of options to purchase a maximum of 500,000 shares of the Company's stock at a price to be determined at the time of grant. The price, however, shall not be greater than $.60 per share. The plan requires a participant to be employed by the Company for a number of years before exercise. Granted options expire 10 years from the grant date. At December 31, 1995, all of the options had been granted. Under the plan the Company has complete discretion in approving exercise of the options, which encompasses the option price as well as whether any options will be allowed to be exercised.

     On December 15, 1995, the Company and the majority stockholder initiated a private placement of 80,000 shares of the Company's common stock at a price of $6.00 per share. The shares contained in the offering are to be drawn equally from the authorized but unissued shares of the Company and the majority stockholder. Accordingly, gross proceeds from the sale of the stock will be shared equally by the Company and the majority stockholder. The proceeds from this private placement were utilized for additional expansion and working capital by the Company. During 1996, the Company sold 38,164 shares, of which 10,898 were sold to the majority stockholder. All sales were at $6.00 per share.

     In May 1996, the Board approved a five to one stock split of its common stock which reduced its par value to $.002. In September 1996 the split became effective.

     In January 1997, the Company authorized the issuance of a maximum of 100,000 shares of its common stock at a price of $1.20 per share. 42,500 shares were sold to the controlling stockholder. The proceeds from these shares were utilized for working capital.

     In June 1997, the Company initiated a private placement of 250,000 shares of common stock at a price of $2.00 per share. During 1997, the Company sold 81,500 shares. All sales were at $2.00 per share. The proceeds from these shares were utilized for expansion and working capital by the Company.


                      FAS WEALTH MANAGEMENT SERVICES, INC.
              (FORMERLY EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.)

                                  BALANCE SHEET

                         September 30, 1998 (Unaudited)



                                    ASSETS
                                    ------
CURRENT ASSETS
  Cash                                                 $    43,957
  Accounts receivable from
     correspondent brokers                                 253,699
 Accounts receivable from affiliates                        74,923
 Accounts receivable from others                             2,448
                                                       ------------
          TOTAL CURRENT ASSETS                             375,027

INVESTMENTS                                                    ---

FURNITURE, FIXTURES AND EQUIPMENT at cost
 Net of accumulated depreciation                            24,837

OTHER ASSETS
  Deposits with clearing organizations                     140,510
  Other Deposits                                             1,934
  Trading Account                                          851,348
                                                       ------------

           TOTAL ASSETS                                $ 1,393,656
                                                       ============
LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------
CURRENT LIABILITIES
  Accounts payable                                     $    37,211
  Commissions payable                                      179,474
                                                       ------------
          TOTAL CURRENT LIABILITIES                        216,685

STOCKHOLDERS' EQUITY
  Preferred Stock - authorized 750,000
   shares of $.01 par value; no shares
   issued or outstanding                                       ---
  Common Stock - authorized 5,000,000
   shares of $.002 par value; issued and
   outstanding 2,664,560 shares                              5,329
  Additional paid-in capital                             2,331,731
  Additional paid-in capital, warrants                       4,410
  Retained earnings                                     (1,164,499)
                                                       ------------
          TOTAL STOCKHOLDERS' EQUITY                   $ 1,176,971
                                                       ------------

TOTAL LIABILITIES & STOCKHOLDERS EQUITY                 $1,393,656
                                                       ============


                      FAS WEALTH MANAGEMENT SERVICES, INC.
              (FORMERLY EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.)

                             STATEMENTS OF OPERATION

          For The Three and Nine Months Ended September 30 (Unaudited)


                     Nine  Months  Ended September 30   Three Months Ended September 30

                                1998         1997         1998         1997
                             -----------  -----------  -----------  -----------
REVENUE
 Commissions                 $1,834,265   $2,896,686   $  561,959   $1,124,606
  Underwriting fees             209,920      133,548      118,950       59,948
  RIA Income                    171,858          ---      104,053          ---
  Trading Profit                227,777          ---      227,777          ---
Other Income                    132,596      109,810      109,635       39,410
                             -----------  -----------  -----------  -----------
TOTAL REVENUE                 2,576,416    3,140,044    1,122,374    1,223,964
                             -----------  -----------  -----------  -----------

EXPENSES
  Advertising                     4,350        1,921        2,431          308
  Bad debt expense               13,110          ---       13,105          ---
  Board of Directors fees        18,000       14,000        6,000        6,000
  Branch office support          25,000       58,000       25,000       55,000
  Clearing charges              116,754      241,182       37,307      104,458
  Commissions                 1,964,680    2,369,145      841,741      917,879
  Consulting fees                81,053       40,236       52,400       17,045
  Dues and Subscriptions          6,297        7,160        1,508        2,870
  Depreciation                    7,769        9,092        2,601        3,031
  Employee benefits               2,750          ---        2,750          ---
  Insurance                       8,091        9,565        6,750        6,363
  Meetings and seminars          (6,500)        (471)      (5,750)        (500)
  Miscellaneous                   6,191       17,951        4,722        3,736
  Occupancy costs                74,487       64,722       24,833       21,311
  Office expenses                29,962       20,854       14,397        7,725
  Professional development          ---          187          ---          187
  Regulatory                     14,814       13,605        2,073        1,754
  Rental Equipment                6,065        7,302        3,054        3,017
  Salaries and wages            313,800      262,530      142,354       83,880
  Taxes                          30,973       26,382       11,392        6,609
  Travel and lodging             50,599       24,123       34,099        8,356
  Utilities                      26,327       22,296       11,836        9,502
                             -----------  -----------  -----------  -----------
TOTAL
  OPERATING EXPENSES          2,794,572    3,209,782    1,234,603    1,258,531
                             -----------  -----------  -----------  -----------

OPERATING
  INCOME/(LOSS)                (218,154)     (69,738)    (112,230)     (34,567)
                             -----------  -----------  -----------  -----------

NET INCOME/(LOSS)            $ (218,154)  $  (69,738)  $ (112,230)  $  (34,567)
                             ===========  ===========  ===========  ===========
NET INCOME/(LOSS)
  PER SHARE                  $    (.082)  $    (.027)  $    (.042)  $    (.013)
                             ===========  ===========  ===========  ===========



                                   FAS WEALTH MANAGEMENT SERVICES, INC.
                          (FORMERLY EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.)

                               STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                            For The Nine Months Ended September 30 (Unaudited)




                                                                     Additional
                                                        Additional     Paid-In     Retained
                             Preferred      Common       Paid-In      Capital      Earnings
                               Stock         Stock       Capital      Warrants    (Deficit)      Total
                            ------------  -----------  -----------  ------------  ----------  -----------

Balance at January 1, 1997            -   $    4,983   $  913,687   $     4,410   $(841,105)  $   81,975
Issuance of common stock                         248      213,752                                214,000
Syndication costs                                         (21,800)                               (21,800)
Net loss for the Nine
  months ended
 September 30, 1997                                                                 (69,738)     (69,738)
                            ------------  -----------

Balance at
September 30, 1997          $         -   $    5,231   $ 1,105,639  $     4,410   $(910,843)  $  204,437
                            ============  ===========  ===========  ============  ==========  ===========



          Additional        Retained
  Preferred                 Common        Paid-In      Earnings     Stock
  Stock                     Stock         Capital        (Deficit)  Warrants      Total
--------------------------                -----------  -----------  ------------  ----------
Balance at
January 1, 1998             $         -   $    5,231   $1,105,689   $  (946,344)  $   4,410   $  168,936

Issuance of Common Stock                          98    1,246,569                              1,246,667

Syndication Costs                                          (20,477)                              (20,477)

Net loss for nine
  months ended
 September 30, 1998                   -            -             -     (218,154)          -     (218,154)
                            ------------  -----------  -----------  ------------  ----------  -----------

Balance at
September 30, 1998          $         -   $    5,329   $ 2,331,781  $(1,164,498)  $   4,410   $1,176,972
                            ============  ===========  ===========  ============  ==========  ===========



                         EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.
                   (FORMERLY EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.)
                                  STATEMENT OF CASH FLOWS

     For  The  Nine  Months  Ended  September  30  (Unaudited)





                                                                       1998         1997
                                                                    -----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                                                 $ (218,154)  $ (69,738)
  Adjustments to reconcile net income
     to net cash used in operating activities:
     Depreciation                                                        6,817       9,092

     (Increase) decrease in operating assets:
       Receivable from correspondent brokers                          (139,527)   (217,155)
       Receivable - other                                              (31,056)    (30,585)
       Deposits                                                        (95,353)     (1,030)
       Other assets                                                     15,000      (5,000)
     Increase (decrease) in operating liabilities:
      Accounts payable                                                 (69,663)      1,953
      Commissions payable                                               78,183     134,973
                                                                    -----------  ----------
             Net cash provided by (used in) operating activities      (453,753)   (177,490)
                                                                    -----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of assets                                                   (4,311)        ---
   Trading Account                                                    (851,348)        ---
                                                                    -----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                           1,246,667     214,000
  Cash paid for syndication costs                                      (20,477)    (21,800)
                                                                    -----------  ----------
              Net cash provided by (used in) financing activities    1,226,190     192,200
                                                                    -----------  ----------

NET INCREASE (DECREASE) IN CASH                                        (83,222)     14,710

CASH AT BEGINNING OF PERIOD                                            127,179         ---
                                                                    -----------  ----------

CASH AT END OF PERIOD                                               $   43,957   $  14,710
                                                                    ===========  ==========

                      FAS WEALTH MANAGEMENT SERVICES, INC.
              (FORMERLY EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.)

                          NOTES TO FINANCIAL STATEMENTS

              For The Nine Months Ended September 30, 1998 and 1997


Note  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
-------     ----------------------------------------------

Organization
------------
FAS Wealth Management Services, Inc., (formerly Executive Wealth Management Services, Inc. (the Company) is a securities broker/dealer that transacts business through correspondent brokers and does not handle any customer securities or funds. Customer security transactions and related commission revenue and expenses are recorded on the trade date. The Company also markets insurance products and services, acts as a broker/dealer in selling both public and private securities offerings on a best efforts basis and markets to Affinity Groups . In addition, the Company receives commissions, investment banking and underwriting fees for its services.

Effective August 31, 1998, the Agreement and Plan of Merger ("Agreement") with FAS Group, Inc. was effective. Executive Wealth Management Services, Inc. merged with a subsidiary of FAS Group, Inc. and changed its name to FAS Wealth Management Services, Inc. Details of the capitalization from the parent company, FAS Group, Inc. are detailed in Note 8 of these financials.

On September 1998, the NASDR granted the firm's application to change its Restrictive Letter to allow for market making and proprietary trading. The new Restrictive Letter with the NASDR limits the number of securities in which the firm can make markets to 15. It also limits the firms proprietary positions to less than 90% of excess net capital.

Receivable  from  Correspondent  Brokers
----------------------------------------
The receivable from correspondent brokers and broker/dealers represent commissions earned which had not been received at September 30, 1998. Management has determined that these amounts are fully collectible.

Furniture,  Fixtures  and  Equipment
------------------------------------
Furniture, fixtures and equipment are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of assets to operations over their estimated useful lives using the straight-line method.

Investments
-----------
The Company was issued 55,263 shares of common stock of Flight Sciences, Inc. This stock was issued to the Company in relation to a private offering of Flight Sciences' promissory notes. These shares represented 5% of Flight Sciences, Inc.'s outstanding common stock at the time. The Company has assigned no value to the stock due to the fact that there is no ready market and its value is not determinable.

                      FAS WEALTH MANAGEMENT SERVICES, INC.
              (FORMERLY EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

              For The Nine months Ended September 30, 1998 and 1997


Note  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (continued)
-------     -----------------------------------------------------------

Warrants  Outlet  Mall  Network
-------------------------------
The Company was issued 5,555 warrants of the Outlet Mall Network, Inc. ("OMNI"). OMNI had two reverse splits during 1998. The net effect of these splits was a
4.35 to 1 reverse split. The Company originally had 24,167 shares. These warrants were issued in relation to a private offering of OMNI stock. The warrants have an exercise price of $8.70 and expire June 10, 2002. The Company has assigned no value to the warrants due to the fact that there is no ready market and their value is not determinable.

Loss  Per  Share
----------------
Loss per share is computed based upon 2,664,560 and 2,615,485 shares outstanding during the periods ended September 30, 1998 and 1997, respectively.



Note  2  -  DEPOSIT  WITH  CLEARING  ORGANIZATION
-------     -------------------------------------

Deposits with clearing organizations represent investments in money markets. The investments are required by the Company's clearing brokers and are in accordance with the correspondent broker agreements between the parties. Deposits are reflected at fair market value.

Note  3  -  FURNITURE,  FIXTURES  AND  EQUIPMENT
-------     ------------------------------------


A  summary  of  furniture,  fixtures  and  equipment  follows:



                                       September 30, 1998
                                      --------------------
     Furniture and fixtures           $            37,951
     Equipment                                     37,034
     Leasehold improvements                         8,101
                                      --------------------
                                                   83,086
     Less:  Accumulated Depreciation              (58,249)
                                      --------------------
                                      $            24,837
                                      ====================



NOTE  4  -  OPERATING  LEASES
-------     -----------------

Rent expense for the nine months ended September 30, 1998 and 1997 was $74,487 and $64,722, respectively.

                      FAS WEALTH MANAGEMENT SERVICES, INC.
              (FORMERLY EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

              For The Nine months Ended September 30, 1998 and 1997

Note  5  -  NET  CAPITAL  REQUIREMENT
-------     -------------------------

Pursuant to the net capital provisions of Rule 15c3-1(a)(2)(iii) of the Securities and Exchange Act of 1934, the Company is required to maintain a minimum net capital of $100,000 as of September 30, 1998, and $5,000 as of the same period ended 1997. The Company had net capital of $903,823 or 903% and $131,521 or 622% of the minimum requirement at September 30, 1998 and 1997, respectively. The net capital rules may effectively restrict the payment of dividends to the Company's stockholders. The Company operates pursuant to the
(K)(2)(ii) exemption provisions of the Securities and Exchange Commissions Rule 15c3-3 and does not hold customer funds or securities.

NOTE  6  -  INCOME  TAXES
-------     -------------

At December 31, 1996, the Company had a net operating loss carry forward of approximately $946,000 that will begin to expire in the year 2009. Due to the lack of historical operations, management has elected to record a valuation allowance equal to the deferred tax asset of $350,000, calculated using an effective income tax rate of 37% for the Company.
 .
NOTE  7  -  RELATED  PARTY  TRANSACTIONS
-------     ----------------------------

During the nine months ended September 30, 1998 and 1997, companies affiliated with the Company's majority stockholder shared office space with the Company and paid rent of $8,586 and $17,188, respectively, for the use of the space.

During the nine months ended September 30, 1998 and 1997, the Company paid rent of approximately $27,000 to the Company's majority stockholder.

NOTE  8  -  COMMON  STOCK  TRANSACTIONS
-------     ---------------------------

In November, 1995, the Company approved a plan to grant options to certain employees to purchase the Company's common stock. The plan provided for the granting of options to purchase a maximum of 500,000 shares of the Company's stock at a price to be determined at the time of grant. The price, however, is not greater than $.60 per share. The plan required a participant to be employed by the
Company for a number of years before exercise. Granted options expire 10 years from the grant date. At September 30, 1998, none of the options have been exercised.

                      FAS WEALTH MANAGEMENT SERVICES, INC.
              (FORMERLY EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

              For The Nine months Ended September 30, 1998 and 1997

NOTE  8  -  COMMON  STOCK  TRANSACTIONS  (Continued)
-------     ----------------------------------------

During the first quarter of 1998, the majority shareholder purchased 42,500 shares of common stock at $1.20 per share.

In May, 1996, the Board of Directors passed a resolution to forward split the outstanding common stock shares of Executive Wealth Management Services, Inc. on a five for one basis to common stockholders of record as of September 20, 1996.

On June 9, 1997, the Company initiated a private placement of 250,000 shares of the Company's Common Stock at a price of $2.00 per share. Net proceeds from the sale of stock were used for general working capital and expansion of operations.

In March, 1998, the Company and the majority shareholder initiated a private placement of 150,000 shares of the Company's Common Stock at a price of $2.00 per share. The shares contained in the offering were drawn one third from the authorized but unissued shares of the Company and two thirds from the majority shareholder. As of September 30, 1998, 147,250 shares of the Company's Common Stock had been sold under this private placement. Net proceeds from the issuance of shares by the Company were used for costs of the merger, affinity group marketing programs, working capital and general corporate purposes. The majority shareholder received net proceeds for sale of its shares.

On August 19, 1998, the parent company, FAS Group, Inc. initiated a private placement of 750,000 units consisting of 750,000 share of the Company's Class A Common Stock and 750,000 Redeemable Class A Common Stock Purchase Warrants at a price of $2.00 per unit. As of September 30, 1998, all 750,000 units were sold and proceeds were used for working capital and investment in its subsidiary, FAS Wealth Management Services, Inc., the broker/dealer.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                    [LETTERHEAD OF HARPER & PEARSON COMPANY]

To  the  Board  of  Directors
FAS  Group,  Inc.
San  Diego,  California

We have audited the accompanying balance sheet of FAS Group, Inc. (A Development Stage Company) as of June 25, 1998, and the related statements of income, changes in stockholders' equity and cash flows for the period ended June 25, 1998. These financial statements are the responsibility of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of FAS Group, Inc. (A Development Stage Company) as of June 25, 1998, in conformity with generally accepted accounting principles.

As more fully discussed in Note A to the financial statements, FAS Group, Inc. is a development stage enterprise and therefore has no current operations. Consequently, the Company must raise substantial financing or capital in order to put its business plan into operation. If the Company is unable to raise adequate amounts of financing or capital, its operations and continuation as a going concern may not occur.



/s/HARPER  &  PEARSON  COMPANY


Houston,  Texas
June  29,  1998

FAS  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
                                  BALANCE SHEET
                                  JUNE 25, 1998


ASSETS
---------------------------------------------------
MARKETABLE SECURITIES                                $1,200,000
ORGANIZATION COSTS                                        2,544
                                                     ----------

  TOTAL ASSETS                                       $1,202,544
                                                     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------
LIABILITIES
  Federal income tax payable                         $  408,000
                                                     ----------

STOCKHOLDERS' EQUITY
  Convertible Preferred Stock, par value $.001 per
    share, 1,000,000 shares authorized, no shares
    issued and outstanding                                  -0-
  Common Stock, Class A, par value $.001 per share,
    25,000,000 shares authorized, 1,914,000 shares
    issued and outstanding                                1,914
  Common Stock, Class B, par value $.001 per share,
    1,000,000 shares authorized, 630,000 shares
    issued and outstanding                                  630
  Retained earnings                                     792,000
                                                     ----------

    TOTAL STOCKHOLDERS' EQUITY                          794,544
                                                     ----------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $1,202,544
                                                     ==========



        FAS  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
        STATEMENT OF INCOME
  FOR THE PERIOD ENDED JUNE 25, 1998




CONSULTING FEE              $1,200,000


FEDERAL INCOME TAX EXPENSE     408,000
                            ----------


NET INCOME                  $  792,000
                            ==========



FAS  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
                    STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                         FOR THE PERIOD ENDED JUNE 25, 1998





                                  Common Stock   Retained
                                  ------------
                                     Shares       Amount      Earnings     Total


ISSUANCE OF CLASS A COMMON STOCK     1,914,000  $     1,914  $        -  $    1,914


ISSUANCE OF CLASS B COMMON STOCK       630,000          630           -         630


NET INCOME                                   -            -     792,000     792,000
                                  ------------  -----------  ----------  ----------


BALANCE, JUNE 25, 1998               2,544,000  $     2,544  $  792,000  $  794,544
                                  ============  ===========  ==========  ==========



FAS  GROUP,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
                             STATEMENT OF CASH FLOWS
                       FOR THE PERIOD ENDED JUNE 25, 1998



CASH FLOWS FROM OPERATING ACTIVITIES

  Net income                                                    $   792,000
                                                                ------------
  Adjustments to reconcile net income to net cash
    used by operating activities:
    Receipt of marketable securities for brokerage commissions   (1,200,000)
    Organization costs                                               (2,544)
    Change in operating assets and liabilities
      Federal income tax payable                                    408,000
                                                                ------------

      Total adjustments                                            (794,544)
                                                                ------------

      Net cash flows used by operating activities                    (2,544)
                                                                ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of common stock, Class A                                 1,914
    Issuance of common stock, Class B                                   630
                                                                ------------

      Net cash provided by financing activities                       2,544
                                                                ------------

NET INCREASE IN CASH                                                    -0-

CASH AT BEGINNING OF PERIOD                                             -0-
                                                                ------------

CASH AT END OF PERIOD                                           $       -0-
                                                                ============


                                 FAS GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 25, 1998

NOTE  1.     ORGANIZATION

     FAS Group, Inc. (the "Company") was incorporated on June 23, 1998 under the general corporation laws of the State of Delaware with the intent to combine by merger or acquisition with a registered broker-dealer that is a member of the National Association of Securities Dealers, Inc. for the purpose of becoming a full service investment banking firm including brokerage and asset management. Accordingly, the Company has no current business operations and no intention of engaging in active business prior to its anticipated combination with a broker-dealer registered with the Securities and Exchange Commission.

Nature  of  Operations  -  The Company is a development stage enterprise and has
----------------------
devoted  substantially all of its efforts to financial planning, raising capital
---
and identifying business opportunities. The Company is subject to the risks associated with development stage companies. Substantial financing or capital investment will be required to continue to fund the Company's activities until a significant sales volume can be obtained. Because the Company has not yet puts its business plan into operation, there is no assurance that such financing and additional capital investment will be available when needed, or that the Company's business plan will be commercially successful when implemented in the future. If the Company is unable to raise adequate amounts of financing or capital, its operations and continuation as a going concern may not occur.

Estimates - The preparation of financial statements in conformity with generally
---------
accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Marketable  Securities - On June 25, 1998, the Company was paid a consulting fee
----------------------
negotiated by the Company's president, Mr. Jack Alexander, acting as agent and founder for FAS Group, Inc. Payment of the fee was received in the form of 200,000 shares of stock in the Tollycraft Yacht Corporation. These shares of stock have been classified as available for sale and are reflected on the accompanying balance sheet at market value.

NOTE  2.     COMMON  STOCK

Common  Stock.  The  holders  of Class A Common Stock and the holders of Class B
-------------
Common  Stock  shall have the respective rights and preferences set forth below.
---

Rights  and  Privileges.  Except as provided in this Certificate, the holders of
-----------------------
the Common Stock shall exclusively possess all voting power. Except as otherwise provided or as otherwise required by applicable law, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges and shall rank equally, share ratably, and be identical in all respects as to all matters.

     Voting  Rights.  Except  as  otherwise  required by law: (i) the holders of
     --------------
Class A Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders; (ii) the holders of Class B Common Stock will be entitled to fifty votes per share on all matters to be voted on by the Corporation's shareholders; and (iii) the holders of Class A Common Stock and Class B Common Stock shall vote together as a single voting group.

Payment  of Dividends.  Whenever there shall have been paid, or declared and set
---------------------
aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

Distributions  in  Liquidation.  In the event of any liquidation, dissolution or
------------------------------
winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the Class A Common Stock and Class B Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to participate ratably on a per share basis in all distributions of the remaining assets of the Corporation available for distribution, in cash or in kind, as though all shares of Common Stock were of a single class.

     Limitation  on  Stock  Splits,  Combinations  or  Reclassifications.
     -------------------------------------------------------------------

(a) The Corporation shall not: (i) subdivide its outstanding Class A Common Stock by stock dividend or otherwise; or (ii) combine its outstanding Class A Common Stock into a smaller number of shares; or (iii) reclassify its outstanding Class A Common Stock (including any reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the surviving corporation); unless at the same time the Corporation subdivides, combines or reclassifies, as applicable, the shares of outstanding Class B Common Stock on the same basis as the Corporation so subdivides, combines or reclassifies the outstanding Class A Common Stock.

(b) The Corporation shall not: (i) subdivide its outstanding Class B Common Stock by stock dividend or otherwise; or (ii) combine its outstanding Class B Common Stock into a smaller number shares; or (iii) reclassify its outstanding Class B Common Stock (including any reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the surviving corporation); unless at the same time the Corporation subdivides, combines or reclassifies, as applicable, the shares of outstanding Class A Common Stock on the same basis as the Corporation so subdivides, combines or reclassifies the outstanding Class B Common Stock.

     Conversion  of Shares of Class B Common Stock Into Shares of Class A Common
     ---------------------------------------------------------------------------
Stock.
-----

(a)  For  the  purposes  of  conversion,  the following definitions shall apply:

(i) "Employee" means a person employed by the Corporation or by a legal entity that is controlled, directly or indirectly, by the Corporation;

(ii) "Transfer" means any sale, transfer, gift, assignment, devise or other disposition, whether directly or indirectly, voluntarily or involuntarily or by operation of law or otherwise; and

(iii) "Uncertificated Shares" means shares without certificates within the meaning of the General Corporation Law of Delaware, as it may be amended from time to time, or any subsequent statute replacing this statute.

(b) At the option of the Corporation: (1) outstanding shares of Class B Common Stock which are the subject of a Transfer shall be convertible into a number of shares of Class A Common Stock equal to the number of shares of outstanding Class B Common Stock subject to the Transfer; and (2) in the event that an Employee ceases to be an Employee for any reason whatsoever, the outstanding shares of Class B Common Stock held by such Employee shall be convertible into a number of shares of Class A Common Stock equal to the number of shares of outstanding Class B Common Stock held by such Employee. For purposes of Article V, the conversion of shares of Class B Common Stock as a result of a Transfer and the conversion of shares of Class B Common Stock as a result of cessation of an Employee's status as an Employee shall both be referred to as a "Conversion Event."

(i) Each Conversion Event shall be effective immediately upon transmission or delivery of a written notice of conversion by the Corporation to the record holder of such shares (the "Effective Date") at such holder's address as it appears in the records of the Corporation.

(ii) Each conversion of shares of Class B Common Stock into shares of Class A Common Stock shall be deemed to be effective upon the Effective Date and at the Effective Date the rights of the holder of the converted Class B Common Stock as such holder shall cease and the holder of the converted Class B Common Stock shall be deemed to have become the holder of record of the shares of Class A Common Stock into which such shares of Class B Common Stock have been converted as a result of the applicable Conversion Event.

(iii) The Board of Directors of the Corporation shall have the power to determine whether a Conversion Event has taken place with respect to any situation based upon the facts known to it. Each shareholder shall provide such information that the Corporation may reasonably request in order to ascertain facts or circumstances relating to a Transfer or proposed Transfer or a Conversion Event or proposed Conversion Event.

(c) Notwithstanding any other provision of Article V, shares of Class B Common Stock sold in a public offering of the Corporation's securities registered with the United States Securities and Exchange Commission (the "Public Offering"), regardless of the identity of the purchaser, transferee or other recipient of the disposition in the Public Offering, shall be automatically converted into a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock sold in the Public Offering. Such conversion of shares of Class
B Common Stock into shares of Class A Common Stock shall be deemed to be effective at such time as the holder of the Class B Common Stock who is selling such shares in a Public Offering transfers such shares for disposition in the Public Offering, at which time the rights of the holder of the converted Class B Common Stock as such holder shall cease and the holder of the converted Class B Common Stock shall be deemed to have become the holder of record of the shares of Class A Common Stock into which such shares of Class B Common Stock have been converted as a result of the Public Offering.

(d) The holder of shares of Class B Common Stock converted shall promptly surrender the certificate or certificates representing the shares so converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Class B Common Stock) at any time during its usual business hours, and if such shares of Class B Common Stock are Uncertificated Shares, shall promptly notify the Corporation in writing of such transfer at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Common Stock).

(e) In no event shall the Corporation be liable to any such holder or any third party arising from any such conversion.

(f) The shares of Class A Common Stock resulting from a conversion of duly authorized, validly issued, fully paid and nonassessable shares of Class B Common Stock into shares of Class A Common Stock shall be duly authorized, validly issued, fully paid and nonassessable. Any share of Class B Common Stock which is converted into a share of Class A Common Stock shall become an authorized but unissued share of Class B Common Stock.

(g) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issue upon conversion of Class B Common Stock, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock.

(h) The issuance of certificates evidencing (or in the case of Uncertificated Shares, the provision of applicable written statements or other documents with respect to) shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any Transfer involved in the issuance and delivery of any certificate in (or in the case of Uncertificated Shares, the provision of applicable written statements or other documents with respect to) a name other than that of the holder of the Class B Common Stock converted.

NOTE  3.     PREFERRED  STOCK

Serial  Preferred  Stock.  Except  as provided in this Certificate, the board of
------------------------
directors  of  the  Corporation is authorized, by resolution or resolutions from
--
time  to  time adopted, to provide for the issuance of serial preferred stock in
--
series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

     (1) the distinctive serial designation and the number of shares constituting such series;

(2) the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          (3) the voting powers, full or limited, if any, of the shares of such series;

(4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

(5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

(7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

(9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

NOTE  4.     INCOME  TAXES

It is anticipated that the Company will file its federal income tax return as a "C Corporation." Consequently, federal income taxes have been calculated at a 34% rate and are reflected as a current liability on the accompanying balance sheet.

NOTE  5.     MERGER  OF  FAS  WEALTH  AND  FAS

Jack Alexander, as founder and on behalf of the Company, entered into an Agreement and Plan of Merger dated May 7, 1998 (the "Merger Agreement") among FAS Wealth Management Services, Inc. and certain shareholders of FAS Wealth whereby a wholly owned subsidiary of the Company, newly created under the General Corporation Laws of Delaware, will merge with and into FAS Wealth with FAS Wealth surviving the merger (the "Merger"). The Merger will result in (i)
FAS Wealth being governed by Delaware law, (ii) certain officers and directors of FAS Wealth becoming officers and directors of the Company, (iii) FAS Wealth's name being changed to FAS Wealth Management Services, Inc.; and (iv) FAS Wealth becoming a wholly owned subsidiary of the Company.


FAS  GROUP,  INC.
CONSOLIDATED  BALANCE  SHEETS



 ASSETS                                     Dec. 31      Dec. 31    Sept. 30
                                             1996        1997         1998
                                          ----------  -----------  -----------

  Cash                                    $       -   $  127,791   $   51,565
  Organization Costs                              -            -       57,544
  Receivables
    Broker dealers                           40,306       45,406            -
    Correspondent brokers                   122,201       68,766      253,699
    Customers                                13,000       13,105            -
    Affiliates and employees                  3,650       18,363       74,923
    Other                                    14,847        2,448
  Furniture, fixtures and
       Equipment at cost, net of
           Accumulated depreciation          37,192       27,343       24,837
  Deposits with clearing organizations       43,742       45,157      140,510
  Other deposits                              1,934        1,934        1,934
  Syndication costs                               -       15,000            -
  Equity Securities                               -            -      587,600
  Trading Account                                 -            -      851,348
                                          ----------  -----------  -----------

                                          $ 262,025   $  380,236   $2,046,408
                                          ==========  ===========  ===========


    LIABILITIES AND STOCKHOLDERS' EQUITY

  LIABILITIES:
    Accounts payable                      $  36,483   $  107,465       38,477
    Commissions payable                     143,566      101,291      179,474
    Federal Income Tax Payable                    -            -      186,515
                                          ----------  -----------  -----------
                                            180,049      208,756      404,466
                                          ----------  -----------  -----------

  STOCKHOLDERS' EQUITY
    Preferred Stock                             -0-          -0-          -0-
    Common Stock                              4,983        7,775        5,284
    Stock warrants                            4,410        4,410          884
    Additional paid-in-capital              913,688    1,105,639    2,439,216
    Accumulated deficit                    (841,105)    (946,344)    (803,442)
                                          ----------  -----------  -----------

      TOTAL STOCKHOLDERS' EQUITY             81,976      171,480    1,641,943
                                          ----------  -----------  -----------

                                          $ 262,025   $  380,236   $2,046,408
                                          ==========  ===========  ===========

                                FAS  GROUP,  INC.
                     CONSOLIDATED  STATEMENT  OF  OPERATIONS

                                          Year Ended    Nine Mths Ended
                                           December        December       September 30
                                             1996            1997             1998
     Revenue
  Commissions                            $ 2,909,749   $      3,723,815   $   2,006,123
  Underwriting Fees                           32,500            304,002         209,920
  Other                                       57,795            144,899         361,118
  Consulting Fee                                   -                  -       1,200,000

                                           3,000,044          4,172,716       3,777,161

     Expenses
  Employer compensation and benefits         345,561            406,052         316,550
  Commissions                              2,275,456          3,131,258       1,964,680
  Clearing charges and regulatory fees       262,542            346,223         116,754
  Occupancy and equipment rental             125,968            130,494          84,024
  Depreciation                                11,844             10,811           7,769
  Other Operating Expenses                   214,687            280,670         957,962

                                           3,236,058          4,305,508       3,447,744

     Operating Income (Loss)                (236,014)          (132,792)        329,419

     Other Income
  Rent                                        23,969             27,553               -

    Federal Income Tax                             -                  -               -

    Net Income (Loss)                    $  (212,045)  $       (105,239)  $     329,419



     Net income of $329,419 takes into consideration the net loss carryforward of FAS Wealth resulting in a zero tax liability at September 30, 1998.




FAS  GROUP,  INC.
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS

                                                     Year Ended     Nine Mths Ended
                                                     December 31      December 31      September 30
                                                        1996             1997              1998
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (loss)                                 $   (212,045)  $       (105,239)  $     329,419
  Adjustments to reconcile net income (loss) to
      net cash used in operating activities:
    Depreciation                                          11,844             10,811           6,817
    (Increase) decrease in operating assets:
    Receivables:
    Broker dealers                                          (963)            (5,100)
    Correspondent brokers                                 20,772             53,435        (139,527)
    Customers                                            (13,000)              (105)
    Affiliates and employees                              (3,650)           (14,847)        (31,056)
    Deposits                                              (1,318)            (1,415)        (95,353)
    Other Assets                                         (42,544)
    Marketable Securities                               (587,600)
    Syndication costs                                    (15,000)
    (Decrease) increase in operating liabilities:
    Accounts payable                                     (21,570)            70,982         118,117
    Commissions payable                                     (977)           (42,275)         78,183

                                                          (8,862)            41,773        (692,963)

NET CASH USED IN OPERATING ACTIVITIES                   (220,907)           (63,466)       (550,059)

CASH FLOWS USED BY INVESTING ACTIVITIES
  Purchase of furniture, fixtures and equipment           (6,685)              (962)         (4,311)
  Trading Account                                       (851,348)
  Investment - subsidiary                                      -                  -      (1,148,500)

  NET CASH USED BY INVESTING ACTIVITIES                   (6,685)              (962)     (2,004,159)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Sale of Preferred Stock                      -0-                -0-             -0-
  Proceeds from sale of common stock                     222,992            214,020       2,749,211
  Syndication costs                                      (15,803)           (21,801)       (270,607)

  NET CASH PROVIDED BY FINANCING
  ACTIVITIES                                             207,189            192,219       2,478,604

NET INCREASE (DECREASAE) IN CASH                         (20,403)           127,791         (75,614)

CASH, at beginning of period                              20,403                -0-         127,179

CASH, at end of period                              $        -0-   $        127,791   $      51,565





EXHIBIT  A


CERTIFICATE  OF  INCORPORATION
OF
FAS  GROUP,  INC.


ARTICLE  I
Name

The  name  of  the  Corporation  is  FAS  Group,  Inc.


ARTICLE  II
Duration

The  Corporation  is  to  have  perpetual  existence.


ARTICLE  III
Registered  Office  and  Agent

     The address of its registered office in the State of Delaware is the Corporation Trust Center at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.


ARTICLE  IV
Purposes

     The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Delaware. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Delaware.


ARTICLE  V
Capital  Stock

A. Number and Designation. The Corporation shall have authority to issue 27 million shares of capital stock, of which 25 million shall be shares of Class A common stock, par value $0.001 per share ("Class A Common Stock"), 1 million shall be shares of Class B common stock, par value $0.001 per share ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock"), and 1 million shall be shares of preferred stock, par value $0.001 per share ("Preferred Stock"). The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

     B. Common Stock. The holders of Class A Common Stock and the holders of Class B Common Stock shall have the respective rights and preferences set forth in this Article V.

(1) Rights and Privileges. Except as provided in this Certificate, the holders of the Common Stock shall exclusively possess all voting power. Except as otherwise provided in this Article V or as otherwise required by applicable law, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges and shall rank equally, share ratably, and be identical in all respects as to all matters.

(2) Voting Rights. Except as otherwise required by law: (i) the holders of Class A Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders; (ii) the holders of Class B Common Stock will be entitled to ten votes per share on all matters to be voted on by the Corporation's shareholders; and (iii) the holders of Class A Common Stock and Class B Common Stock shall vote together as a single voting group.

     (3) Payment of Dividends. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

     (4) Distributions in Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the Class A Common Stock and Class B Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to participate ratably on a per share basis in all distributions of the remaining assets of the Corporation available for distribution, in cash or in kind, as though all shares of Common Stock were of a single class.

(5)  Limitation  on  Stock  Splits,  Combinations  or  Reclassifications.

(a) The Corporation shall not: (i) subdivide its outstanding Class A Common Stock by stock dividend or otherwise; or (ii) combine its outstanding Class A Common Stock into a smaller number of shares; or (iii) reclassify its outstanding Class A Common Stock (including any reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the surviving corporation); unless at the same time the Corporation subdivides, combines or reclassifies, as applicable, the shares of outstanding Class B Common Stock on the same basis as the Corporation so subdivides, combines or reclassifies the outstanding Class A Common Stock.

(b) The Corporation shall not: (i) subdivide its outstanding Class B Common Stock by stock dividend or otherwise; or (ii) combine its outstanding Class B Common Stock into a smaller number shares; or (iii) reclassify its outstanding Class B Common Stock (including any reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the surviving corporation); unless at the same time the Corporation subdivides, combines or reclassifies, as applicable, the shares of outstanding Class A Common Stock on the same basis as the Corporation so subdivides, combines or reclassifies the outstanding Class B Common Stock.

(5) Conversion of Shares of Class B Common Stock Into Shares of Class A Common Stock.

(a)  For  the purposes of this Article V, the following definitions shall apply:

(i) "Employee" means a person employed by the Corporation or by a legal entity that is controlled, directly or indirectly, by the Corporation;

(ii) "Transfer" means any sale, transfer, gift, assignment, devise or other disposition, whether directly or indirectly, voluntarily or involuntarily or by operation of law or otherwise; and

(iii) "Uncertificated Shares" means shares without certificates within the meaning of the General Corporation Law of Delaware, as it may be amended from time to time, or any subsequent statute replacing this statute.

(b) At the option of the Corporation: (1) outstanding shares of Class B Common Stock which are the subject of a Transfer shall be convertible into a number of shares of Class A Common Stock equal to the number of shares of outstanding Class B Common Stock subject to the Transfer; and (2) in the event that an Employee ceases to be an Employee for any reason whatsoever, the outstanding shares of Class B Common Stock held by such Employee shall be convertible into a number of shares of Class A Common Stock equal to the number of shares of outstanding Class B Common Stock held by such Employee. For purposes of this
Article V, the conversion of shares of Class B Common Stock as a result of a Transfer and the conversion of shares of Class B Common Stock as a result of cessation of an Employee's status as an Employee shall both be referred to as a "Conversion Event."

(i) Each Conversion Event shall be effective immediately upon transmission or delivery of a written notice of conversion by the Corporation to the record holder of such shares (the "Effective Time") at such holder's address as it appears in the records of the Corporation.

(ii) Each conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article V shall be deemed to be effective upon the Effective Time and at the Effective Time the rights of the holder of the converted Class B Common Stock as such holder shall cease and the holder of the converted Class B Common Stock shall be deemed to have become the holder of record of the shares of Class A Common Stock into which such shares of Class B Common Stock have been converted as a result of the applicable Conversion Event.

(iii) The Board of Directors of the Corporation shall have the power to determine whether a Conversion Event has taken place with respect to any situation based upon the facts known to it. Each shareholder shall provide such information that the Corporation may reasonably request in order to ascertain facts or circumstances relating to a Transfer or proposed Transfer or a Conversion Event or proposed Conversion Event.

(c) Notwithstanding any other provision of this Article V, shares of Class B Common Stock sold in a public offering of the Corporation's securities registered with the United States Securities and Exchange Commission (the "Public Offering"), regardless of the identity of the purchaser, transferee or other recipient of the disposition in the Public Offering, shall be automatically converted into a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock sold in thr Public Offering. Such conversion of shares of Class B Common Stock into shares of Class A Common Stock shall be deemed to be effective at such time as the holder of the Class B Common Stock who is selling such shares in a Public Offering transfers such shares for disposition in the Public Offering, at which time the rights of the holder of the converted Class B Common Stock as such holder shall cease and the holder of the converted Class B Common Stock shall be deemed to have become the holder of record of the shares of Class A Common Stock into which such shares of Class B Common Stock have been converted as a result of the Public Offering.

(d)  The  holder  of  shares  of Class B Common Stock converted pursuant to this
Article V shall promptly surrender the certificate or certificates representing the shares so converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Class B Common Stock) at any time during its usual business hours, and if such shares of Class B Common Stock are Uncertificated Shares, shall promptly notify the Corporation in writing of such transfer at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Common Stock).

(e) In no event shall the Corporation be liable to any such holder or any third party arising from any such conversion.

(f) The shares of Class A Common Stock resulting from a conversion of duly authorized, validly issued, fully paid and nonassessable shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article V shall be duly authorized, validly issued, fully paid and nonassessable. Any share of Class B Common Stock which is converted into a share of Class A Common Stock pursuant to this Article V shall become an authorized but unissued share of Class B Common Stock.

(g) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issue upon conversion of Class B Common Stock, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock.

(h) The issuance of certificates evidencing (or in the case of Uncertificated Shares, the provision of applicable written statements or other documents with respect to) shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any Transfer involved in the issuance and delivery of any certificate in (or in the case of Uncertificated Shares, the provision of applicable written statements or other documents with respect to) a name other than that of the holder of the Class B Common Stock converted.

     C. Serial Preferred Stock. Except as provided in this Certificate, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

          (1) the distinctive serial designation and the number of shares constituting such series;

     (2) the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          (3) the voting powers, full or limited, if any, of the shares of such series;

     (4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

     (5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

     (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

(9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.


ARTICLE  VI
Preemptive  Rights

     No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock which may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.


ARTICLE  VII
Repurchase  of  Shares

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.


ARTICLE  VIII
Meetings  of  Stockholders;  Cumulative  Voting

     A. Action by Written Consent. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors of the Corporation.

     B. Special Meetings. Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

     C. Cumulative Voting. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

     D. Place of Meetings. Meetings of stockholders may be held at such place as the bylaws may provide.


ARTICLE  IX
Notice  for  Nominations  and  Proposals

     A. Nominations and Proposals. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals at an annual meeting or such proposals at a special meeting, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation of less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     B. Form of Notice. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

     C. Determination of Adequacy of Notice. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.


ARTICLE  X
Directors

     A. Number and Vacancies. The number of directors of the Corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section B of this
Article  X.

     B. Classified Board. The board of directors of the Corporation (other than directors which may be elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the organizational meeting of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.
Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.


ARTICLE  XI
Removal  of  Directors

     Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, any director or all the directors of a single class (but not the entire board of directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock.


ARTICLE  XII
Acquisition  of  Capital  Stock

     A.  Definitions.  For  the  purpose  of  this  Article:

          (1) The term "Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

          (2) The term "acting in concert" shall mean (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, and (ii) a combination or pooling of voting or other interest in the Corporation's outstanding shares of capitol stock for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

          (3) The term "acquire," "acquisition" or "acquiring" with respect to the acquisition of any security of the Corporation shall refer to the acquisition of such security by any means whatsoever, including without limitation, an acquisition of such security by gift, by operation of law, by will or by intestacy, whether voluntarily or involuntarily.

          (4) The term "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

          (5) The term "Common Stock" means all Common Stock of the Corporation and any other securities issued by the Corporation (other than the Warrants) which are treated as stock for purposes of Section 382 of the Code.

          (6) The term "Fair Market Value" of the Common Stock shall mean the average of the daily closing prices of the Common Stock for 15 consecutive trading days commencing 20 trading days before the date of such computation The closing price is the last reported sale price on the principal securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on any national securities exchange, the NASDAQ National Marked System, or, if the Common Stock is not designated for trading on the NASDAQ National Market System, the average of the closing bid and asked prices as reported on NASDAQ or, if not so reported, as furnished by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Corporation shall determine the current market rice on a reasonable and appropriate basis of the average of the daily closing prices for 15 consecutive trading days commencing 20 trading days before the date of such computation.

          (7) The term "own," "owing," "ownership" or "owning" refer to the ownership of securities within the meaning of Section 382 of the Code after taking into account the attribution rules of Section 382(l)(3) of the Code and the regulations promulgated hereunder (except insofar as such attribution would be inconsistent with provisions of this Article XII relating to Warrants).

          (8) The term "Person" shall mean any individual, firm, corporation, partnership, joint venture or other entity and shall include any group composed of such person and any other person with whom such person or any Affiliate or Associate (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Act) of such person has any agreement, arrangement or understanding, directly or indirectly, for the purposes of acquiring, holding, voting or disposing of Common Stock or Warrants, and any other person who is a member of such group.

          (9) The term "Transfer Agent" shall mean the transfer agent with respect to the Common Stock nominated and appointed by the Board of Directors from time to time.

          (10) The term "Warrant" shall mean any securities issued or assumed by the Corporation, or any securities issuable by the Corporation in respect to issued securities which are convertible into, or which include the right to acquire, shares of Common Stock, whether or not the right to make such conversion or acquisition is subject to any contingencies, including, without limitation, warrants, options, calls, contracts to acquire securities, convertible debt instruments or any other interests treated as an option pursuant to Section 382(l)(3) of the Code.

          (11) The term "Warrant Agent" shall mean any warrant agent for any Warrants nominated and appointed by the Board of Directors from time to time.

     B.  Acquisition  of  Control  Shares.

(1) If, at any time during the ten years from the effective date of this Certificate, any Person shall acquire the beneficial ownership (as determined pursuant to Rules 13d-3 and 13d-5 under the Act) of more than 20% of any class of Common Stock, then the record holders of Common stock beneficially owned by such acquiring Person shall have only the voting rights set forth in this paragraph B on any matter requiring their vote or consent. With respect to each vote in excess of 20% of the voting power of the outstanding shares of Common Stock which such record holders would otherwise be entitled to cast without giving effect to this paragraph B, the record holders in the aggregate shall be entitled to cast only one-hundredth of a vote. A Person who is a record owner of shares of Common Stock that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this paragraph B by virtue of such shares being so beneficially owned by any of such acquiring Persons. The effect of the reduction in voting power required by this paragraph B shall be given effect in determination the presence of a quorum for purposes of convening a meeting of the stockholders of the Corporation

          (2) The limitation on voting rights prescribed by this paragraph B shall terminate and be of no force and effect as of the earliest to occur of:

          (i) the date that any person becomes the beneficial owner of shares of stock representing at least 75% of the total number of votes entitled to be cast in respect of all outstanding shares of stock, before giving effect to the reduction in votes prescribed by this paragraph B; or

     (ii) the date (the "Reference Date") one day prior to the date on which, as a result of such limitation of voting rights, the Common Stock will be delisted from (including by ceasing to be temporarily or provisionally authorized for listing with) the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX"), or be no longer authorized for inclusion (including by ceasing to be provisionally or temporarily authorized for inclusion) on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System ("NASDAQ/NMS"); provided, however, that
(a) such termination shall not occur until the earlier of (x) the 90th day after the Reference Date or (y) the first day on or after a Reference Date that there is not pending a proceeding under the rules of the NYSE, the AMEX or the NASDAQ/NMS or any other administrative or judicial proceeding challenging such delisting or removal of authorization of the Common Stock, an application for listing of the Common stock with the NYSE or the AMEX or for authorization for the Common Stock to be including on the NASDAQ/NMS, or an appeal with respect to any such application, and (b) such termination shall not occur by virtue of such delisting or lack of authorization if on or prior to the earlier of the 90th day after the Reference Date or the day on which no proceeding, application or appeal of the type described in (y) above is pending, the Common Stock is approved for listing or continued listing on the NYSE or the AMEX or authorized for inclusion or continued inclusion on the NASDAQ/NMS (including any such approval or authorization which is temporary or provisional). Nothing contained herein shall be construed so as to prevent the Common Stock from continuing to be listed with the NYSE or AMEX or continuing to be authorized for inclusion on the NASDAQ/NMS in the event that the NYSE, AMEX or NASDAQ/NMS, as the case may be, adopts a rule or is governed by an order, decree, ruling or regulation of the Securities and Exchange Commission which provides in whole or in part that companies having Common Stock with differential voting rights listed on the NYSE or the Amex or authorized for inclusion on the NASDAQ/NMS may continue to be so listed or included.

     C. Exceptions. The restrictions contained in this Article XII shall not apply to (1) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 4.9% of any class of equity security of the Corporation, (2) any revocable proxy granted pursuant to a proxy solicitation in compliance with section 14 of the Act by a stockholder of the Corporation or (3) any employee benefit plans of the Corporation. In addition, the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries or group of any of them shall be exempt from the provisions of this Article XII should any such person or group become a beneficial owner of more than 20% of any class of equity security of the Corporation.

     D.  Construction.  A  majority  of  the Continuing Directors, as defined in
Article XIII, shall have the power to construe and apply the provisions of paragraphs B, C and D of this Article XII and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (1) the number of shares beneficially owned by any person, (2) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership,
(3)  the  application  of  any  other  definition or operative provision of this
Article XII to the given facts or (4) any other matter relating to the applicability or effect of paragraphs B, C and D of this Article XII. Any constructions, applications, or determinations made by the Continuing Directors pursuant to paragraphs B, C and D of this Article XII in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

     E. Legend on Certificates. All certificates evidencing ownership of Common Stock or ownership of Warrants of the Corporation shall bear a conspicuous legend in compliance with the General Corporation Law of Delaware describing the restrictions on transfers set forth in this Article XII.

     F. Partial Invalidity. If any provision of this Article XII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.


ARTICLE  XIII
Approval  of  Certain  Business  Combinations

     The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

     A.  Required  Affirmative  Vote.

(1) Except as otherwise expressly provided in this Article XIII, and in addition to any other vote required by law, the affirmative vote required by law, the affirmative vote of the holders of (i) at least 75% of the voting power of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately the affirmative vote of the holders of at least 75% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

               (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related person (as hereinafter defined);

               (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or pledge, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

               (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

               (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

               (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person other than on a pro rata basis to all holders of capital stock of the Corporation of the same class or classes held by the Related person, pursuant to a stock split, stock dividend or distribution or warrants or rights, and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or any of its subsidiaries which securities have been distributed pro rata to all holders of capital stock of the Corporation;

               (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

               (g) any reclassification of the Common Stock of the Corporation, or any recapitalization involving the Common Stock of the Corporation or any similar transaction (whether or not with or into or otherwise involving a Related Person) that has the effect directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary that are directly or indirectly owned by any Related Person; and

               (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article XIII.

     (2) Such affirmative vote shall be required notwithstanding any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote; provided, however, that in no instance shall the provisions of this Article XIII require the vote of greater than 85% of the voting power of the outstanding shares entitled to vote thereon for the approval of a Business Combination.

     (3) The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

     B. Exceptions. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved in advance by a two-thirds vote of the Continuing Directors (as hereinafter defined; provided, however, that such approval shall only be effective if obtained at a meeting at which a continuing Director Quorum (as hereinafter defined) is present.

     C. Definitions. For the purposes of this Article XIII the following definitions apply:

     (1) The term "Related Person" shall mean and include (i) any individual, corporation, partnership or other person or entity which together with its "affiliates" or "associates" (as those terms are defined in the Act) "beneficially owns" (as that there is defined in the Act) in the aggregate 10% or more of the outstanding shares of the Common Stock of the Corporation; and
(ii) any "affiliate" or "associate" (as those terms are defined in the Act) of any such individual, Corporation, partnership or other person or entity;
provided, however, that the term "Related Person" shall not include the Corporation, any subsidiary of the Corporation, any employee benefit plan, employee stock plan of the Corporation or of any subsidiary of the Corporation, or any trust established by the Corporation in connection with the foregoing, or any person or entity organized, appointed, established or holding shares of capital stock of the Corporation for or pursuant to the terms of any such plan, nor shall such term encompass shares of capital stock of the Corporation held by any of the foregoing (whether or not held in a fiduciary capacity or otherwise). Without limitation, any shares of the Common Stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

     (2) The term "Substantial Part" shall mean more than 25% of the total assets of the entity at issue, as of the end of its most recent fiscal year ending prior to the time the determination is made.

     (3) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with and who is not the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with and who is not the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

     (4) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.


ARTICLE  XIV
Evaluation  of  Business  Combinations

     In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination (as defined in Article XIII) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (A) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees and customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (B) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (C) the competence, experience, and integrity of the acquiring person or entity and its or their management.


ARTICLE  XV
Indemnification

     Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article XV. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this
Article XV shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.


ARTICLE  XVI
Limitations  on  Directors'  Liability

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the General Corporation Law of the State of Delaware, or (D) for any transaction from which the director derived any improper personal benefit. If the General Corporation law of the State of Delaware is amended after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


ARTICLE  XVII
Amendment  of  Bylaws

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of this Certificate or the bylaws of the Corporation, and in addition to any affirmative vote required by law (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation only by the vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.


ARTICLE  XVIII
Amendment  of  Certificate  of  Incorporation

     Subject to the provisions hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Articles VIII, IX, X, XI, XII, XIII, XIV, XV, XVI, XVII and this Article XVIII may be repealed, altered, amended or rescinded in any respect only if the same is approved by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

ARTICLE  XIX

     The  name  and  address  of  the  incorporator  is:

Danyel  Owens
770  South  Post  Oak  Lane
Suite  435
Houston,  Texas  77056-1913

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of June, 1998.


/s/Danyel  Owens
  Danyel  Owens

EXHIBIT  B

U.S.  SECURITIES  AND  EXCHANGE  COMMISSION
Washington,  D.C.  20549

FORM  10Q-SB

Quarterly  Report  Pursuant  to  Section  13  or  15(d)  of
the  Securities  Exchange  Act  of  1934

For  the  nine  months  ended     Commission  File  Number
      September  30,  1998                     33-48017-A

FAS  WEALTH  MANAGEMENT  SERVICES,  INC.
(Formerly  FAS  Wealth  Management  Services,  Inc.
(a  Delaware  corporation,  formerly  a  Florida  corporation)
(Exact  name  of  Registrant  as  specified  in  its  Charter)

Delaware  (formerly  Florida          59-2087068
State  or  other  jurisdiction  of     I.R.S.  Employer
incorporation  or  organization     Identification  Number

2323  Stickney  Point  Road,  Sarasota,  Florida  34231
(Address  of  principal  FAS  Wealth  offices,  zip  code)

Registrant's  telephone  number,  including  area  code:  (941)  921-9700

Securities  registered  pursuant  to  Section  12(b)  of  the  Act:

Securities  registered  pursuant  to  Section  12(g)  of  the  Act:

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing
requirements  for  the  past  90  days.  Yes  X    No     .

For the nine months ended September 30, 1998, the Registrant had revenues of $2,576,416.

As of September 30, 1998, the Registrant had 5,000,000 Shares authorized and 2,664,560 Shares outstanding. The aggregate market value of the outstanding shares held by non-affiliates, computed by reference to the price at which the stock was sold is $1,752,492.


     PART  I  -  FINANCIAL  INFORMATION

Item  1.   Financial  Statements

     Set forth below are the unaudited financial statements reflecting the Company's financial condition as of September 30, 1998, and the related statements of operations and shareholders' equity for the nine and three months ended September 30, 1998 and 1997.










     [THE  BALANCE  OF  THIS  PAGE  INTENTIONALLY  LEFT  BLANK]












FAS  WEALTH  MANAGEMENT  SERVICES,  INC.
(Formerly  Executive  Wealth  Management  Services,  Inc.)

BALANCE  SHEET

September  30,  1998  (Unaudited)



                                              ASSETS
CURRENT ASSETS
  Cash                                     $    43,957
  Accounts receivable from
     correspondent brokers                     253,699
 Accounts receivable from affiliates            74,923
 Accounts receivable from others                 2,448
          TOTAL CURRENT ASSETS                 375,027

INVESTMENTS                                        ---

FURNITURE, FIXTURES AND EQUIPMENT at cost
 Net of accumulated depreciation                24,837

OTHER ASSETS
  Deposits with clearing organizations         140,510
  Other Deposits                                 1,934
  Trading Account                              851,348

           TOTAL ASSETS                    $ 1,393,656
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                         $    37,211
  Commissions payable                          179,474
          TOTAL CURRENT LIABILITIES            216,685

STOCKHOLDERS' EQUITY
  Preferred Stock - authorized 750,000
   shares of $.01 par value; no shares
   issued or outstanding                           ---
  Common Stock - authorized 5,000,000
   shares of $.002 par value; issued and
   outstanding 2,664,560 shares                  5,329
  Additional paid-in capital                 2,331,731
  Additional paid-in capital, warrants           4,410
  Retained earnings                         (1,164,499)
          TOTAL STOCKHOLDERS' EQUITY       $ 1,176,971

TOTAL LIABILITIES & STOCKHOLDERS EQUITY    $ 1,393,656


FAS  WEALTH  MANAGEMENT  SERVICES,  INC.
(Formerly  Executive  Wealth  Management  Services,  Inc.)

STATEMENTS  OF  OPERATION

For  The  Three  and  Nine  Months  Ended  September  30  (Unaudited)


       Nine  Months  Ended September 30     Three Months Ended September 30
                                1998         1997         1998         1997
REVENUE
 Commissions                 $1,834,265   $2,896,686   $  561,959   $1,124,606
  Underwriting fees             209,920      133,548      118,950       59,948
  RIA Income                    171,858          ---      104,053          ---
  Trading Profit                227,777          ---      227,777          ---
Other Income                    132,596      109,810      109,635       39,410
TOTAL REVENUE                 2,576,416    3,140,044    1,122,374    1,223,964

EXPENSES
  Advertising                     4,350        1,921        2,431          308
  Bad debt expense               13,110          ---       13,105          ---
  Board of Directors fees        18,000       14,000        6,000        6,000
  Branch office support          25,000       58,000       25,000       55,000
  Clearing charges              116,754      241,182       37,307      104,458
  Commissions                 1,964,680    2,369,145      841,741      917,879
  Consulting fees                81,053       40,236       52,400       17,045
  Dues and Subscriptions          6,297        7,160        1,508        2,870
  Depreciation                    7,769        9,092        2,601        3,031
  Employee benefits               2,750          ---        2,750          ---
  Insurance                       8,091        9,565        6,750        6,363
  Meetings and seminars          (6,500)        (471)      (5,750)        (500)
  Miscellaneous                   6,191       17,951        4,722        3,736
  Occupancy costs                74,487       64,722       24,833       21,311
  Office expenses                29,962       20,854       14,397        7,725
  Professional development          ---          187          ---          187
  Regulatory                     14,814       13,605        2,073        1,754
  Rental Equipment                6,065        7,302        3,054        3,017
  Salaries and wages            313,800      262,530      142,354       83,880
  Taxes                          30,973       26,382       11,392        6,609
  Travel and lodging             50,599       24,123       34,099        8,356
  Utilities                      26,327       22,296       11,836        9,502
TOTAL
  OPERATING EXPENSES          2,794,572    3,209,782    1,234,603    1,258,531

OPERATING
  INCOME/(LOSS)                (218,154)     (69,738)    (112,230)     (34,567)

NET INCOME/(LOSS)            $ (218,154)  $  (69,738)  $ (112,230)  $  (34,567)
NET INCOME/(LOSS)
  PER SHARE                  $    (.082)  $    (.027)  $    (.042)  $    (.013)



FAS  WEALTH  MANAGEMENT  SERVICES,  INC.
(Formerly  Executive  Wealth  Management  Services,  Inc.)

STATEMENT  OF  CHANGES  IN  STOCKHOLDERS'  EQUITY

For  The  Nine  Months  Ended  September  30  (Unaudited)


                                   Additional
                         Additional     Paid-In          Retained
     Preferred          Common     Paid-In          Capital          Earnings
        Stock         Stock          Capital          Warrants       (Deficit)
Total

Balance  at  January  1, 1997          -     $     4,983     $     913,687     $
4,410     $     (841,105)     $     81,975
Issuance  of  common  stock                    248          213,752
214,000
Syndication  costs                              (21,800)
(21,800)
Net  loss  for  the  Nine
  months  ended
 September  30,  1997                              (69,738)          (69,738)

Balance  at
September  30,  1997     $     -     $     5,231     $     1,105,639     $
4,410     $     (910,843)     $     204,437




                         Additional          Retained
     Preferred     Common          Paid-In          Earnings          Stock
     Stock     Stock          Capital          (Deficit)          Warrants
Total
Balance  at
January  1,  1998     $     -     $     5,231     $     1,105,689     $
(946,344)     $     4,410     $     168,936

Issuance  of  Common  Stock                    98          1,246,569
1,246,667

Syndication  Costs                              (20,477)
(20,477)

Net  loss  for  nine
  months  ended
 September  30,  1998          -          -          -          (218,154)
-          (218,154)

Balance  at
September  30,  1998     $     -     $     5,329     $      2,331,781     $
(1,164,498)     $     4,410     $     1,176,972


EXECUTIVE  WEALTH  MANAGEMENT  SERVICES,  INC.
(Formerly  Executive  Wealth  Management  Services,  Inc.)
STATEMENT  OF  CASH  FLOWS

     For  The  Nine  Months  Ended  September  30  (Unaudited)


                                                                       1998         1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (Loss)                                                 $ (218,154)  $ (69,738)
  Adjustments to reconcile net income
     to net cash used in operating activities:
     Depreciation                                                        6,817       9,092

     (Increase) decrease in operating assets:
       Receivable from correspondent brokers                          (139,527)   (217,155)
       Receivable - other                                              (31,056)    (30,585)
       Deposits                                                        (95,353)     (1,030)
       Other assets                                                     15,000      (5,000)
     Increase (decrease) in operating liabilities:
      Accounts payable                                                 (69,663)      1,953
      Commissions payable                                               78,183     134,973
             Net cash provided by (used in) operating activities      (453,753)   (177,490)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of assets                                                   (4,311)        ---
   Trading Account                                                    (851,348)        ---

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                           1,246,667     214,000
  Cash paid for syndication costs                                      (20,477)    (21,800)
              Net cash provided by (used in) financing activities    1,226,190     192,200

NET INCREASE (DECREASE) IN CASH                                        (83,222)     14,710

CASH AT BEGINNING OF PERIOD                                            127,179         ---

CASH AT END OF PERIOD                                               $   43,957   $  14,710


FAS  WEALTH  MANAGEMENT  SERVICES,  INC.
(formerly  Executive  Wealth  Management  Services,  Inc.)

NOTES  TO  FINANCIAL  STATEMENTS

For  The  Nine  Months  Ended  September  30,  1998  and  1997


Note  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Organization
FAS Wealth Management Services, Inc., (formerly Executive Wealth Management Services, Inc. (the Company) is a securities broker/dealer that transacts business through correspondent brokers and does not handle any customer securities or funds. Customer security transactions and related commission revenue and expenses are recorded on the trade date. The Company also markets insurance products and services, acts as a broker/dealer in selling both public and private securities offerings on a best efforts basis and markets to Affinity Groups . In addition, the Company receives commissions, investment banking and underwriting fees for its services.

Effective August 31, 1998, the Agreement and Plan of Merger ("Agreement") with FAS Group, Inc. was effective. Executive Wealth Management Services, Inc. merged with a subsidiary of FAS Group, Inc. and changed its name to FAS Wealth Management Services, Inc. Details of the capitalization from the parent company, FAS Group, Inc. are detailed in Note 8 of these financials.

On September 1998, the NASDR granted the firm's application to change its Restrictive Letter to allow for market making and proprietary trading. The new Restrictive Letter with the NASDR limits the number of securities in which the firm can make markets to 15. It also limits the firms proprietary positions to less than 90% of excess net capital.

Receivable  from  Correspondent  Brokers
The receivable from correspondent brokers and broker/dealers represent commissions earned which had not been received at September 30, 1998. Management has determined that these amounts are fully collectible.

Furniture,  Fixtures  and  Equipment
Furniture, fixtures and equipment are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of assets to operations over their estimated useful lives using the straight-line method.

Investments
The Company was issued 55,263 shares of common stock of Flight Sciences, Inc. This stock was issued to the Company in relation to a private offering of Flight Sciences' promissory notes. These shares represented 5% of Flight Sciences, Inc.'s outstanding common stock at the time. The Company has assigned no value to the stock due to the fact that there is no ready market and its value is not determinable.

FAS  WEALTH  MANAGEMENT  SERVICES,  INC.
(formerly  Executive  Wealth  Management  Services,  Inc.)

NOTES  TO  FINANCIAL  STATEMENTS  (CONTINUED)

For  The  Nine  months  Ended  September  30,  1998  and  1997


Note  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

Warrants  Outlet  Mall  Network
The Company was issued 5,555 warrants of the Outlet Mall Network, Inc. ("OMNI"). OMNI had two reverse splits during 1998. The net effect of these splits was a
4.35 to 1 reverse split. The Company originally had 24,167 shares. These warrants were issued in relation to a private offering of OMNI stock. The warrants have an exercise price of $8.70 and expire June 10, 2002. The Company has assigned no value to the warrants due to the fact that there is no ready market and their value is not determinable.

Loss  Per  Share
Loss per share is computed based upon 2,664,560 and 2,615,485 shares outstanding during the periods ended September 30, 1998 and 1997, respectively.



Note  2  -  DEPOSIT  WITH  CLEARING  ORGANIZATION

Deposits with clearing organizations represent investments in money markets. The investments are required by the Company's clearing brokers and are in accordance with the correspondent broker agreements between the parties. Deposits are reflected at fair market value.


Note 3 - FURNITURE, FIXTURES AND EQUIPMENT


A  summary  of  furniture,  fixtures  and  equipment  follows:

                                       September 30, 1998
     Furniture and fixtures           $            37,951
     Equipment                                     37,034
     Leasehold improvements                         8,101
                                                   83,086
     Less:  Accumulated Depreciation              (58,249)
                                      $            24,837

NOTE  4  -  OPERATING  LEASES

Rent expense for the nine months ended September 30, 1998 and 1997 was $74,487 and $64,722, respectively.


FAS  WEALTH  MANAGEMENT  SERVICES,  INC.
(formerly  Executive  Wealth  Management  Services,  Inc.)

NOTES  TO  FINANCIAL  STATEMENTS  (CONTINUED)

For  The  Nine  months  Ended  September  30,  1998  and  1997

Note  5  -  NET  CAPITAL  REQUIREMENT

Pursuant to the net capital provisions of Rule 15c3-1(a)(2)(iii) of the Securities and Exchange Act of 1934, the Company is required to maintain a minimum net capital of $100,000 as of September 30, 1998, and $5,000 as of the same period ended 1997. The Company had net capital of $903,823 or 903% and $131,521 or 622% of the minimum requirement at September 30, 1998 and 1997, respectively. The net capital rules may effectively restrict the payment of dividends to the Company's stockholders. The Company operates pursuant to the
(K)(2)(ii) exemption provisions of the Securities and Exchange Commissions Rule 15c3-3 and does not hold customer funds or securities.

NOTE  6  -  INCOME  TAXES

At December 31, 1996, the Company had a net operating loss carry forward of approximately $946,000 that will begin to expire in the year 2009. Due to the lack of historical operations, management has elected to record a valuation allowance equal to the deferred tax asset of $350,000, calculated using an effective income tax rate of 37% for the Company.
 .
NOTE  7  -  RELATED  PARTY  TRANSACTIONS

During the nine months ended September 30, 1998 and 1997, companies affiliated with the Company's majority stockholder shared office space with the Company and paid rent of $8,586 and $17,188, respectively, for the use of the space.

During the nine months ended September 30, 1998 and 1997, the Company paid rent of approximately $27,000 to the Company's majority stockholder.

NOTE  8  -  COMMON  STOCK  TRANSACTIONS

In November, 1995, the Company approved a plan to grant options to certain employees to purchase the Company's common stock. The plan provided for the granting of options to purchase a maximum of 500,000 shares of the Company's stock at a price to be determined at the time of grant. The price, however, is not greater than $.60 per share. The plan required a participant to be employed by the
Company for a number of years before exercise. Granted options expire 10 years from the grant date. At September 30, 1998, none of the options have been exercised.

FAS  WEALTH  MANAGEMENT  SERVICES,  INC.
(formerly  Executive  Wealth  Management  Services,  Inc.)

NOTES  TO  FINANCIAL  STATEMENTS  (CONTINUED)

For  The  Nine  months  Ended  September  30,  1998  and  1997

NOTE  8  -  COMMON  STOCK  TRANSACTIONS  (Continued)

During the first quarter of 1998, the majority shareholder purchased 42,500 shares of common stock at $1.20 per share.

In May, 1996, the Board of Directors passed a resolution to forward split the outstanding common stock shares of Executive Wealth Management Services, Inc. on a five for one basis to common stockholders of record as of September 20, 1996.

On June 9, 1997, the Company initiated a private placement of 250,000 shares of the Company's Common Stock at a price of $2.00 per share. Net proceeds from the sale of stock were used for general working capital and expansion of operations.

In March, 1998, the Company and the majority shareholder initiated a private placement of 150,000 shares of the Company's Common Stock at a price of $2.00 per share. The shares contained in the offering were drawn one third from the authorized but unissued shares of the Company and two thirds from the majority shareholder. As of September 30, 1998, 147,250 shares of the Company's Common Stock had been sold under this private placement. Net proceeds from the issuance of shares by the Company were used for costs of the merger, affinity group marketing programs, working capital and general corporate purposes. The majority shareholder received net proceeds for sale of its shares.

On August 19, 1998, the parent company, FAS Group, Inc. initiated a private placement of 750,000 units consisting of 750,000 share of the Company's Class A Common Stock and 750,000 Redeemable Class A Common Stock Purchase Warrants at a price of $2.00 per unit. As of September 30, 1998, all 750,000 units were sold and proceeds were used for working capital and investment in its subsidiary, FAS Wealth Management Services, Inc., the broker/dealer.





[REMAINDER  OF  PAGE  INTENTIONALLY  LEFT  BLANK]


Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operation.

Current  Operations

The table set forth below reflects the source of revenue earned by the Company during the nine months ended September 30, 1998 and 1997.


                                      1998        1997     Increase/(Decrease)
Source of Revenue Earned
Commission:

    Investment banking fees        $  209,920  $  133,548  $            76,372
    Transactional                     740,813   1,762,944           (1,022,131)
    Mutual Fund Sales                 442,548     443,847               (1,299)
    Insurance/Annuity                 433,940     468,558              (34,618)
    Limited partnership sales         216,965     221,337               (4,372)

                Total Commissions   2,044,186   3,030,234             (986,048)
Other:
    RIA income                        171,858      28,784              143,074
    Trading Profits                   227,777     277,777
    Miscellaneous                     132,595      81,026               51,569
                 Total             $2,576,416  $3,140,044  $          (563,628)

The Company received investment banking fees of $209,920 and $133,548 from the sale of proprietary products or commissions which were (in-house) in character for the nine months ended 1998 and 1997, respectively. The increase of $76,372 or 57.2% from the nine month period ended 1997 compared to the same period ended 1998 reflects the best efforts public offering of $5,000,000 in promissory notes of Federal Mortgage Management II, Inc. During the nine months ended September 30, 1998, the Company earned fees and commissions of $91,470 compared to none for the same period ended 1997 from such offering. The Company also earned commission of $29,450 from the best efforts offering of 150,000 shares of its common stock for the period ended September 30, 1998. The Company earned commissions of $89,000 from its parent company FAS Group, Inc. for the private placement of 750,000 units, each unit consisting of one (1) Class A Common Stock and one (1) Redeemable Class A Common Stock Purchase Warrant.

Transactional revenues decreased by 1,022,131 or 58% for the nine month ended September 30, 1998 as compared to same period in 1997. This decrease relates to the fact that during the fourth quarter of 1997, one of the Altamonte Springs branch offices began their own broker/dealer operation. Also contributing to the decrease were general market and seasonal conditions as well as another branch shifting from transactional to Registered Investment Advisory based fees. The decrease of $1, 022, 131 is offset to some degree with the increase in RIA income of $143,074 and trading profit increase of $227,777 for a net decrease of transactional revenue of $651,280 or 37%. The firm believes that this decrease in transaction revenue will not continue and will be offset with increased RIA income, trading profit income and securities and insurance commissions over the next two fiscal quarters.

Mutual fund, insurance/annuity and limited partnership revenue all decreased for the nine month period ended September 30, 1998 as compared to the same period in 1997. The decreases of $1,299, $34,619, $4,372, respectively for $40,289 cumulative  decrease  are  primarily  due  to  general  market  conditions.

As noted above RIA income increased $143,074 for the nine month period ended September 30, 1998 as compared to the same period ended 1997. This increase represents a 497% increase over 1997. Management believes this revenue stream from the Registered Investment Advisor will continue throughout fiscal 1998 and well into fiscal 1999.

During the month of September 1998, assets under management has surpassed the $25,000,000 benchmark for registration with the SEC. At September 30, 1998, the firm had filed an application to register its RIA with the SEC and assets under management as of October 15, had surpassed approximately $30,000,000.

Overall total revenues decreased $563,628 or 18% for the nine months ended September 30, 1998 as compared to the same period ended 1997. Such decrease is expected to level off during the last fiscal quarter of 1998 and into the first fiscal quarter of 1999. Management believes that with the bulk transfer of the Ft. Lauderdale and New York office, the change of operations to allow for market making and proprietary trading and other offices that the firm is seeking to recruit that revenues will steadily increase over the next two to three fiscal quarters.

The Company had considered market making and proprietary trading for several years. However, management had never found the right individuals with whom to participate or undertake this endeavor.

The merger with FAS Wealth Management Services, Inc., a subsidiary of FAS Group, Inc., whose principal, Jack Alexander, had experience in growing a retail brokerage firm, with emphasis in investment banking, firm commitment underwritings, market making and proprietary trading in conjunction with the asset purchase and bulk transfer of agents from Biltmore Securities, Inc., afforded the Company the opportunity to implement this phase of its business plan in an expeditious and orderly manner.

The union of the Company, FAS Wealth Management Services, Inc., and the agents from Biltmore Securities, Inc., gives the Company an additional base upon which to expand this area of the business. Management understands the task into which it has entered regarding these agents and is prepared to utilize the talents of its senior management team to give them the opportunity to grow their careers on a broader product base which includes mutual funds, variable annuities, life insurance and investment advisory services under strict supervision and compliance training .

The Company received a Cease and Desist Order from the State of Alabama on September 17, 1998, regarding the transfer of agents from Biltmore Securities, Inc. To date, the Company has supplied the State of Alabama with its requested information, including a copy of the asset purchase documents, plan of rehabilitation and voluntarily issued U-5s terminating those former Biltmore agents' licensed in the State of Alabama. The Company also requested an informal hearing with Alabama's regulators to bring this issue to resolution.

Other states, such as New Hampshire have requested that the Company withdraw its request for registration in their respective state until the matter such as the one with Alabama is resolved. Management has requested that New Hampshire reconsider its position based upon the structure of the asset purchase, the plan of rehabilitation and the Company's history of compliance with all regulatory bodies. As of October 27, 1998, the Company has not received a response from the State of New Hampshire.

     The table set forth below reflects the expense categories of the Company in which there was a significant increase or decrease for the nine months ended September 30, 1998 as compared to the same period in 1997. Several expense categories increased dramatically during the third fiscal quarter of 1998. These increases are directly related to the changes to the firm's Restrictive Letter with the NASD and the bulk transfer of the Ft. Lauderdale and New York offices. In order to facilitate the growth in the firm's future plan of operation, areas such as advertising for new personnel, consulting fees, dues and subscriptions, office expense, regulatory fees, salaries, wages and taxes, travel and lodging as well as utilities all increased during the nine months ended September 30, 1998 as compared to the same period ended 1997.

                                                    Increase/
Expense Category            1998         1997      (decrease)
Advertising              $    4,350   $    1,921   $    2,429
Bad debt expense             13,110          ---       13,110
Board of Directors fees      18,000       14,000        4,000
Branch office support        25,000       58,000      (33,000)
Clearing fees               116,754      241,182     (124,428)
Commissions               1,964,680    2,369,145     (404,465)
Consulting fees              81,053       40,236       40,817
Dues and subscriptions       13,297        7,160        6,137
Employee Benefits             2,750          ---        2,750
Meetings and seminars        (6,500)        (471)       6,029
Miscellaneous expense         6,191       17,951      (11,760)
Occupancy costs              74,487       64,722        9,765
Office Expense               31,354       20,854       10,500
Regulatory                   21,006       13,605        7,401
Salaries & Wages            313,800      262,530       51,270
Taxes                        30,973       26,382        4,591
Travel and lodging           50,599       24,123       26,476
Utilities                    26,327       22,296        4,031

Future  Operations

     As of September 30, 1998, FASWMS had approximately 120 registered representatives and is in the process of recruiting several new office locations.

     During the remainder of 1998 and into 1999, management will continue to focus on several growth and expansion related initiatives. These initiatives will include, but are not limited to the following:

     -  Expanded  service  and  marketing  to  "Affinity  Groups",
     -  Possible  secondary  public  offering,
     -  Continued  branch  development  and  expansion,
     -  Registered  investment  advisory  activities
     -  Increased  investment  banking  activities,  and
     -  Implementation  of  market  making  and  proprietary  trading activities

     For approximately two and one half years, the Company has aggressively engaged in, and committed significant financial and personnel resources to an extensive market study and analysis of the viability of marketing, on an exclusive and endorsed basis, various insurance, financial and securities-related products, and other services to members of large medical affinity groups and associations. In this regard, FAS Wealth has established contacts and relationships with various medical associations and affinity groups and has presented comprehensive marketing proposals to specific groups. The Company will continue to develop these relationships along with attempting to establish additional relationships with new groups throughout 1998.

     As of March 13, 1997, the Company had entered into a Letter of Intent with American Healthcare Alliance ("AHA"), the largest nationwide network of Preferred Provider Managed Healthcare Systems and Organizations, whereby the parties agreed to undertake a formal contractual relationship in which FAS Wealth will engage in the marketing, on an endorsed basis, of designated financial services and products as well as other services to physician and healthcare providers who are members of AHA's Preferred Provider Organizations. In this regard, FAS Wealth has obtained an exclusive marketing agreement with the nation's largest provider of a pre-paid tax audit defense program to offer their services to AHA's 180,000 plus physician members on an endorsed basis. The marketing of this program, conducted on a direct mail basis, commenced on February 4, 1997. Pursuant to the terms of the exclusive marketing agreement, the Company receives first year and renewal commissions on the fees paid by the physician members for the service.

     On October 15, 1998 the American Medical Association ("AMA") and AMA Solutions, Inc., a wholly owned subsidiary of the AMA, entered into a contract with TaxResources, Inc.'s pre-paid tax audit defense service for sale and solicitation to its physician members through AMA Solutions, Inc. FASWMS acted as a broker in the transaction and will receive first year and renewal commissions on the sale of the service. Solicitation of AMA physician members for the sale of TaxResources, Inc.'s services should commence during the end of the third quarter or beginning of the fourth quarter of 1998.

Regulatory  Net  Capital

     As a securities broker-dealer, the Company is subject to the net capital rules of the United States Securities and Exchange Commission and similar rules in force in the states where the Company is registered as a securities broker-dealer. The aggregate indebtedness of a securities broker-dealer in relation to its net capital is also subject to Commission rules. Such rules are somewhat complex in the manner that regulatory net capital is computed. In summary, however, the computation of regulatory net capital relates to the stockholder's equity of the Company taking into account deductions from such stockholder's equity which relate to non-allowable assets which are a non-liquid type and reductions in the market value of investment securities owned by the Company in accordance with rule-prescribed "haircuts". Under the rules, the aggregate indebtedness of the Company in relation to its net capital may not exceed a ration of 15 to 1.

     The table set forth below, with respect to the Company, the amount of regulatory net capital and the amount of aggregate indebtedness and the ratio thereof to such regulatory net capital as of September 30, 1998 and 1997:

                                   1998        1997
Net Capital                      $903,823    $131,521
Aggregate Indebtedness             216,685     316,975
Ratio of aggregate indebtedness
    to net capital                .24 to 1   2.41 to 1

Year  2000

     The challenge of the year 2000, is fast approaching for every organization world wide. The regulatory bodies of the securities industry began their response by mandating that all member firms assess its information technology environments and make the necessary changes to insure that automated processes with date-sensitive components will correctly identify "00" as the year 2000, when processing dates on and after January 1, 2000.

The firm has adopted a plan of action which will ensure that not only are the firm's automated systems year 2000 compliance ready, but also those of the third party vendors upon whom the firm relies. The capital costs associated with the assessment and implementation of the firm's plan has been estimated at approximately $50,000 for 1998, $75,000 for 1999, and $50,000 for 2000. These
figures are based upon current operating facilities and are not reflective of potential growth areas that management is considering.



[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



PART II - OTHER INFORMATION

Item 1.    Legal Proceedings.
           Not Applicable

Item 2.    Changes in Securities.
           Reference is made to the S-4 recently filed.

Item 3.    Defaults Upon Senior Securities.
           Not Applicable

Item 4.    Submission of Matters to a Vote of Security Holders.
           Reference is made to the S-4 recently filed.

Item 5.    Other Information.
           FAS Group, Inc., the parent company, and the consolidated financials.

Item 6.    Exhibits and Reports on Form 8-K.
           Not Applicable



[THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]





     In accordance with the requirements of the Exchange Act, the registrant causes this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             FAS  WEALTH  MANAGEMENT
                                     SERVICES,  INC.
Date:__________________

                              By: /s/Guy  S.  Della  Penna
                                     Guy  S.  Della  Penna,  President  and
                                     Chief  Executive  Officer

Date:__________________

                              By: /s/Bonnie  S.  Gilmore

                                     Bonnie  S.  Gilmore,  Senior Vice President
                                     Chief  Financial  Officer  and  Secretary







ITEM 5.  Other Information: Financials of the Parent Company
FAS Group, Inc. and Consolidated Financials

                                            BALANCE SHEET
                                 As of September 30, 1998 (unaudited)

                                           FAS Group, Inc.  FAS Wealth   Eliminations   Consolidated
CURRENT ASSETS
Cash                                                 7,608      43,957            ---         51,565
Accounts receivable from
   correspondent brokers                               ---     253,699            ---        253,699
Accounts receivable from affiliates                    ---      74,923            ---         74,923
Accounts receivable from others                        ---       2,448            ---          2,448
     Total Current Assets                            7,608     375,027            ---        382,635

INVESTMENTS
Marketable Securities                              587,600         ---            ---        587,600
Investments Subsidiary                           1,148,500         ---     (1,148,500)           ---
     TOTAL INVESTMENTS                           1,736,100         ---     (1,148,500)       587,600

FURNITURE, FIXTURES AND EQUIPMENT AT COST
Net of accumulated depreciation                        ---      24,837            ---         24,837

OTHER ASSETS
Organizational costs
   net of accumulated amortization                  57,544         ---            ---         57,544
Deposits with clearing
            organizations                              ---     140,510            ---        140,510
Other deposits                                         ---       1,934            ---          1,934
Trading account                                        ---     851,348            ---        851,348
TOTAL OTHER ASSETS                                  57,544     993,792            ---      1,051,336

TOTAL ASSETS                                     1,801,252   1,393,656     (1,148,500)     3,194,908

LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable                                     1,266      37,211            ---         38,477
Incomes taxes payable                              186,515         ---            ---        186,515
Commissions payable                                    ---     179,474            ---        179,474
                                                   187,781     216,685            ---        404,466

Common stock                                           ---       5,329         (5,329)           ---
Common stock Class A                                 2,664         ---          1,620          4,284
Common stock Class B                                   630         ---            370          1,000
Paid in capital                                  1,248,370   2,331,731     (1,140,885)     2,439,216
Paid in stock warrants                                 750       4,410         (4,276)           884
Retained earnings                                  361,058  (1,164,499)           ---       (803,442)
TOTAL STOCKHOLDERS
           EQUITY                                1,613,472   1,176,971     (1,148,500)     1,641,943

TOTAL STOCKHOLDERS
           EQUITY                                1,801,252   1,393,656   (1,148,500)1      2,046,408

Footnote:
1.  Elimination  and  proforma  calculations.  Proforma  calculations  assumes merger effective as of
September  30,  1998.

ITEM 5.  Other Information: Financials of the Parent Company
FAS Group, Inc. and Consolidated Financials


                                   Statement of Cash Flow
                            As of September 30, 1998 (unaudited)

                                               FAS Group, Inc.   FAS Wealth   Consolidated

CASH FLOW FROM OPERATING ACTIVITIES

Net income (loss)                                      361,058     (218,154)       142,904
Adjustments to reconcile net income to net
   cash used in operating activities                       ---          ---            ---
Depreciation                                               ---        6,817          6,817
(Increase) decrease in operating assets                    ---          ---            ---
Receivable from correspondent brokers                      ---     (139,527)      (139,527)
Receivable - other                                         ---      (31,056)       (31,056)
Deposits                                                   ---      (95,353)       (95,353)
Other assets                                           (57,544)      15,000        (42,544)
Marketable securities                                 (587,600)         ---       (587,600)

Increase (decrease) in operating liabilities
Accounts payable                                       187,780      (69,663)       118,117
Commissions payable                                        ---       78,183         78,183

Net cash provided by (used in)
      operating activities                             (96,306)    (453,753)      (550,059)


CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of assets                                         ---       (4,311)        (4,311)
Trading account                                            ---     (851,348)      (851,348)
Investment - subsidiary                             (1,148,500)         ---     (1,148,500)
Net cash provided by (used in)
      investing activities                          (1,148,500)    (855,659)    (2,004,159)

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock                             1,502,544    1,246,667      2,749,211
Cash paid for syndication costs                       (250,130)     (20,477)      (270,607)

Net cash provided by (used in)
      financing activities                           1,252,414    1,226,190      2,478,604

NET INCREASE (DECREASE) IN CASH                          7,608      (83,222)       (75,614)
CASH AT BEGINNING OF PERIOD                                ---      127,179        127,179
CASH AT END OF PERIOD                                    7,608       43,957         51,565


ITEM 5.  Other Information: Financials of the Parent Company
FAS Group, Inc. and Consolidated Financials

                                Income Statement
                      As of September 30, 1998 (unaudited)



                              FAS Group, Inc.  FAS Wealth   Consolidated
REVENUE
Commissions                               ---   1,834,265      1,834,265
Underwriting fees                         ---     209,920        209,920
RIA income                                ---     171,858        171,858
Trading profits                           ---     227,777        227,777
Other income                              745     132,596        133,341
Consulting fees                     1,200,000         ---      1,200,000
TOTAL REVENUE                       1,200,745   2,576,416      3,777,161

EXPENSES
Advertising                               ---       4,350          4,350
Bad debt expense                          ---      13,110         13,110
Board of director fees                    ---      18,000         18,000
Branch office support                     ---      25,000         25,000
Clearing charges                          ---     116,754        116,754
Commissions                               ---   1,964,680      1,964,680
Consulting fees                        30,000      81,053        111,053
Dues and subscriptions                    ---       6,297          6,297
Depreciation                              ---       7,769          7,769
Employee benefits                         ---       2,750          2,750
Insurance                                 ---       8,091          8,091
Loss on investment                    612,400         ---        612,400
Meetings and seminars                     ---      (6,500)        (6,500)
Miscellaneous                           2,032       6,191          8,223
Occupancy costs                         3,477      74,487         77,964
Office expense                            ---      29,962         29,962
Regulatory                                ---      14,814         14,814
Rental equipment                          ---       6,065          6,065
Salaries and wages                        ---     313,800        313,800
Taxes                                   4,810      30,973         35,783
Travel and lodging                        ---      50,599         50,599
Utilities                                 453      26,327         26,780
TOTAL OPERATING EXPENSES              653,172   2,794,572      3,447,744

OPERATING INCOME (LOSS)               547,573    (218,154)       329,419

PROVISION FOR INCOME TAXES            186,515         ---            ---

NET INCOME (LOSS)                     361,058    (218,154)     329,419 3

NET INCOME (LOSS) PER SHARE              .111     (0.08)2            .08

Footnotes:
1.  Per  share  is  based on 3,294,000 shares outstanding at September 30, 1998.
2.  Per  share  is  based on 2,664,570 shares outstanding at September 30, 1998.
3. Net income of $329,419 takes into consideration the net loss carry forward resulting in a zero tax liability at September 30, 1998.

PART  II

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  20.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Section 145 of the DGCL applies to FAS and FAS Wealth, and the relevant portion of the DGCL provides as follows:

145. Indemnification of Officers, Directors, Employees and Agents; Insurance. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

The FAS Certificate of Incorporation limits the liability of directors (in their capacity as directors, but not in their capacity as officers) to FAS or its stockholders to the fullest extent permitted by the DGCL, as amended. Specifically, no director of FAS will be personally liable to FAS or its stockholders for monetary damages for breach of the director's fiduciary duty as a director, except as provided in Section 102 of the DGCL for liability: (i) for any breach of the director's duty of loyalty to FAS or its stockholders; (ii) for acts or omissions not in good faith and which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the FAS Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such action, if successful, might otherwise have benefited FAS and its stockholders.

Under the FAS Certificate of Incorporation and in accordance with Section 145 of the DGCL, FAS will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of FAS) by reason of the fact that such person was or is a director or officer of FAS, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of FAS, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such acts were unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to FAS, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper. FAS will indemnify, pursuant to the standard enumerated in Section 145 of the DGCL, any past or present officer or director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed derivative action by or in the right of FAS.

The Certificate of Incorporation of FAS provides that FAS may pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above in advance of their final disposition, provided that, if the DGCL so requires, such indemnified person agrees to reimburse FAS if it is ultimately determined that such person is not entitled to indemnification. The FAS Certificate of Incorporation also allows FAS, in its sole discretion, to indemnify any person who is or was one of its employees and agents to the same degree as the foregoing indemnification of directors and officers. To the extent that a director, officer, employee or agent of FAS has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In addition FAS may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of FAS or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not FAS would have the power or obligation to indemnify such person against such liability under the provisions of the DGCL. FAS maintains insurance for the benefit of FAS's officers and directors insuring such persons against certain liabilities, including civil liabilities under the securities laws. Additionally, FAS has entered into indemnification agreements with each of the Directors of FAS, which, among other things, provides that FAS will indemnify such Directors to the fullest extent permitted by the FAS Certificate of Incorporation and the DGCL and will advance expenses of defending claims against such Directors.

ITEM  21.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES

(a) Reference is made to the exhibit index immediately following the signature page to the Registration Statement.

(b) The Schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

(c) The following opinions are included in the Information Statement/Prospectus as indicated:

NONE

ITEM  22.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

1.     (a)     To  file,  during  any  period in which offers or sales are being made,  a  post-effective  amendment  to  this  registration  statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Information Statement/Prospectus, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4. That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

7. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became Effective.


SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on the 21st day of January, 1999.


FAS GROUP, INC.



By: /s/Jack A. Alexander
       Jack A. Alexander, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the dates indicated by the following persons in the capacities indicated.


BY: /S/JACK  A.  ALEXANDER                 BY: /S/BONNIE  S.  GILMORE
       JACK  A. ALEXANDER                         BONNIE S. GILMORE, SENIOR VICE
      CHIEF  EXECUTIVE  OFFICER, DIRECTOR         PRESIDENT, CHIEF FINANCIAL
                                                  OFFICER,  CHIEF ACCOUNTING
                                                  OFFICER  AND  SECRETARY



/S/GUY  S.  DELLA  PENNA                    /S/DENNIS  SCHROEDER
   GUY  S.  DELLA  PENNA                       DENNIS  SCHROEDER,  DIRECTOR
   Chief Operating Officer, Director



/S/ROBERT  E.  WINDOM,  M.D.
   ROBERT  E.  WINDOM,  M.D.,  DIRECTOR


                                INDEX OF EXHIBITS

EXHIBIT DESCRIPTION
NUMBER
2.1     AGREEMENT  AND  PLAN OF MERGER BETWEEN BY AND AMONG FAS GROUP, INC., FAS
        WEALTH  DELAWARE  AND  FAS  WEALTH AND CERTAIN STOCKHOLDERS OF FAS WEALTH, DATED
        MARCH  7,  1998  (INCORPORATED  BY  REFERENCE  TO  ANNEX  A  TO  THE INFORMATION
        STATEMENT/PROSPECTUS).  **
3.1     CERTIFICATE  OF  INCORPORATION  OF  FAS  GROUP,  INC.  (INCORPORATED  BY
        REFERENCE  TO  ANNEX  B  TO  THE  INFORMATION  STATEMENT/PROSPECTUS).  **
3.2     CERTIFICATE  OF  INCORPORATION  OF  FAS  WEALTH  DELAWARE  **
3.3     BY  LAWS  OF  FAS  GROUP,  INC.  **
3.4     BY  LAWS  OF  FAS  WEALTH  DELAWARE  **
4.1     CERTIFICATE  OF  DESIGNATIONS  OF  CLASS  A  CONVERTIBLE  EXCHANGEABLE
        PREFERRED  STOCK***
4.2     COMMON  STOCK  WARRANT  TO  FMC  CAPITAL  MARKETS,  INC.  **
4.3     FAS GROUP, INC. STOCK INCENTIVE PLAN (INCORPORATED BY REFERENCE TO ANNEX
        C  TO  THE  INFORMATION  STATEMENT/PROSPECTUS)  **
5.1     OPINION  OF  SONFIELD  &  SONFIELD  RE:  LEGALITY  OF  SECURITIES**
8.1     OPINION  OF  SONFIELD  &  SONFIELD  RE:  TAX  MATTERS**
10.1    LETTER  OF  INTENT  DATED  JULY  4,  1998 WITH UNITED STATES REFINING &
        PETROCHEMICALS,  INC.  ***
11.1    STATEMENT  RE:  COMPUTATION  OF  PER  SHARE  EARNINGS****
12.1    STATEMENTS  RE:  COMPUTATION  OF  RATIOS****
15.1    LETTER  RE:  UNAUDITED  INTERIM  FINANCIAL  INFORMATION****
23.1    CONSENT  OF  HARPER  &  PEARSON  COMPANY**
23.2    CONSENT  OF  BOBBITT,  PITTENGER  &  COMPANY,  P.A.  **
23.2    CONSENT  OF  SONFIELD  &  SONFIELD  (INCLUDED  IN  EXHIBIT  5.1)  **

_________________________________
**  PREVIOUSLY  FILED.
***  DELETED.
****  TO  BE  FILED  BY  AMENDMENT.